EXHIBIT 10.2
CREDIT AND GUARANTY AGREEMENT

Among
DELTA AIR LINES, INC.,
as Borrower,
and
THE SUBSIDIARIES OF THE BORROWER NAMED HEREIN,
as Guarantors
and
THE LENDERS PARTY HERETO,
and
BARCLAYS BANK PLC,
as Administrative Agent
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee
DEUTSCHE BANK SECURITIES INC.
and
UBS SECURITIES LLC
as Co-Syndication Agents
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
CITIGROUP GLOBAL MARKETS INC.
as Co-Documentation Agents

and
BARCLAYS BANK PLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
CITIGROUP GLOBAL MARKETS INC.,
DEUTSCHE BANK SECURITIES INC.,
and
UBS SECURITIES LLC
as Joint Lead Arrangers

and
BARCLAYS BANK PLC,
BNP PARIBAS SECURITIES CORP.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
CITIGROUP GLOBAL MARKETS INC.,
CREDIT SUISSE SECURITIES (USA) LLC,
DEUTSCHE BANK SECURITIES INC.,
GOLDMAN SACHS BANK USA,
J.P. MORGAN SECURITIES LLC,
MORGAN STANLEY SENIOR FUNDING, INC.
and
UBS SECURITIES LLC
as Joint Bookrunners

Dated as of October 18, 2012

i

INDEX OF APPENDICES
Annexes
Annex A        -    Commitments and Notice Addresses for Lenders
Exhibits
Exhibit A        -    Form of Security Agreement
Exhibit B        -    Form of Collateral Trust Agreement
Exhibit C        -    Form of Routes and Slots Utilization Certificate
Exhibit D        -    Form of Instrument of Assumption and Joinder
Exhibit E         -    Form of Assignment and Acceptance
Exhibit F        -    Form of Prepayment Notice
Schedules
Schedule 1.01(a)    -    Immaterial Subsidiaries
Schedule 1.01(b)    -    Pacific Routes
Schedule 3.06        -    Ownership
Schedule 3.10        -    Pacific Route FAA Slots
Schedule 3.14        -    ERISA
Schedule 6.03        -    Indebtedness
Schedule 6.08        -    Transactions with Affiliates

CREDIT AND GUARANTY AGREEMENT
Dated as of October 18, 2012

CREDIT AND GUARANTY AGREEMENT, dated as of October 18, 2012, among DELTA AIR LINES, INC., a Delaware corporation (the “Borrower”), the direct and indirect Domestic Subsidiaries of the Borrower from time to time party hereto (each, a “Guarantor,” and, collectively, the “Guarantors”), each of the Lenders from time to time party hereto, BARCLAYS BANK PLC (“Barclays”), as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as collateral trustee for the Secured Parties (together with its permitted successors in such capacity, the “Collateral Trustee”), BARCLAYS BANK PLC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CITIGROUP GLOBAL MARKETS INC., DEUTSCHE BANK SECURITIES INC. and UBS SECURITIES LLC, as joint lead arrangers, BARCLAYS BANK PLC, BNP PARIBAS SECURITIES CORP., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CITIGROUP GLOBAL MARKETS INC., CREDIT SUISSE SECURITIES (USA) LLC, DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA, J.P. MORGAN SECURITIES LLC, MORGAN STANLEY SENIOR FUNDING, INC. AND UBS SECURITIES LLC, as joint bookrunners (in such capacities, the “Arrangers”), DEUTSCHE BANK SECURITIES INC. and UBS SECURITIES LLC, as co-syndication agents (in such capacities, the “Syndication Agents”), and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and CITIGROUP GLOBAL MARKETS INC., as co-documentation agents (in such capacities, the “Documentation Agents”).
INTRODUCTORY STATEMENT
The Borrower has applied to the Lenders for a loan facility of up to $1,950,000,000 comprised of (a) a revolving credit and revolving letter of credit facility in an aggregate principal amount not to exceed $450,000,000 as set forth herein, (b) a term loan B-1 facility in an aggregate principal amount of $1,100,000,000 as set forth herein and (c) a term loan B-2 facility in an aggregate principal amount of $400,000,000 as set forth herein, all of the Borrower's obligations under each of which are to be guaranteed by the Guarantors.
The proceeds of the Loans and cash on hand, will be used to repay amounts outstanding under the Existing Credit Facilities and the Existing Secured Notes, to pay related transaction costs, fees and expenses, and for working capital and other general corporate purposes of the Borrower and its Subsidiaries.
To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Borrower and the Guarantors will, among other things, provide to the Administrative Agent, the Collateral Trustee and the Lenders the following (each as more fully described herein):
(a)    a guaranty from each of the Guarantors of the due and punctual payment and performance of the Obligations of the Borrower pursuant to Section 9 hereof; and
(b)    a security interest in the Collateral from the Borrower and each other Grantor (if any) pursuant to the Collateral Documents.
Accordingly, the parties hereto hereby agree as follows:

SECTION 1.

DEFINITIONS

SECTION 1.01        Defined Terms.

“ABR” shall mean, when used in reference to any Loan or Borrowing, a reference to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Account Control Agreements” shall mean each three-party control agreement entered into by any Grantor, the Collateral Trustee and a financial institution which maintains one or more deposit accounts or securities accounts that have been pledged to the Collateral Trustee as Collateral hereunder, in each case in form and substance reasonably satisfactory to the Collateral Trustee and as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Additional Collateral” shall mean (a) cash and Permitted Investments pledged to the Collateral Trustee (and subject to an Account Control Agreement), and (b) Routes, Slots and/or gate leaseholds of the Borrower or any other Grantor designated by the Borrower as “Additional Collateral” and pledged to the Collateral Trustee pursuant to arrangements reasonably satisfactory to the Administrative Agent and the Collateral Trustee, and all of which assets shall (i) (other than Additional Collateral of the type described in clause (a) above) be valued by a new Appraisal Report at the time the Borrower designates such assets as Additional Collateral and (ii) as of any date of determination, be subject to a perfected first priority (subject to Permitted Collateral Liens) Lien in favor of the Collateral Trustee and otherwise subject only to Liens permitted under Section 6.01.
“Administrative Agent” shall have the meaning set forth in the first paragraph of this Agreement.
“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a “Controlled Person”) shall be deemed to be “controlled by” another Person (a “Controlling Person”) if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise; provided that the PBGC shall not be an Affiliate of the Borrower or any Guarantor.
“Agents” shall mean the Administrative Agent, the Collateral Trustee, the Syndication Agents, the Documentation Agents and the Arrangers.
“Agreement” shall mean this Credit and Guaranty Agreement, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Aggregate Exposure” shall mean, with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans then outstanding and (ii) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage” shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Airport Authority” shall mean any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the sum of the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the sum of the one-month LIBO Rate in effect on such day plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the one-month LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the one-month LIBO Rate, respectively.
“Anti-Money Laundering Laws” shall mean any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to a Loan Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001 (Title III of Pub. L. 107-56) (the “Patriot Act”) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1829b and 1951-1959).
“Applicable Appraisal Discount Rate” shall mean, on the date of any valuation done in connection with an Appraisal Report, 11.5%.
“Applicable Margin” shall mean the rate per annum set forth under the relevant column heading below:

	ABR Loans	Eurodollar Loans
Revolving Loans	3.0%	4.0%
Term B-1 Loans	3.0%	4.0%
Term B-2 Loans	2.0%	3.0%

“Appraisal Report” shall mean (i) the Initial Appraisal Report and (ii) any other appraisal prepared by the Appraiser in form and substance reasonably satisfactory to the Administrative Agent, which certifies, at the time of determination, the Appraised Value of the applicable Collateral described therein.
“Appraised Value” shall mean, as of any date of determination, the sum of (i) the current fair market value of all Collateral (other than cash and Permitted Investments pledged as Additional Collateral) as reflected in the most recent Appraisal Report obtained in respect of such Collateral in accordance with this Agreement, utilizing (in the case of any Routes) the Applicable Appraisal Discount Rate, and (ii) 160% of the amount of cash and Permitted Investments pledged on such date as Additional Collateral.
“Appraiser” shall mean, from time to time, Morton, Beyer & Agnew or such other independent appraisal firm reasonably satisfactory to the Administrative Agent and the Borrower at the time of delivery of any Appraisal Report.

“Approved Fund” shall have the meaning set forth in Section 10.02(b).
“ARB Indebtedness” shall mean, with respect to the Borrower or any of its Subsidiaries, without duplication, all Indebtedness or obligations of the Borrower or such Subsidiary created or arising with respect to any limited recourse revenue bonds issued for the purpose of financing or refinancing improvements to, or the construction or acquisition of, airport and other related facilities and equipment, the use or construction of which qualifies and renders interest on such bonds exempt from certain federal or state taxes.
“Arrangers” shall have the meaning set forth in the first paragraph of this Agreement.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.02), and accepted by the Administrative Agent, substantially in the form of Exhibit E.
“Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
“Barclays” shall have the meaning set forth in the first paragraph of this Agreement.
“Benefits Plans” shall have the meaning set forth in Section 6.07(gg).
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Borrower” shall have the meaning set forth in the first paragraph of this Agreement.
“Borrowing” shall mean the incurrence, conversion or continuation of Loans of a single Type made from all the Revolving Lenders, the Term B-1 Lenders or the Term B-2 Lenders, as the case may be, on a single date and having, in the case of Eurodollar Loans, a single Interest Period.
“Borrowing Request” shall mean a request by the Borrower, executed by a Responsible Officer of the Borrower, for a Borrowing in accordance with Section 2.03.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized to remain closed (and, for a Letter of Credit, other than a day on which the Issuing Lender issuing such Letter of Credit is closed); provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.
“Business Plan” shall mean a business plan of the Borrower and its Subsidiaries, including annual projections through December 31, 2015, dated October 1, 2012.
“Cahill” shall have the meaning set forth in Section 10.04(a).
“Capital Asset Sale” shall have the meaning set forth in the definition of “EBITDAR.”
“Capitalized Lease” shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP. The amount of obligations of such Person under a Capitalized Lease shall be the capitalized amount thereof determined in accordance with GAAP. For the avoidance of doubt, the classification of future lease arrangements will be made based on GAAP as in effect as of the Closing Date and not GAAP in effect at any future date subsequent to the Closing Date.
“Cash Collateralization” shall have the meaning set forth in Section 2.02(j).
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as heretofore and hereafter amended.
“Change in Law” shall mean, after the date hereof, (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law (including pursuant to any treaty or, for purposes of Section 5.09, any other agreement governing the right to fly international routes), rule or regulation or in the interpretation or application thereof by any Governmental Authority, Airport Authority, or Foreign Aviation Authority after the date of this Agreement applicable to the Borrower or any of the Guarantors or (c) compliance by any Lender or Issuing Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.
“Change of Control” shall mean (a) the acquisition after the Closing Date of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) during any period of 12 consecutive months (or, in the first 12 months after the date of this Agreement, during the period beginning on the date of this Agreement and ending on such date of determination), a majority of the board of directors (excluding vacant seats) of the Borrower shall cease to consist of Continuing Directors; or (c) any “change of control” or similar event under any Pari Passu Senior Secured Debt Documents or Junior Secured Debt Documents shall occur.
“Class,” when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing are Revolving Loans, Term B-1 Loans, Term B-2 Loans or Incremental Term Loans that are not Term B-1 or Term B-2 Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Term B-1 Loan Commitment or Term B-2 Loan Commitment.
“Closing Date” shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans or the issuance of the initial Letters of Credit (whichever may occur first) set forth in Section 4.01 have been satisfied or waived.
“Closing Date Transactions” shall mean the Transactions other than (x) the borrowing of Loans after the Closing Date and the use of the proceeds thereof, and (y) the request for and issuance of Letters of Credit hereunder after the Closing Date.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“Collateral” shall mean, collectively, (i) all assets and properties of the Borrower and the Guarantors now owned or hereafter acquired upon which Liens have been granted to the Collateral Trustee to secure the Obligations, the Pari Passu Senior Secured Debt or the Junior Secured Debt, including without limitation all of the “Collateral” as defined in the Security Agreement, which as of the Closing Date shall include, without limitation, the Pacific Routes, the Pacific Route Slots and the Pacific Route Gate Leaseholds of the Borrower and the Guarantors, and (ii) the Letter of Credit Account, all amounts on deposit therein and all proceeds thereof.
“Collateral-Acquiring Subsidiary” shall have the meaning set forth in Section 5.14.
“Collateral Coverage Ratio” shall have the meaning set forth in Section 6.06.
“Collateral Documents” shall mean, collectively, the Security Agreement, the Account Control Agreements, the Collateral Trust Agreement, and other agreements, instruments or documents that create or purport to create a Lien in favor of the Collateral Trustee or the Administrative Agent for the benefit of the Secured Parties.
“Collateral Trust Agreement” shall mean that certain Collateral Trust Agreement dated as of the Closing Date in substantially the form of Exhibit B, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time in accordance with the terms thereof.
“Collateral Trustee” shall have the meaning set forth in the first paragraph of this Agreement.
“Commitment” shall mean, as to any Lender, the sum of the Revolving Commitment, the Term B-1 Loan Commitment and the Term B-2 Loan Commitment of such Lender or any combination thereof (as the context requires), it being understood that the “Term B-1 Loan Commitment” and the “Term B-2 Loan Commitment” of a Lender shall remain in effect until the Term Loans have been funded in full in accordance with this Agreement.
“Commitment Fee” shall have the meaning set forth in Section 2.20(a).
“Commitment Fee Rate” shall mean ¾ of 1% per annum.
“Connection Carrier” shall mean any regional carrier that operates flights using the “DL” or “NW” designation code pursuant to contractual arrangements with the Borrower.
“Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, engaged in any other transaction pursuant to, received or perfected a security interest under or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Consolidated Net Income” shall mean, with respect to any specified Person for any period, the aggregate of the net income (or net loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of pre-

ferred stock dividends; provided that (a) all extraordinary gains (but not losses) and all gains (but not losses) realized in connection with any Capital Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded therefrom; (b) the net income (but not net loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included therein only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or Subsidiary of the Person; (c) the net income (but not net loss) of any Subsidiary will be excluded therefrom to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; (d) the cumulative effect of a change in accounting principles will be excluded therefrom; and (d) the effect of non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 will be excluded therefrom.
“Continuing Directors” shall mean, as of any date or for any period of determination, any member of the board of directors of the Borrower who (1) was a member of such board of directors on the first day of such period; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.
“Controlled Person” shall have the meaning set forth in the definition of “Affiliate.”
“Controlling Person” shall have the meaning set forth in the definition of “Affiliate.”
“Defaulting Lender” shall mean, at any time, any Revolving Lender that (a) has failed to fund any portion of the Revolving Loans or participations in any Letter of Credit required to be funded hereunder within two (2) Business Days of the date required to be funded by it hereunder, unless the subject of a good faith dispute or subsequently cured, (b) has otherwise failed to pay over to the Administrative Agent or any Lender (or its banking Affiliates) any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute or subsequently cured, or (c) has been, or has had its Parent Company, deemed insolvent or become the subject of a bankruptcy or insolvency proceeding; provided that any such insolvency shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interest in any Lender or its Parent Company by a Governmental Authority or an instrumentality thereof. Any determination by the Administrative Agent that a Revolving Lender is a Defaulting Lender under any of clauses (a) through (c) above will be conclusive and binding absent manifest error, and such Revolving Lender will be deemed to be a Defaulting Lender upon notification of such determination by the Administrative Agent to the Borrower, the Issuing Lender and the Revolving Lenders.
“Delta Connection program” means carriers that provide lift capacity for the Borrower pursuant to capacity purchase agreements or similar agreements.
“Designated Banking Product Agreement” shall mean any agreement evidencing Designated Banking Product Obligations entered into by the Borrower and any Person that, at the time such Person entered into such agreement, was a Lender or a banking Affiliate of a Lender, in each case designated by the relevant Lender and the Borrower, by written notice to the Administrative Agent, as a “Designated Banking Product Agreement”; provided that so long as any Revolving Lender is a Defaulting Lender, such Revolving Lender shall not have any rights hereunder with respect to any Designated Banking Product Agreement entered into while such Revolving Lender was a Defaulting Lender.

“Designated Banking Product Obligations” shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services and automated clearing house transfers of funds services provided by a Lender or any of its banking Affiliates, including obligations for the payment of fees, interest, charges, expenses, attorneys' fees and disbursements in connection therewith, in each case as designated by the Borrower and such Lender (or such banking Affiliate) from time to time by written notice to the Administrative Agent as constituting “Designated Banking Product Obligations,” which notice shall include (i) a copy of an agreement providing an agreed-upon maximum amount of Designated Banking Product Obligations that can be included as Obligations, and (ii) the acknowledgment of such Lender (or such banking Affiliate) that its security interest in the Collateral securing such Designated Banking Product Obligations shall be subject to the Collateral Trust Agreement and the other Loan Documents; provided that, after giving effect to such designation, the aggregate agreed-upon maximum amount of all “Designated Banking Product Obligations” included as Obligations, together with the aggregate agreed-upon maximum amount of all “Designated Hedging Obligations” included as Obligations, shall not exceed $250,000,000 in the aggregate.
“Designated Hedging Agreement” shall mean any Hedging Agreement entered into by the Borrower and any Person that, at the time such Person entered into such Hedging Agreement, was (i) a Lender or an Affiliate of a Lender or (ii) a lender or an affiliate of a lender under the Existing Credit Facilities (so long as such Person was a Lender or an Affiliate of a Lender on the Closing Date) and, in each case as designated by the relevant Lender (or Affiliate of a Lender) and the Borrower, by written notice to the Administrative Agent, as a “Designated Hedging Agreement,” which notice shall include a copy of an agreement providing for (i) a methodology agreed to by the Borrower, such Lender or Affiliate of a Lender, and the Administrative Agent for reporting the outstanding amount of Designated Hedging Obligations under such Designated Hedging Agreement from time to time, (ii) an agreed-upon maximum amount of Designated Hedging Obligations under such Designated Hedging Agreement that can be included as Obligations, and (iii) the acknowledgment of such Lender or Affiliate of a Lender that its security interest in the Collateral securing such Designated Hedging Obligations shall be subject to the Collateral Trust Agreement and the other Loan Documents; provided that, after giving effect to such designation, the aggregate agreed-upon maximum amount of all “Designated Hedging Obligations” included as Obligations, together with the aggregate agreed-upon maximum amount of all “Designated Banking Product Obligations” included as Obligations, shall not exceed $250,000,000 in the aggregate; provided, further, that so long as any Revolving Lender is a Defaulting Lender, such Revolving Lender shall not have any rights hereunder with respect to any Designated Hedging Agreement entered into while such Revolving Lender was a Defaulting Lender.
“Designated Hedging Obligations” shall mean, as applied to any Person, all Hedging Obligations of such Person under Designated Hedging Agreements; it being understood and agreed that, on any date of determination, the amount of such Hedging Obligations under any Designated Hedging Agreement shall be determined based upon the “settlement amount” (or similar term) as defined under such Designated Hedging Agreement or, with respect to a Designated Hedging Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any termination payments then due and payable) under such Designated Hedging Agreement.
“Disposition” shall mean, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Documentation Agent” shall have the meaning set forth in the first paragraph of this Agreement.

“Dollars” and “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean any Subsidiary of the Borrower (a) that was formed under the laws of the United States or any state of the United States or the District of Columbia, other than any Subsidiary (i) that is a Subsidiary of a “controlled foreign corporation” as defined in Section 957 of the Code or (ii) substantially all of the assets of which are equity interests in a “controlled foreign corporation” as defined in Section 957 of the Code, or (b) that guarantees, pledges any property or assets to secure, or otherwise becomes obligated under any Pari Passu Senior Secured Debt or Junior Secured Debt.
“DOT” shall mean the United States Department of Transportation and any successor thereto.
“Dutch Auction” shall mean an auction of Term Loans conducted pursuant to Section 10.02(g) to allow the Borrower to prepay Term Loans at a discount to par value and on a non-pro rata basis, in each case in accordance with the applicable Dutch Auction Procedures.
“Dutch Auction Procedures” shall mean, with respect to a purchase of Term Loans by the Borrower pursuant to Section 10.02(g), Dutch auction procedures as reasonably agreed upon by the Borrower and the Administrative Agent.
“EBITDAR” shall mean, for any period, all as determined in accordance with GAAP, without duplication, an amount equal to (a) the consolidated net income (or net loss) of the Borrower and its Subsidiaries for such period, plus (b) the sum of (i) any provision for income taxes, (ii) Interest Expense for such period, (iii) extraordinary, non-recurring or unusual losses for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any employee of the Borrower or its Subsidiaries of any Equity Interests, (vii) depreciation, amortization and aircraft rent expense for such period, (viii) any aggregate net loss during such period arising from a Capital Asset Sale (as defined below), (ix) all other non-cash charges for such period, (x) any losses arising under fuel hedging arrangements during such period, and (xi) costs and expenses, including fees, incurred directly in connection with the consummation of the transactions contemplated under the Loan Documents, in the case of each of subclauses (i) through (xi) of this clause (b), to the extent included in the calculation of consolidated net income of the Borrower and its Subsidiaries for such period in accordance with GAAP, minus (c) the sum of (i) income tax credits, (ii) interest income, (iii) extraordinary, non-recurring or unusual gains for such period, (iv) any aggregate net gain during such period arising from the sale, exchange or other disposition of capital assets by the Borrower or its Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) (a “Capital Asset Sale”), (v) any gains arising under fuel hedging arrangements during such period, and (vi) any other non-cash gains that have been added in determining consolidated net income, in the case of each of subclauses (i) through (vi) of this clause (c), to the extent included in the calculation of consolidated net income of the Borrower and its Subsidiaries for such period in accordance with GAAP. For purposes of this definition, the following items shall be excluded in determining consolidated net income of the Borrower and its Subsidiaries: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, the Borrower or any of its Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent any such income has actually been received by the Borrower or such Subsidiary, as applicable, in the form of cash dividends or distributions; (3) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (4) any write-up of any asset; (5) any net gain from the collection of the proceeds of life insurance policies; (6) any net gain arising from the acquisition of any securi-

ties, or the extinguishment, under GAAP, of any Indebtedness, of the Borrower or any of its Subsidiaries; (7) in the case of a successor to the Borrower by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (8) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition of such Subsidiary over the cost to the Borrower or any of its Subsidiaries of the investment in such Subsidiary.
“Economic Sanctions Laws” shall mean (i) the Trading with the Enemy Act (50 U.S.C. App. §§ 5(b) and 16, as amended), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1706, as amended) and Executive Order 13224 (effective September 24, 2001), as amended and (ii) any and all other laws, orders, executive orders, decrees, rules, regulations, statutes, or treaties applicable to a Loan Party, its Subsidiaries or Affiliates relating to economic sanctions and terrorism financing.
“Eligible Assignee” shall mean (a) a commercial bank having total assets in excess of $1,000,000,000, (b) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Administrative Agent, which in the ordinary course of business extends credit of the type contemplated herein or invests therein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, (c) any Lender or any Affiliate of any Lender, (d) an Approved Fund, (e) any other financial institution reasonably satisfactory to the Administrative Agent and (f) solely with respect to assignments of Term Loans and solely to the extent permitted pursuant to Section 10.02(g), the Borrower.
“Embargoed Person” shall mean (i) any country or territory that is the subject of a sanctions program administered by the U.S. Treasury Department's Office of Foreign Assets Control (“OFAC”) or (ii) any party that (w) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC, (x) is a “designated national” pursuant to OFAC's Cuban Assets Control Regulations (31 C.F.R. 515.305), (y) resides, is organized or chartered, or has a place of business in a country or territory that is the subject of a sanctions program administered by OFAC or (z) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act or the Trading With the Enemy Act.
“Environmental Laws” shall mean all laws (including common law), statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or legally binding requirements or agreements issued, promulgated or entered into by or with any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the handling, treatment, storage, disposal, Release or threatened Release of, or the exposure of any Person (including employees) to, any pollutants, contaminants or any toxic, radioactive or otherwise hazardous materials.
“Environmental Liability” shall mean any liability, contingent or otherwise, (including any liability for damages, natural resource damage, costs of environmental investigation, remediation or monitoring, administrative oversight, costs, fines or penalties) resulting from or based upon (a) violation of any Environmental Law or requirement of any Airport Authority relating to environmental matters, (b) the generation, use, handling, transportation, storage, treatment, disposal or the arrangement for disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement, lease or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permits” shall mean any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization issued pursuant to or required under any Environmental Law or by any Airport Authority with respect to environmental matters.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person (whether direct or indirect), and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as (i) a single employer under Section 414(b) or (c) of the Code, or (ii) solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code, or that is under common control with the Borrower within the meaning of Section 4001 of ERISA.
“Escrow Accounts” shall mean (1) accounts of the Borrower or any Subsidiary, solely to the extent any such accounts hold funds set aside by the Borrower or any Subsidiary to manage the collection and payment of amounts collected, withheld or incurred by the Borrower or such Subsidiary for the benefit of third parties relating to: (a) federal income tax withholding and backup withholding tax, employment taxes, transportation excise taxes and security related charges, (b) any and all state and local income tax withholding, employment taxes and related charges and fees and similar taxes, charges and fees, including, but not limited to, state and local payroll withholding taxes, unemployment and supplemental unemployment taxes, disability taxes, workman's or workers' compensation charges and related charges and fees, (c) state and local taxes imposed on overall gross receipts, sales and use taxes, fuel excise taxes and hotel occupancy taxes, (d) passenger facility fees and charges collected on behalf of and owed to various administrators, institutions, authorities, agencies and entities, (e) other similar federal, state or local taxes, charges and fees (including without limitation any amount required to be withheld or collected under applicable law) and (f) other funds held in trust for, or otherwise segregated for the benefit of, an identified beneficiary; in each case, held in escrow accounts, trust funds or other segregated accounts, plus accrued interest; or (2) accounts, capitalized interest accounts, debt service reserve accounts, escrow accounts and other similar accounts or funds established in connection with the ARB Indebtedness.
“Eurodollar”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.
“Eurodollar Tranche” shall mean the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
“Event of Default” shall have the meaning set forth in Section 7.01.
“Excluded Subsidiary” shall mean each Restricted Captive Insurance Company Subsidiary, Comair Holdings, LLC, Comair Services, Inc., Comair, Inc. and Regional Elite Airline Services, LLC.
“Excluded Taxes” shall mean, with respect to any Recipient, (a) Taxes imposed on or measured by net income, franchise Taxes imposed in lieu of net income Taxes, and branch profits Taxes, in each case, that are Connection Taxes, (b) any withholding tax that is imposed on amounts payable to such Recipient at the time such Recipient becomes a party to this Agreement or designates a new lending office, except to the extent that such Recipient (or its assignor, if any) was entitled, at the time of designa-

tion of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a), (c) Taxes attributable to such Recipient's failure to comply with Section 2.16(e), and (d) withholding Taxes imposed under FATCA.
“Existing Credit Facilities” shall mean the senior secured credit facilities under the Credit and Guaranty Agreement, dated as of September 28, 2009, among the Borrower, the guarantors party thereto, Citibank, N.A., as administrative agent thereunder, and the lenders from time to time party thereto, as amended from time to time through the date hereof.
“Existing Revolver Tranche” shall have the meaning set forth in Section 2.28(b).
“Existing Secured Notes” shall mean (a) the 9.5% Senior Secured Notes due 2014 of the Borrower issued on September 28, 2009 and (b) the 11.75% Senior Second Lien Notes due 2015 of the Borrower issued on September 28, 2009.
“Existing Term Loan Tranche” shall have the meaning set forth in Section 2.28(a).
“Extended Revolving Credit Commitments” shall have the meaning set forth in Section 2.28(b).
“Extended Term Loans” shall have the meaning set forth in Section 2.28(a).
“Extending Revolving Lender” shall have the meaning set forth in Section 2.28(c).
“Extending Term Lender” shall have the meaning set forth in Section 2.28(c).
“Extension Amendment” shall have the meaning set forth in Section 2.28(d).
“Extension Election” shall have the meaning set forth in Section 2.28(c).
“Extension Request” shall mean a Revolver Extension Request or Term Loan Extension Request, as the case may be.
“FAA” shall mean the Federal Aviation Administration of the United States of America and any successor thereto.
“FAA Slot” shall mean, at any time, all of the rights and operational authority of the Borrower or any of the Guarantors, now held or hereafter acquired, to conduct one Instrument Flight Rule (as defined under the FAA regulations) landing or takeoff operation during a specific hour or half-hour period at any slot-constrained or high density traffic airport in the United States (other than JFK) pursuant to FAA regulations, including Title 14.
“Facility” shall mean each of (a) the Revolving Commitments and the Revolving Loans made thereunder (the “Revolving Facility”), (b) the Term B-1 Loan Commitments and the Term B-1 Loans made thereunder (the “Term B-1 Loan Facility”) and (c) the Term B-2 Loan Commitments and the Term B-2 Loans made thereunder (the “Term B-2 Loan Facility” and, together with the Term B-1 Loan Facility, the “Term Loan Facilities”).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more on-

erous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fees” shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Section 2.19.
“Fixed Charge Coverage Ratio” shall mean, at any date for which such ratio is to be determined, the ratio of EBITDAR for the Rolling Twelve Month period ended on such date to the sum of the following for such period: (a) Interest Expense, plus (b) the aggregate cash aircraft rental expense of the Borrower and its Subsidiaries on a consolidated basis for such period payable in cash in respect of any aircraft leases (other than Capitalized Leases), all as determined in accordance with GAAP.
“Foreign Aviation Authority” means shall mean any foreign governmental, quasi-governmental, regulatory or other agency, public corporation or private entity that exercises jurisdiction over the authorization (a) to serve any foreign point on each of the Routes and/or to conduct operations related to the Routes and/or (b) to hold and operate any Foreign Slots.
“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Slot” shall mean all of the rights and operational authority, now held or hereafter acquired, of the Borrower and the Guarantors to conduct one landing or takeoff operation during a specific hour or other period at each non-United States airport.
“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time, in each case applied in accordance with Section 1.03.
“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.
“Grantor” shall mean the Borrower and each other Subsidiary (if any) that shall at any time become party to a Collateral Document.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include (i) endorsements for collection or deposits or (ii) customary contractual indemnities in commercial agreements, in each case in the ordinary course of business and consistent with past practice. The amount of any obligation relating to a Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (or, if less, the maximum reasonably anticipated liability for which such Person may be liable pursuant to the terms of the instrument evidencing such Guarantee) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform) as determined by the guarantor in good faith.
“Guarantor” shall have the meaning set forth in the first paragraph of this Agreement. For the avoidance of doubt, the term “Guarantor” excludes all Immaterial Subsidiaries and Excluded Subsidiaries.
“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature that are regulated pursuant to, or could reasonably be expected to give rise to liability under, any Environmental Law.
“Hedging Agreement” shall mean any agreement evidencing Hedging Obligations.
“Hedging Obligations” shall mean, with respect to any Person, all obligations and liabilities of such Person under (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices.
“Immaterial Subsidiaries” shall mean one or more Domestic Subsidiaries designated by the Borrower, for which (a) the assets of all such designated Domestic Subsidiaries constitute, in the aggregate, no more than 10% of the total assets of the Borrower and its Subsidiaries on a consolidated basis (determined as of the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01), and (b) the revenues of all such designated Domestic Subsidiaries account for, in the aggregate, no more than 10% of the total revenues of the Borrower and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01; provided that a Subsidiary will not be considered to be an Immaterial Subsidiary if it (1) directly or indirectly guarantees, pledges any property or assets to secure, or otherwise becomes obligated under any Pari Passu Senior Secured Debt or Junior Secured Debt, or (2) owns (i) any Pacific Routes, Pacific Route Slots, or Pacific Route Gate Leaseholds, or (ii) any other properties or assets that are intended to constitute Collateral under the terms of the Loan Documents (including, without limitation, applicable Additional Collateral). The Immaterial Subsidiaries as of the Closing Date that are not Guarantors on the Closing Date shall be listed on Schedule 1.01(a).
“Increase Effective Date” shall have the meaning set forth in Section 2.27(a).
“Increase Joinder” shall have the meaning set forth in Section 2.27(c).
“Incremental Term Loan Commitment” shall have the meaning set forth in Section 2.27(a).
“Incremental Term Loans” shall have the meaning set forth in Section 2.27(c)(i).
“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money (including in connection with deposits or advances), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accrued expenses incurred and current accounts payable, in each case in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all obligations of such Person in respect of Capitalized Leases, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (j) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, and (k) all obligations in respect of Hedging Agreements valued at the amount equal to what would be payable by such Person to its counterparty to such Hedging Agreements if such Hedging Agreements were terminated early on such date of determination. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.
“Indemnitee” shall have the meaning set forth in Section 10.04(b).
“Initial Appraisal Report” shall mean the Delta Air Lines Pacific Routes Appraisal, dated August 22, 2012, by Morton, Beyer & Agnew.
“Installment” shall have the meaning set forth in Section 2.10(b).
“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Expense” shall mean, for any period, the gross cash interest expense (including the interest component of Capitalized Leases), of the Borrower and its Subsidiaries on a consolidated basis for such period, all as determined in accordance with GAAP.

“Interest Payment Date” shall mean (a) as to any Eurodollar Loan having an Interest Period of one, two or three months (or any other Interest Period shorter than three months), the last day of such Interest Period, (b) as to any Eurodollar Loan having an Interest Period of more than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (c) with respect to ABR Loans, the last Business Day of each March, June, September and December.
“Interest Period” shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a conversion from ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect in the related notice delivered pursuant to Sections 2.03 or 2.05; provided that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the applicable Termination Date.
“Investments” shall mean any stock, evidence of indebtedness or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor (including, without limitation, the Guarantee of loans made to others, but excluding current trade and customer accounts receivable arising in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business), and any purchase or acquisition of (a) any security of another Person or (b) a line of business, or all or substantially all of the assets, of any Person.
“Issuing Lender” shall mean (i) Barclays (or any of its banking Affiliates), in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.02(i), and (ii) any other Lender agreeing to act in such capacity, which other Lender shall be reasonably satisfactory to the Borrower and the Administrative Agent. Each Issuing Lender may, in its reasonable discretion, in consultation with the Borrower, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Jet Fuel Assets” shall mean (a) the existing jet fuel inventory of the Borrower's or its Subsidiaries', or any Connection Carrier's or SkyTeam Partner's, operations in or pipelines in transit to Atlanta, Cincinnati and New York that is to be sold to the Jet Fuel Counterparty pursuant to the Jet Fuel Inventory Supply Agreement, or other jet fuel subject to the Jet Fuel Inventory Supply Agreement, (b) the Borrower's or its Subsidiaries' rights in certain existing supply and third-party sale agreements to be assigned or assumed by the Jet Fuel Counterparty pursuant to the Jet Fuel Inventory Supply Agreement, (c) the Borrower's or its Subsidiaries' rights in certain existing infrastructure agreements to be transferred to the Jet Fuel Counterparty pursuant to the Jet Fuel Inventory Supply Agreement and (d) proceeds of the foregoing.
“Jet Fuel Counterparty” shall mean J. Aron & Company, a New York general partnership, or any of its Affiliates, or any other Person that becomes a party to the Jet Fuel Inventory Supply Agreement.
“Jet Fuel Inventory Supply Agreement” shall mean the Jet Fuel Inventory Supply Agreement among the Borrower, the Jet Fuel Counterparty and Epsilon Trading, LLC (f/k/a Epsilon Trading, Inc.), dated as of August 31, 2006, as amended, renewed or replaced from time to time.

“JFK” shall mean New York's John F. Kennedy (JFK) International Airport.
“Junior Secured Debt” shall mean (i) the Indebtedness permitted to be incurred under Section 6.03(hh) and permitted to be secured by a Lien on Collateral under Section 6.01(d) and (ii) any Refinancing Debt secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the other Pari Passu Senior Secured Debt pursuant to the Collateral Trust Agreement, so long as (1) such Refinancing Debt is permitted to be incurred and so secured under all applicable Secured Debt Documents (as defined in the Collateral Trust Agreement) and (2) such Refinancing Debt constitutes “Junior Lien Debt” as defined under, and in accordance with the terms of, the Collateral Trust Agreement.
“Junior Secured Debt Documents” shall mean each indenture, credit agreement and other instruments and notes evidencing the Junior Secured Debt, and each other agreement executed in connection therewith, as each may be amended, restated, supplemented or otherwise modified from time to time.
“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Term Loan.
“LC Commitment” shall mean $100,000,000.
“LC Disbursement” shall mean a payment made by an Issuing Lender pursuant to a Letter of Credit issued by it.
“LC Exposure” shall mean, at any time, the sum of (a) the aggregate maximum undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Revolving Commitment Percentage of the total LC Exposure at such time.
“Lenders” shall mean the Revolving Lenders and the Term Lenders.
“Letter of Credit” shall mean any irrevocable letter of credit issued pursuant to Section 2.02, which letter of credit shall be (i) a standby letter of credit, (ii) issued for general corporate purposes of the Borrower or any Subsidiary, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Administrative Agent and the applicable Issuing Lender.
“Letter of Credit Account” shall mean the account established by the Borrower under the sole and exclusive control of the Administrative Agent maintained at the office of the Administrative Agent at Barclays Bank PLC, 745 Seventh Avenue, New York, NY 10019, Attention: Bank Debt Management Group, designated as the “Delta Air Lines LC Account” that shall be used solely for the purposes set forth herein.
“Letter of Credit Fees” shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.
“LIBO Rate” shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the greater of (i) the rate per annum appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period, and (ii) solely in the case of the Term Loans, 1.25% per annum. In the event that the rate identified in clause (i) of the foregoing sentence is not available at such time for any reason, then such rate shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
“Lien” shall mean (a) any mortgage, deed of trust, pledge, deed to secure debt, hypothecation, security interest, easement (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-ways, reservations, encroachments, zoning and other land use restrictions, claim or any other title defect, lease, encumbrance, restriction, lien or charge of any kind whatsoever and (b) the interest of a vendor or a lessor under any conditional sale, capital lease or other title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing).
“Liquidity” shall mean the sum of (i) all unrestricted cash and Permitted Investments of the Borrower and its Subsidiaries and (ii) the aggregate principal amount committed and available to be drawn by the Borrower and its Subsidiaries (taking into account all borrowing base limitations or other restrictions) under the Revolving Facility and all other credit facilities of the Borrower and its Subsidiaries.
“Loans” shall mean, collectively, the Revolving Loans and the Term Loans.
“Loan Documents” shall mean this Agreement, the Letters of Credit (including applications for Letters of Credit and related reimbursement agreements), the Collateral Documents, and any other instrument or agreement (which is designated as a Loan Document therein) executed and delivered by the Borrower or a Guarantor to the Administrative Agent, the Collateral Trustee, any Issuing Lender or any Lender, in each case, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time in accordance with the terms hereof.
“Loan Parties” shall mean the Borrower and the Guarantors.
“Margin Stock” shall have the meaning set forth in Section 3.13(a).
“Material Adverse Change” shall mean any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agents, the Collateral Trustee and the Lenders thereunder, or (c) the ability of the Borrower or any Guarantor to pay its respective obligations under the Loan Documents.
“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Borrower and the Guarantors in an aggregate principal amount exceeding $75,000,000.
“MNPI” shall mean any material Nonpublic Information regarding the Borrower and its Subsidiaries or the Loans or securities of any of them. For purposes of this definition “material Nonpublic Information” shall mean Nonpublic Information that would reasonably be expected to be material to a decision by any Lender to participate in any Dutch Auction or assign or acquire any Term Loans or to enter into any of the transactions contemplated thereby or would otherwise be material for purposes of United States Federal and state securities laws.
“Moody's” shall mean Moody's Investors Service, Inc.
“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.
“Multiple Employer Plan” shall mean a Single Employer Plan, which (a) is maintained for employees of the Borrower or an ERISA Affiliate and at least one person (as defined in Section 3(9) of ERISA) other than the Borrower and its ERISA Affiliates or (b) was so maintained, and in respect of which the Borrower or an ERISA Affiliate could have liability, contingent or otherwise, under ERISA.
“Net Cash Proceeds” shall mean the aggregate cash proceeds and Permitted Investments received by the Borrower or any of its Subsidiaries in respect of any Disposition of Collateral, Sale of Grantor or Recovery Event, net of the direct costs relating to any such Disposition of Collateral, Sale of Grantor or Recovery Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of any such Disposition of Collateral, Sale of Grantor or Recovery Event, taxes paid or payable as a result of the Disposition of Collateral, Sale of Grantor or Recovery Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.
“No Undisclosed MNPI Representation” by a Person shall mean a representation that such Person is not in possession of any MNPI (other than MNPI which the Person in whose favor such representation is made has elected not to receive).
“Non-Defaulting Lender” shall mean, at any time, a Revolving Lender that is not a Defaulting Lender.
“Nonpublic Information” shall mean information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.
“Obligations” shall mean the unpaid principal of and interest on (including interest, reasonable fees and reasonable out-of-pocket costs accruing after the maturity of the Loans and interest, reasonable fees and reasonable out-of-pocket costs accruing after the filing of any petition of bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest, fees or costs is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to any Agent, any Issuing Lender or any Lender (or (i) in the case of Designated Hedging Obligations, any Person who was a Lender or an Affiliate of a Lender when the related Designated Hedging Agreement was entered into, or (ii) in the case of Designated Banking Product Obligations, any Person who was a Lender or a banking Affiliate of any Lender at the time the related Designated Banking Product Agreement was entered into), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under, out of, or in connection with, this Agreement, any other Loan Document, any Letters of Credit, any Designated Hedging Agreement, any Designated Banking Product Agreement, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, reasonable fees, indemnities, reasonable out-of-pocket costs, reasona-

ble and documented out-of-pocket expenses (including all reasonable fees, charges and disbursements of counsel to any Agent, any Issuing Lender or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, however, that the aggregate amount of all Designated Hedging Obligations and Designated Banking Product Obligations (in each case valued in accordance with the definitions thereof) at any time outstanding that shall be included as “Obligations” shall not exceed $250,000,000.
“OFAC” shall have the meaning set forth in the definition of “Embargoed Person.”
“Officer's Certificate” shall mean, as applied to the Borrower or any Guarantor, a certificate executed by a Responsible Officer of such Person in his/her capacity as such.
“OID” shall have the meaning set forth in Section 2.27(c)(v).
“Other Taxes” shall mean any and all present or future stamp, mortgage, intangible, documentary, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except that such term shall not include any such Taxes that are Connection Taxes imposed with respect to an assignment.
“Outstanding Letters of Credit” shall have the meaning set forth in Section 2.02(j).
“Pacific Countries” shall mean (i) countries bordering the Pacific Ocean in Asia, North America, Australia and New Zealand, (ii) islands surrounded by the Pacific Ocean and (iii) Thailand, Myanmar (Burma), Laos and Cambodia.
“Pacific Route 828” shall mean Route 828 and all associated China all-cargo frequencies.
“Pacific Route FAA Slot” shall mean, at any time, any FAA Slot of the Borrower and the Guarantors, now held or hereafter acquired, to the extent that such FAA Slot is used to operate direct non-stop flights to Pacific Countries using a Pacific Route and all take-off and landing rights and operational authority of the Borrower and the Guarantors at any airport in the United States which is a central connection point through which the Borrower or any of the Guarantors coordinate flights utilizing the Pacific Routes or which is an origination or destination point for flights utilizing the Pacific Routes, in each case, at such time. To the extent that the Borrower and the Guarantors cease to use any Pacific Route FAA Slot in connection with the Pacific Routes, such Pacific Route FAA Slot shall automatically cease to be a Pacific Route FAA Slot hereunder.
“Pacific Route Foreign Aviation Authorities” shall mean any foreign governmental, quasi-governmental, regulatory or other agencies, public corporations or private entities that exercise jurisdiction over the authorization (a) to serve any foreign point on each of the Pacific Routes and/or to conduct operations related to the Pacific Routes and Pacific Route Supporting Route Facilities and/or (b) to hold and operate any Pacific Route Foreign Slots.
“Pacific Route Foreign Slot” shall mean any Foreign Slot of the Borrower and the Guarantors necessary to operate a Pacific Route, whether or not utilized by the Borrower and the Guarantors.
“Pacific Route Gate Leaseholds” shall mean, at any time, all of the right, title, privilege, interest, and authority now or hereafter acquired or held by the Borrower and the Guarantors in connection with the right to use, operate or occupy space in an airport terminal at which the Borrower or any of the Guarantors conduct scheduled operations for direct non-stop flights (or flights originating at airports that are central connection points through which the Borrower or any of the Guarantors coordinate flights utilizing the Pacific Routes) using the Pacific Routes to the extent such Pacific Route Gate Leasehold is utilized in connection with the Pacific Routes at such time. To the extent that the Borrower and the Guarantors cease to use any Pacific Route Gate Leasehold in connection with the Pacific Routes, such Pacific Route Gate Leasehold shall automatically cease to be a Pacific Gate Leasehold hereunder.
“Pacific Route Slot” shall mean a Pacific Route FAA Slot and a Pacific Route Foreign Slot, or either of them.
“Pacific Route Supporting Route Facilities” shall mean the Borrower's and the Guarantors' gates, ticket counters, office space and baggage claim areas at each airport necessary to operate a Pacific Route.
“Pacific Routes” shall mean the Routes described on Schedule 1.01(b) and any other Routes to or from the Pacific Countries (other than Routes between countries in North America) that are acquired by or granted to the Borrower and the Guarantors.
“Parent Company” means, with respect to a Revolving Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Revolving Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Revolving Lender.
“Pari Passu Notes” shall mean Indebtedness of any Loan Party in the form of senior secured notes; provided that (i) immediately after giving pro forma effect thereto and the use of proceeds therefrom (A) no Default shall have occurred and be continuing or would result therefrom and (B) the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 6.06; (ii) such Indebtedness does not mature prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred; (iii) such Indebtedness is secured by the Collateral on a pari passu basis with the Term Loan Facilities and Revolving Facility pursuant to the Collateral Trust Agreement; (iv) such Indebtedness is permitted to be incurred and so secured under all applicable Secured Debt Documents (as defined in the Collateral Trust Agreement); (v) such Indebtedness shall have terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); (vi) there shall be no additional direct or contingent obligors with respect to such Indebtedness; and (vii) such Indebtedness constitutes “Priority Lien Debt” as defined under, and in accordance with the terms of, the Collateral Trust Agreement.
“Pari Passu Senior Secured Debt” shall mean (i) any Pari Passu Notes (and any Guarantee thereof by any Loan Party), (ii) any refinancing, refunding, renewal or extension of any such Indebtedness specified in clause (i) hereof; provided that, in the case of Indebtedness under this clause (ii), (1) immediately after giving pro forma effect thereto and the use of proceeds therefrom, the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 6.06, (2) there shall be no additional direct or contingent obligors with respect to such Indebtedness, (3) such Indebtedness shall have a

Weighted Average Life to Maturity that is greater than or equal to that of the Indebtedness being so refinanced, refunded, renewed or extended, and (4) such Indebtedness constitutes “Priority Lien Debt” as defined under, and in accordance with the terms of, the Collateral Trust Agreement; (iii) any Refinancing Debt secured by the Collateral on a pari passu basis with the Obligations pursuant to the Collateral Trust Agreement so long as (1) such Refinancing Debt is permitted to be incurred and so secured under all applicable Secured Debt Documents (as defined in the Collateral Trust Agreement) and (2) such Refinancing Debt constitutes “Priority Lien Debt” as defined under, and in accordance with the terms of, the Collateral Trust Agreement.
“Pari Passu Senior Secured Debt Documents” shall mean each indenture, credit agreement and other instruments and notes evidencing the Pari Passu Senior Secured Debt, and each other agreement executed in connection therewith, as each may be amended, restated, supplemented or otherwise modified from time to time.
“Participant” shall have the meaning set forth in Section 10.02(c).
“Patriot Act” shall have the meaning set forth in the definition of “Anti-Money Laundering Laws.”
“Payroll Accounts” shall mean depository accounts used only for payroll.
“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.
“Permitted Acquisition” shall mean any acquisition, whether by purchase, merger, consolidation or otherwise, by the Borrower or any Guarantor of all or substantially all the assets of, or all the Equity Interests (or, so long as the acquired Person becomes a Guarantor pursuant to Section 5.14 hereof, Equity Interests sufficient to cause the acquired Person to become a Subsidiary) in, a Person or a division, line of business or other business unit of a Person but only so long as:
(a)    (i) no Event of Default shall have occurred and be continuing immediately prior or immediately after giving effect to such Permitted Acquisition and (ii) all transactions related thereto shall have been consummated in all material respects in accordance with applicable laws;
(b)    after giving effect to such Permitted Acquisition, the Borrower and the Guarantors shall be in pro forma compliance with Sections 6.04, 6.05 and 6.06 to the extent such acquisition, on a pro forma basis, increases the annual consolidated revenues of the Borrower and its Subsidiaries by at least 25%;
(c)    with respect to any acquisition in excess of $75,000,000, the Borrower shall have delivered to the Administrative Agent an Officer's Certificate to the effect set forth in clause (a) above, together with the relevant financial information for the Person or assets to be acquired, promptly after consummation of such acquisition; and
(d)    with respect to any acquisition in excess of $75,000,000, the Borrower shall have provided the Administrative Agent with written notice and with copies of the material acquisition documents promptly after consummation of such acquisition.
“Permitted Collateral Liens” shall mean (1) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate pro-

vision as is required in conformity with GAAP has been made therefor; (2) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business; (3) leases, subleases, use agreements and swap agreements constituting “Permitted Dispositions” pursuant to clause (d) of such definition, (4) Liens incurred in the ordinary course of business of the Borrower or any of the Guarantors with respect to obligations that do not exceed $10.0 million at any one time outstanding, and (5) Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default hereunder.
“Permitted Disposition” shall mean any of the following:
(a)    the Disposition of cash or Permitted Investments constituting Collateral in exchange for other cash or Permitted Investments constituting Collateral and having reasonably equivalent value therefor; provided that this clause (a) shall not permit any Disposition of the Letter of Credit Account or any amounts on deposit therein;
(b)    Dispositions of Collateral among the Grantors (including any Person that shall become a Grantor simultaneous with such Disposition in the manner contemplated by Section 5.14); provided that (i) such Collateral remains at all times subject to a first priority Lien with the same level of perfection as was the case immediately prior to such Disposition (subject to Liens permitted under Section 6.01) in favor of the Collateral Trustee for the benefit of the Secured Parties following such Disposition, (ii) concurrently therewith, the Grantors shall execute any documents and take any actions reasonably required to create, grant, establish, preserve or perfect such Lien in accordance with the other provisions of this Agreement or the Collateral Documents, (iii) concurrently therewith, the Administrative Agent, for the benefit of the Lenders, and the Collateral Trustee, for the benefit of the Secured Parties, shall receive an Officer's Certificate, with respect to the matters described in clauses (i) and (ii) hereof, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (iv) concurrently with any Disposition of Collateral to any Person that shall become a Grantor simultaneous with such Disposition in the manner contemplated by Section 5.14, the Administrative Agent, for the benefit of the Lenders, and the Collateral Trustee, for the benefit of the Secured Parties, shall receive a written opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) to the Borrower and the Guarantors, as applicable, with respect to the matters described in clauses (i) and (ii) hereof, in each case in form and substance reasonably satisfactory to the Administrative Agent; provided further that this clause (b) shall not permit any Disposition of the Letter of Credit Account or any amounts on deposit therein;
(c)    abandonment of Slots, Gate Leaseholds, Routes or Supporting Route Facilities, in each case which are reasonably determined by the Borrower to be of de minimis value;
(d)    the lease or sublease of, or use agreements with respect to, assets and properties that constitute Collateral in the ordinary course of business and swap agreements with respect to Slots in the ordinary course of business and which lease, sublease, use agreement or swap agreement (A) has a term of less than one year or (B) has a term of one year or longer; provided that if the aggregate Appraised Value of the Collateral leased or subleased pursuant to this subclause (B) is equal to or greater than 10% of the Appraised Value of the Collateral in the most recent Appraisal Report delivered by the Borrower pursuant to Section 5.09, the Appraised Value of the Collateral, after giving pro forma effect to all outstanding leases, subleases, use agreements and swap agreements pursuant to this subclause (B), would be not materially less than the Appraised Value of the Collateral in the most recent Appraisal Report delivered by the Borrower pursuant to Section 5.09, all as determined in good faith by the Borrower and reflected in an Officers' Certificate that is delivered to the Administrative Agent prior to entering into any such lease or sub-

lease, demonstrating, with reasonably detailed calculations, compliance with the provisions of this subclause (B) and detailing the arrangements pursuant to which the Collateral Trustee's Liens on the Collateral subject to such lease or sublease are not materially adversely affected (which arrangements must be reasonably satisfactory to the Administrative Agent);
(e)    the Disposition of 14 Pacific Route Foreign Slots at Narita Airport in Tokyo, Japan to US Airways pursuant to that certain Mutual Asset Purchase and Sale Agreement, dated as of August 11, 2009, among the Borrower, US Airways, Inc. and US Airways Group, Inc.; and
(f)    abandonment of Pacific Route 828.
“Permitted Investments” shall mean:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)    direct obligations of state and local government entities in each case maturing within one year from the date of acquisition thereof, which have a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody's;
(c)    obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States of America), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities, in each case maturing within one year from the date of acquisition thereof and which have a rating of at least A- (or the equivalent thereof) from S&P or A-3 (or the equivalent thereof) from Moody's;
(d)    commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 (or the equivalent thereof) from S&P or P-2 (or the equivalent thereof) from Moody's;
(e)    certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and which has a long term unsecured debt rating of at least A from S&P and A2 from Moody's (or is the principal banking Subsidiary of a bank holding company that has such ratings);
(f)    fully collateralized repurchase agreements with a term of not more than six (6) months for underlying securities that would otherwise be eligible for investment;
(g)    Investments of money in an investment company organized under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in (a) through (f) above. This could include, but not be limited to, money market funds or short-term and intermediate bonds funds; and

(h)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody's and (iii) have portfolio assets of at least $5,000,000,000; and
(i)    investments, in accordance with investment policies approved by the board of directors of the Borrower, in the ordinary course of business.
“Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization, Airport Authority or Governmental Authority or any agency or political subdivision thereof.
“Plan” shall mean a Single Employer Plan or a Multiple Employer Plan that is a pension plan subject to the provisions of Title IV of ERISA, Sections 412 or 430 of the Code or Section 302 of ERISA.
“Plan of Reorganization” shall mean the Joint Plan of Reorganization of the Borrower and certain of its Subsidiaries pursuant to Chapter 11 of the United States Bankruptcy Code together with all schedules and exhibits thereto, as consummated on April 30, 2007.
“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by Barclays, as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Barclays in connection with extensions of credit to debtors); each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Priority Lien Debt” shall have the meaning set forth in the Collateral Trust Agreement.
“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any Issuing Lender, and (d) any other recipient of a payment under any Loan Document, as applicable.
“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Collateral.
“Redeemable Stock” shall mean any class or series of Equity Interests of any Person that by its terms or otherwise (a) is required to be redeemed prior to the Latest Maturity Date, (b) may be required to be redeemed at the option of the holder of such class or series of Equity Interests at any time prior to the Latest Maturity Date or (c) is convertible into or exchangeable for (i) Equity Interests referred to in clause (a) or (b) above or (ii) Indebtedness.
“Refinanced Term Loans” shall have the meaning set forth in Section 10.08(e).
“Refinancing” shall have the meaning set forth in Section 6.03(r).
“Refinancing Amendment” shall have the meaning set forth in Section 10.08(f).
“Refinancing Debt” shall mean Indebtedness (or commitments in respect thereof) incurred to refinance (whether concurrently or after any repayment or prepayment of any such Indebtedness being refinanced) (x) the Term Loans or commitments under the Revolving Facility or (y) Indebtedness (or commitments in respect thereof) incurred pursuant to the preceding clause (x), in whole or part, in the form of (i) one or more new term facilities (each, a “Refinancing Term Facility”) or new revolving credit facilities (each, a “Refinancing Revolving Facility”; the Refinancing Term Facilities and the Refinancing Revolving Facilities are collectively referred to as “Refinancing Facilities”) made available under this Agreement with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) and the lenders providing such financing (and no other lenders) or (ii) one or more series of senior secured notes or term facilities or, in the case of Indebtedness incurred to refinance the Revolving Facility (or any Refinancing Revolving Facility), revolving credit facilities outside of this Agreement; provided that (A) in the case of any refinancing of the Term Loans (or any refinancing thereof incurred pursuant to the preceding clause (y)), any Refinancing Debt shall not mature prior to the maturity date of, or have a shorter Weighted Average Life to Maturity than, the Term Loans (or any refinancing thereof incurred pursuant to the preceding clause (y)) being refinanced, (B) in the case of any refinancing of the commitments under the Revolving Facility (or any refinancing thereof incurred pursuant to the preceding clause (y)), any Refinancing Debt shall not mature, and there shall be no scheduled commitment reductions or scheduled amortization payments under any such Refinancing Debt, prior to the maturity date of the revolving commitments being refinanced, (C) the other terms and conditions of such Refinancing Debt (excluding pricing, premium, maturity, scheduled amortization and optional prepayment or redemption provisions) shall be customary market terms for indebtedness of such type (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (D) after giving pro forma effect to the incurrence of Refinancing Debt (in the case of any Refinancing Debt in the form of a revolving credit facility, to the extent of any drawings to be made thereunder on the date of effectiveness of the related commitments) and the application of the net proceeds therefrom, the Borrower shall be in pro forma compliance with Section 6.04, Section 6.05 and Section 6.06, (E) there shall be no additional direct or contingent obligors with respect to such Refinancing Debt, and (F) no Lender shall be obligated to provide any such Refinancing Debt.
“Register” shall have the meaning set forth in Section 10.02(a)(iv).
“Related Parties” shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, partners, members, employees, agents and advisors of such Person and such Person's Affiliates.
“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing into the indoor or outdoor environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any hazardous substance or pollutant or contaminant).
“Replacement Pacific Route” shall mean a Pacific Route which has a value at least equal to the Pacific Route which it is replacing and which shall have been made subject to the pledge of the Security Agreement, subject to the satisfactory review and approval of the Administrative Agent.
“Replacement Term Loans” shall have the meaning set forth in Section 10.08(e).
“Repricing Event” shall mean (a) any prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Term Loans with the proceeds of, or any conversion of Term Loans into, any new or replacement tranche of syndicated term loans (including Replacement Term Loans, Refinancing Facilities or other term loans under this Agreement) having an “effective yield” (tak-

ing into account interest rate margin and benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over the shorter of (A) the weighted average life to maturity of such term loans and (B) four years) paid to the lenders providing such Indebtedness, but excluding any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared ratably with all lenders or holders of such term loans in their capacities as lenders or holders of such term loans) less than the “effective yield” applicable to the Term Loans being prepaid, repaid, refinanced, substituted, replaced or converted (determined on the same basis as provided in the preceding parenthetical) and (b) any amendment (including pursuant to a Replacement Term Loan or a Refinancing Debt under this Agreement) to the Term Loans or any tranche thereof which reduces the “effective yield” applicable to such Term Loans (as determined on the same basis as provided in clause (a)).
“Required Class Lenders” shall mean (i) with respect to each Class of Term Loans, Lenders having more than 50% of all Term Loans of such Class outstanding and (ii) with respect to Revolving Loans, Required Revolving Lenders.
“Required Lenders” shall mean, at any time, Lenders holding more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate principal amount of all Term Loans outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.
“Required Revolving Lenders” shall mean, at any time, Lenders holding more than 50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.
“Required Term Lenders” shall mean, at any time, Lenders holding more than 50% of (a) until the Closing Date, the Term Loan Commitments then in effect and (b) thereafter, the aggregate principal amount of all Term Loans outstanding.
“Responsible Officer” shall mean the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, vice president, controller, chief accounting officer, secretary or assistant secretary of the Borrower or any Guarantor, as applicable, but in any event, with respect to financial matters, the chief financial officer, treasurer, assistant treasurer, controller or chief accounting officer of the Borrower or any Guarantor, as applicable.
“Restricted Captive Insurance Company Subsidiary” shall mean a Subsidiary that is a captive insurance company, and is prohibited from becoming a Guarantor hereunder pursuant to applicable rules and regulations.
“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Guarantor, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower.
“Revolver Extension Request” shall have the meaning set forth in Section 2.28(b).
“Revolver Extension Series” shall have the meaning set forth in Section 2.28(b).

“Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the Revolving Facility Termination Date with respect to the applicable Revolving Commitments.
“Revolving Commitment” shall mean the commitment of each Revolving Lender to make Revolving Loans and participate in Letters of Credit hereunder in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite its name in Annex A hereto or in the Assignment and Acceptance pursuant to which such Revolving Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Revolving Commitments is $450,000,000.
“Revolving Commitment Percentage” shall mean, at any time, with respect to each Revolving Lender, the percentage obtained by dividing its Revolving Commitment at such time by the Total Revolving Commitment or, if the Revolving Commitments have been terminated, the Revolving Commitment Percentage of each Revolving Lender that existed immediately prior to such termination.
“Revolving Extensions of Credit” shall mean, as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) such Lender's Revolving Commitment Percentage of the LC Exposure then outstanding.
“Revolving Facility” shall have the meaning set forth in the definition of “Facility.”
“Revolving Facility Maturity Date” shall mean, with respect to (a) Revolving Commitments that have not been extended pursuant to Section 2.28, October 18, 2017, (b) with respect to Extended Revolving Commitments, the final maturity date therefor as specified in the applicable Extension Offer accepted by the respective Revolving Lender or Revolving Lenders (as the same may be further extended pursuant to Section 2.28), and (c) with respect to any commitments under a Refinancing Revolving Facility, the final maturity date therefor specified in the applicable Refinancing Amendment (as the same may be further extended pursuant to Section 2.28).
“Revolving Facility Termination Date” shall mean the earlier to occur of (a) the Revolving Facility Maturity Date with respect to the applicable Revolving Commitments and (b) the acceleration of the Loans (if any) and the termination of the Commitments in accordance with the terms hereof.
“Revolving Lender” shall mean each Lender having a Revolving Commitment.
“Revolving Loan” shall have the meaning set forth in Section 2.01(a).
“Rolling Twelve Months” shall mean, with respect to any date of determination, the month most recently ended and the eleven (11) immediately preceding months for which, in each case, financial statements are available considered as a single period.
“Routes” shall mean the routes for which the Borrower or, if applicable, a Guarantor holds or hereafter acquires the requisite authority to operate foreign air transportation pursuant to Title 49 including, without limitation, applicable frequencies and exemption and certificate authorities, whether or not utilized by the Borrower or such Guarantor.
“S&P” shall mean Standard & Poor's, a division of The McGraw‑Hill Companies, Inc.
“Sanctions” shall have the meaning set forth in Section 3.19.

“Sale of Grantor” shall mean an issuance, sale, lease, conveyance or other disposition of Equity Interests of a Grantor (other than the Borrower) other than (i) an issuance of Equity Interests by a Grantor to the Borrower or another Guarantor, and (ii) an issuance of directors' qualifying shares.
“SEC” shall mean the United States Securities and Exchange Commission.
“Secured Parties” shall mean the Agents, the Arrangers, the Issuing Lenders, the Lenders and all other holders of Obligations.
“Security Agreement” shall have meaning set forth in Section 4.01(c).
“Single Employer Plan” shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or an ERISA Affiliate or (b) was so maintained and in respect of which the Borrower could reasonably be expected to have liability under Title IV of ERISA in the event such Plan has been or were to be terminated.
“SkyTeam Partner” shall mean any airline that is a member of the SkyTeam international airline alliance.
“Slot” shall mean each FAA Slot and each Foreign Slot.
“Solvent” shall mean, with respect to any Person, that as of the date of determination, (1) the sum of such Person's debt (including contingent liabilities) does not exceed the fair value of such Person's present assets; (2) such Person's capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Business Plan; and (3) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5 or any other analogous criteria in any jurisdiction).
“Specified Jet Fuel Action” shall mean, if the transactions effected pursuant to the Jet Fuel Inventory Supply Agreement are re-characterized as Indebtedness owed by the Borrower, any action by the Jet Fuel Counterparty, as secured party, to the extent such action seeks to foreclose (or obtain a lien) on the Jet Fuel Assets.
“Specified Person” shall have the meaning set forth in Section 3.19.
“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” shall mean, with respect to any Person (in this definition referred to as the “parent”), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership or membership interests having ordinary voting power for the election of directors (or equivalent governing body) is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Syndication Agent” shall have the meaning set forth in the first paragraph of this Agreement.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
“Term B-1 Lender” shall mean each Lender having a Term B-1 Loan Commitment or, as the case may be, an outstanding Term B-1 Loan.
“Term B-1 Loan” shall have the meaning set forth in Section 2.01(b).
“Term B-1 Loan Commitment” shall mean the commitment of each Term B-1 Lender to make Term B-1 Loans hereunder in an aggregate principal amount not to exceed the amount set forth under the heading “Term B-1 Loan Commitment” opposite its name in Annex A hereto or in the Assignment and Acceptance pursuant to which such Term B-1 Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Term B-1 Loan Commitments as of the Closing Date is $1,100,000,000.
“Term B-1 Loan Facility” shall have the meaning set forth in the definition of “Facility” in this Section 1.01.
“Term B-1 Loan Maturity Date” shall mean, with respect to (a) Term B-1 Loans that have not been extended pursuant to Section 2.28, October 18, 2018, (b) with respect to Extended Term Loans, the final maturity date therefor as specified in the applicable Extension Offer accepted by the respective Term B-1 Lenders (as the same may be further extended pursuant to Section 2.28), and (c) with respect to any commitments under a Refinancing Term Facility, the final maturity date therefor specified in the applicable Refinancing Amendment(as the same may be further extended pursuant to Section 2.28).
“Term B-1 Loan Termination Date” shall mean the earlier to occur of (a) the Term B-1 Loan Maturity Date and (b) the acceleration of the Term B-1 Loans in accordance with the terms hereof.
“Term B-2 Lender” shall mean each Lender having a Term B-2 Loan Commitment or, as the case may be, an outstanding Term B-2 Loan.
“Term B-2 Loan” shall have the meaning set forth in Section 2.01(c).
“Term B-2 Loan Commitment” shall mean the commitment of each Term B-2 Lender to make Term B-2 Loans hereunder in an aggregate principal amount not to exceed the amount set forth under the heading “Term B-2 Loan Commitment” opposite its name in Annex A hereto or in the Assignment and Acceptance pursuant to which such Term B-2 Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Term B-2 Loan Commitments as of the Closing Date is $400,000,000.

“Term B-2 Loan Facility” shall have the meaning set forth in the definition of “Facility” in this Section 1.01.
“Term B-2 Loan Maturity Date” shall mean, with respect to (a) Term B-2 Loans that have not been extended pursuant to Section 2.28, April 18, 2016, (b) with respect to Extended Term Loans, the final maturity date therefor as specified in the applicable Extension Offer accepted by the respective Term B-2 Lenders (as the same may be further extended pursuant to Section 2.28), and (c) with respect to any commitments under a Refinancing Term Facility, the final maturity date therefor specified in the applicable Refinancing Amendment (as the same may be further extended pursuant to Section 2.28).
“Term B-2 Loan Termination Date” shall mean the earlier to occur of (a) the Term B-2 Loan Maturity Date and (b) the acceleration of the Term B-2 Loans in accordance with the terms hereof.
“Term Lender” shall mean a Term B-1 Lender and/or a Term B-2 Lender, as the context may require.
“Term Loan” shall mean a Term B-1 Loan and/or a Term B-2 Loan, as the context may require.
“Term Loan Commitment” shall mean a Term B-1 Loan Commitment and/or a Term B-2 Loan Commitment, as the context may require.
“Term Loan Extension Request” shall have the meaning set forth in Section 2.28(a).
“Term Loan Extension Series” shall have the meaning set forth in Section 2.28(a).
“Term Loan Facilities” shall have the meaning set forth in the definition of “Facility.”
“Termination Date” shall mean (i) with respect to the Revolving Loans, the Revolving Facility Termination Date, (ii) with respect to the Term B-1 Loans, the Term B-1 Loan Termination Date and (iii) with respect to the Term B-2 Loans, the Term B-2 Loan Termination Date.
“Termination Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. 4043) as in effect on the Closing Date (no matter how such notice requirement may be changed in the future), (b) an event described in Section 4068 of ERISA, (c) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a “substantial employer,” as such term is defined in Section 4001(a)(2) of ERISA, (d) the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, (e) the imposition of Withdrawal Liability or receipt of notice from a Multiemployer Plan that such liability may be imposed, (f) a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (g) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, if such amendment requires the provision of security, (h) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, (i) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA) applicable to such Plan, whether or not waived, (j) any failure by any Plan to satisfy the special funding rules for plans maintained by commercial airlines contained in Section 402 of the Pension Protection Act of 2006, (k) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA

of an application for a waiver of the minimum funding standard with respect to any Plan, or (l) any other event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC in the ordinary course).
“Title 14” shall mean Title 14 of the United States Code of Federal Regulations, including Part 93, Subparts K and S thereof, as amended from time to time or any successor or recodified regulation.
“Title 49” shall mean Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements or supersedes such provisions.
“Total Collateral Coverage Ratio” shall mean, at any time, the ratio of (i) the Appraised Value of the Collateral to (ii) the sum of (a) the Total Revolving Extensions of Credit then outstanding, plus (b) the aggregate principal amount of all Term Loans outstanding, plus (c) the aggregate outstanding principal amount of the Pari Passu Senior Secured Debt and all other Priority Lien Debt (other than Obligations), plus (d) the aggregate amount of all Designated Hedging Obligations that constitute “Obligations” then outstanding, plus (e) the aggregate outstanding principal amount of Junior Secured Debt.
“Total Revolving Commitment” shall mean, at any time, the sum of the Revolving Commitments at such time.
“Total Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.
“Transactions” shall mean the execution, delivery and performance by the Borrower and Guarantors of this Agreement and the other Loan Documents to which they may be a party, the creation of the Liens in the Collateral in favor of the Collateral Trustee and the Administrative Agent for the benefit of the Secured Parties, the borrowing of Loans and the use of the proceeds thereof, and the request for and issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Term B-1 Loan Commitment or Term B-2 Loan Commitment.
“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.
“United States Citizen” shall have the meaning set forth in Section 3.02.
“unreallocated portion” shall have the meaning set forth in Section 2.26(d)(ii).
“Unused Total Revolving Commitment” shall mean, at any time, (a) the Total Revolving Commitment less (b) the Total Revolving Extensions of Credit.
“Upfront Term Loan Fee” shall have the meaning set forth in Section 2.20(b).

“Use or Lose Rule” shall mean with respect to FAA Slots or Foreign Slots, as the case may be, the terms of 14 C.F.R. Section 93.227 or other applicable utilization requirements issued by the FAA, other Governmental Authorities, any Foreign Aviation Authorities or any Airport Authorities.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.
“Withdrawal Liability” shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA and shall include liability that results from either a complete or partial withdrawal.
SECTION 1.02        Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, extended, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's permitted successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) “knowledge” or “aware” or words of similar import shall mean, when used in reference to the Borrower or the Guarantors, the actual knowledge of any Responsible Officer.

SECTION 1.03        Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Upon any such request for an amendment, the Borrower, the Required Lenders and the Administrative Agent agree to consider in good faith any such amendment in order to amend the provisions of this Agreement so as to reflect equitably such accounting changes so that the criteria for evaluating the Borrower's financial condition shall be the same after such accounting changes as if such accounting changes had not occurred.

AMOUNT AND TERMS OF CREDIT

SECTION 2.01.        Commitments of the Lenders; Term Loans.

(a)Revolving Commitments. (i) Each Revolving Lender severally, and not jointly with the other Revolving Lenders, agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans denominated in Dollars (each a “Revolving Loan” and collectively, the “Revolving Loans”) to the Borrower at any time and from time to time during the Revolving Availability Period in an aggregate principal amount not to exceed, when added to such Revolving Lender's LC Exposure, the Revolving Commitment of such Lender, which Revolving Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Revolving Loans plus the LC Exposure exceed the Total Revolving Commitment.

(ii)    Each Borrowing of a Revolving Loan shall be made from the Revolving Lenders pro rata in accordance with their respective Revolving Commitments; provided, however, that the failure of any Revolving Lender to make any Revolving Loan shall not in itself relieve the other Revolving Lenders of their obligations to lend.

(b)Term B-1 Loan Commitments. Each Term B-1 Lender severally, and not jointly with the other Term B-1 Lenders, agrees, upon the terms and subject to the conditions herein set forth, to make a term loan denominated in Dollars (each a “Term B-1 Loan” and collectively the “Term B-1 Loans”) to the Borrower on the Closing Date in an aggregate principal amount not to exceed the Term Loan Commitment of such Term B-1 Lender, which Term B-1 Loans shall be repaid in accordance with the provisions of this Agreement. Any amount borrowed under this Section 2.01(b) and subsequently repaid or prepaid may not be reborrowed. Each Term B-1 Lender's Term B-1 Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding by such Term B-1 Lender of the Term B-1 Loans to be made by it on such date.

(c)Term B-2 Loan Commitments. Each Term B-2 Lender severally, and not jointly with the other Term B-2 Lenders, agrees, upon the terms and subject to the conditions herein set forth, to make a term loan denominated in Dollars (each a “Term B-2 Loan” and collectively the “Term B-2 Loans”) to the Borrower on the Closing Date in an aggregate principal amount not to exceed the Term B-2 Loan Commitment of such Term B-2 Lender, which Term B-2 Loans shall be repaid in accordance with the provisions of this Agreement. Any amount borrowed under this Section 2.01(c) and subsequently repaid or prepaid may not be reborrowed. Each Term B-2 Lender's Term B-2 Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding by such Term B-2 Lender of the Term B-2 Loans to be made by it on such date.

(d)Type of Borrowing. Each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(e)Amount of Borrowing. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is in an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire Unused Total Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.02(e). Borrowings of more than one Type may be outstanding at the same time.

(f)Limitation on Interest Period. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, (i) any Borrowing of a Revolving Loan if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date, (ii) any Borrowing of a Term B-1 Loan if the Interest Period requested with respect thereto would end after the Term B-1 Loan Maturity Date or (iii) any Borrowing of a Term B-2 Loan if the Interest Period requested with respect thereto would end after the Term B-2 Loan Maturity Date.

SECTION 2.02        Letters of Credit.

(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of (and, subject to the penultimate sentence of clause (b) below, the applicable Issuing Lender shall issue) Letters of Credit, at any time and from time to time during the Revolving Availability Period, in each case, for the Borrower's own account or the account of the Borrower or any Subsidiary, in a form reasonably acceptable to the Administrative Agent, such Issuing Lender and the Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit.

(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall either provide (i) telephonic notice promptly followed by written notice or (ii) hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender (which approval shall not be unreasonably withheld, delayed or conditioned)) to the applicable Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying (1) the date of issuance, amendment, renewal or extension (which shall be a Business Day), (2) the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), (3) the amount of such Letter of Credit, (4) the name and address of the beneficiary thereof and (5) such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender's standard form in connection with any request for a Letter of Credit; provided that to the extent such standard form is inconsistent with the Loan Documents, the Loan Documents shall control. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (x) the LC Exposure shall not exceed the LC Commitment and (y) the aggregate amount of the Unused Total Revolving Commitment shall not be less than zero. No Issuing Lender (other than an Affiliate of the Administrative Agent) shall permit any such issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement.

(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension)

and (ii) the date that is five Business Days prior to the earliest Revolving Facility Maturity Date with respect to the applicable Revolving Commitments, unless such Letter of Credit has been replaced or Cash Collateralized in accordance with Section 2.02(j) (provided that, to the extent that all of the participations in such Letter of Credit held by the holders of such Revolving Commitments have been re-allocated or Cash Collateralized pursuant to the terms of any Extension Amendment or Refinancing Amendment or pursuant to clause (i) of Section 2.02(l), such Revolving Commitments shall be disregarded for purposes of this clause (ii)).

(d)    Participations. By the issuance of a Letter of Credit (or an amendment, renewal or extension of a Letter of Credit, including any amendment increasing the amount thereof), and without any further action on the part of the applicable Issuing Lender or the Revolving Lenders, such Issuing Lender hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Revolving Lender's Revolving Commitment Percentage of the amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Lender, such Revolving Lender's Revolving Commitment Percentage of the amount of each LC Disbursement made by such Issuing Lender and not reimbursed by the Borrower on the date due as provided in Section 2.02(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence of an Event of Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)    Reimbursement. (A)  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Lender shall notify the Borrower and the Administrative Agent thereof. On the date of any payment by the applicable Issuing Lender under a Letter of Credit, if the Borrower shall have received notice of such payment prior to 11:00 a.m., New York City time on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 3:00 p.m., New York City time, on the Business Day immediately following receipt of such notice, the Borrower shall reimburse the applicable Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing; provided that, in the case of any LC Disbursement, to the extent not reimbursed and, subject to the satisfaction (or waiver) of the conditions to borrowing set forth herein, including, without limitation, making a request in accordance with Section 2.03(a) that such payment shall be financed with an ABR Revolving Borrowing, as the case may be, in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing.

(B)    If the Borrower fails to make any payment due under paragraph (d) above with respect to a Letter of Credit when due (including by a Borrowing), the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender's Revolving Commitment Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Commitment Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.04 with respect to Revolving Loans made by such Revolving Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.02(e) with respect to any LC Disbursement, the Administrative Agent shall dis-

tribute such payment to the applicable Issuing Lender or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Revolving Lenders and such Issuing Lender as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the applicable Issuing Lender for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Revolving Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)    Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.02 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.02, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Revolving Lenders, nor the applicable Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the applicable Issuing Lender (as finally determined by a court of competent jurisdiction), the applicable Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)Disbursement Procedures. The applicable Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the applicable Issuing Lender has made or will make a LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Lender and the Revolving Lenders with respect to any such LC Disbursement in accordance with the terms herein.

(h)Interim Interest. If the applicable Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse (including by a Borrowing) such LC Disburse-

ment in full not later than the first Business Day following the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.08 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (d)(A) of this Section 2.02 to reimburse the applicable Issuing Lender shall be for the account of such Lender to the extent of such payment.

(i)Replacement of the Issuing Lender. Any Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.21. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)Replacement of Letters of Credit; Cash Collateralization. The Borrower shall (i) upon or prior to the occurrence of the Revolving Facility Termination Date, (x) cause all Letters of Credit which expire after the Revolving Facility Termination Date (the “Outstanding Letters of Credit”) to be returned to the applicable Issuing Lender undrawn and marked “cancelled” or (y) if the Borrower does not do so in whole or in part either (A) provide one or more “back-to-back” letters of credit to each applicable Issuing Lender with respect to any such Outstanding Letters of Credit in a form reasonably satisfactory to each such Issuing Lender and the Administrative Agent, issued by a bank reasonably satisfactory to each such Issuing Lender and the Administrative Agent, and/or (B) deposit cash in the Letter of Credit Account, as collateral security for the Borrower's reimbursement obligations in connection with any such Outstanding Letters of Credit (such deposit in the amounts set forth below “Cash Collateralization”), such cash (or any applicable portion thereof) to be promptly remitted to the Borrower (provided no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred or is continuing) upon the expiration, cancellation or other termination or satisfaction of the Borrower's reimbursement obligations with respect to such Outstanding Letters of Credit, in whole or in part; in an aggregate principal amount for all such “back-to-back” letters of credit and any such Cash Collateralization equal to 105% of the then outstanding amount of all LC Exposure (less the amount, if any, on deposit in the Letter of Credit Account prior to taking any action pursuant to clauses (A) or (B) above), and (ii) if required pursuant to Section 2.02(l), 2.12(b), 2.12(c), 2.12(d), 2.12(e), 2.26(d)(ii), 2.26(e)(ii), 2.26(f) or 7.01 or pursuant to any Extension Amendment or Refinancing Amendment, deposit in the Letter of Credit Account an amount required pursuant to Section 2.02(l), 2.12(b), 2.12(c), 2.12(d), 2.12(e), 2.26(d)(ii), 2.26(e)(ii), 2.26(f) or 7.01 or pursuant to any Extension Amendment or Refinancing Amendment, as applicable. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Letter of Credit Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent (in accordance with its usual and customary practices for investments of this type) and at the Borrower's risk and reasonable expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be ap-

plied by the Administrative Agent to reimburse the applicable Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time. If the Borrower is required to provide Cash Collateralization hereunder pursuant to Section 2.02(l), 2.12(b), 2.12(c), 2.12(d), 2.12(e), 2.26(d)(ii), 2.26(e)(ii), 2.26(f) or pursuant to any Extension Amendment or Refinancing Amendment, such Cash Collateralization (to the extent not applied as contemplated by the applicable section) shall be returned to the Borrower within three (3) Business Days after the applicable section (or Extension Amendment or Refinancing Amendment, as applicable) no longer requires the provision of such Cash Collateralization.

(k)Issuing Lender Agreements. Unless otherwise requested by the Administrative Agent, each Issuing Lender shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Lender expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, the aggregate face amount of the Letters of Credit to be issued, amended, renewed, or extended by it (and whether, subject to Section 2.02(a), the face amount of any such Letter of Credit was changed thereby) and the aggregate face amount of such Letters of Credit outstanding after giving effect to such issuance, amendment, renewal or extension, (iii) on each Business Day on which such Issuing Lender makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which a Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Lender on such day, the date of such failure, and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

(l)Provisions Related to Extended Revolving Commitments and Commitments in Respect of Refinancing Revolving Facilities. If the maturity date in respect of any tranche of Revolving Commitments occurs prior to the expiration of any Letter of Credit with respect to which Lenders holding such Revolving Commitments hold participation interests, then (i) if one or more other tranches of Revolving Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make payments in respect thereof pursuant to Section 2.02(d) or (e) and for any reallocations required pursuant to Section 2.26(d)(i)) under (and ratably participated in by Lenders pursuant to) the Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrower shall cash collateralize any such Letter of Credit in accordance with Section 2.02(j). For the avoidance of doubt, commencing with the maturity date of any tranche of Revolving Commitments, the sublimit for Letters of Credit under any tranche of Revolving Commitments that has not then matured shall be as agreed in the relevant Extension Amendment or Refinancing Amendment, as applicable, with such Revolving Lenders (to the extent such Extension Amendment or Refinancing Amendment so provides).

SECTION 2.03.        Requests for Borrowings.

(a)    Revolving Loans. Unless otherwise agreed to by the Administrative Agent in connection with making the initial Revolving Loans, to request a Borrowing of Revolving Loans, the Borrower shall notify the Administrative Agent of such request in writing (i) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing and (ii) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.02(e) may be given not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.01(a):

(i)the aggregate amount of the requested Borrowing (which shall comply with Section 2.01(e));

(ii)the date of such Borrowing, which shall be a Business Day;

(iii)whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03(a), the Administrative Agent shall advise each Revolving Lender of the details thereof and of the amount of such Revolving Lender's Loan to be made as part of the requested Borrowing.
(b)    Term Loans. To request the Term Loans on the Closing Date, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the Closing Date and (ii) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time one (1) Business Day before the Closing Date. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01(b) and (c):

(i)    the aggregate amount of the requested Borrowing (which shall comply with Section 2.01(e));

(ii)    the date of such Borrowing, which shall be a Business Day;

(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly fol-

lowing receipt of a Borrowing Request in accordance with this Section 2.03(b), the Administrative Agent shall advise each Term Lender of the details thereof and of the amount of such Term Lender's Term Loan to be made as part of the requested Borrowing.
SECTION 2.04.        Funding of Borrowings.

(a)    Each Revolving Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, or such earlier time as may be reasonably practicable, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.02(e) shall be remitted by the Administrative Agent to the Issuing Lender.

(b)    Each Term Lender shall make each Term Loan to be made by it hereunder on the Closing Date by wire transfer of immediately available funds by 12:00 p.m., New York City time, or such earlier time as may be reasonably practicable, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

(c)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraphs (a) and/or (b) of this Section 2.04 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith upon written demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate otherwise applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

SECTION 2.05.        Interest Elections.

(a)The Borrower may elect from time to time to (i) convert ABR Loans to Eurodollar Loans, (ii) convert Eurodollar Loans to ABR Loans, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto or (iii) continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto

(b)To make an Interest Election Request pursuant to this Section 2.05, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03(a) or Section 2.03(b) if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Revolving Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.
(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, and upon the request of the Required Lenders, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.06.        Limitation on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than fifteen Eurodollar Tranches shall be outstanding at any one time.

SECTION 2.07.        Interest on Loans.

(a)Subject to the provisions of Section 2.08, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days or 366 days in a leap year) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)Subject to the provisions of Section 2.08, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the LIBO Rate for such Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Termination Date and after the Termination Date on written demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount repaid or prepaid); provided that in the event of any conversion of any Eurodollar Loan to an ABR Loan, accrued interest on such Loan shall be payable on the effective date of such conversion.

SECTION 2.08.        Default Interest. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.02(e) of any LC Disbursements), whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on written demand of the Administrative Agent from time to time pay interest, to the extent permitted by law, on all overdue amounts up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days when the LIBO Rate is applicable or a year of 365 days or 366 days in a leap year otherwise) equal to (a) with respect to the principal amount of any Loan, the rate then applicable for such Borrowings plus 2.0%, and (b) in the case of all other amounts, the rate applicable for ABR Loans plus 2.0%.

SECTION 2.09.        Alternate Rate of Interest. In the event, and on each occasion, that on the date that is two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written, facsimile or telegraphic notice of such determination to the Borrower and the Lenders and, until the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Borrowing of Eurodollar Loans hereunder (including pursuant to a refinancing with Eurodollar Loans and including any request to continue, or to convert to, Eurodollar Loans) shall be deemed a request for a Borrowing of ABR Loans.

SECTION 2.10.        Amortization of Term Loans; Repayment of Loans; Evidence of Debt.

(a)The Borrower hereby unconditionally promises to pay to the Administrative Agent for the ratable account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Revolving Facility Termination Date.

(b)(i)  The principal amounts of the Term B-1 Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) of 0.25% of the original aggregate principal amount thereof, each on the last day of each calendar quarter of each year commencing on March 31, 2013. Notwithstanding the foregoing, (1) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with Sections 2.12 and 2.13, as applicable; and (2) the Term B-1 Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Term B-1 Loan Termination Date.

(ii)The principal amounts of the Term B-2 Loans shall be repaid in consecutive quarterly Installments of 0.25% of the original aggregate principal amount thereof, each on the last day of each calendar quarter of each year commencing on March 31, 2013. Notwithstanding the foregoing, (1) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with Sections 2.12 and 2.13, as applicable, and (2) the Term B-2 Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Term B-2 Loan Termination Date.

(c)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof. The Borrower shall have the right, upon reasonable notice, to request information regarding the accounts referred to in the preceding sentence.

(e)The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; and provided further that in the case of any inconsistency between the accounts maintained pursuant to paragraph (c) or (d) of this Section and the Register, the Register shall be controlling.

(f)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall promptly execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in a form furnished by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.02) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

SECTION 2.11.        Optional Termination or Reduction of Revolving Commitments. Upon at least one (1) Business Day prior written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Revolving Commitment; provided that each such notice shall be revocable to the extent such termination or reduction would have resulted from a refinancing of the Obligations, which refinancing shall not be consummated or shall otherwise be delayed. Each such reduction of the Unused Total Revolving Commitment shall be in the principal amount not less than $5,000,000 and in an integral multiple of $1,000,000. Simultaneously with each reduction or termination of the Revolving Commitment, the Borrower shall pay to the Administrative Agent for the account of each Revolving Lender the Commitment Fee accrued and unpaid on the amount of the Revolving Commitment of such Revolving Lender so terminated or reduced through the date thereof. Any reduction of the Total Revolving Commitment pursuant to this Section 2.11 shall be applied to reduce the Revolving Commitment of each Revolving Lender on a pro rata basis.

SECTION 2.12.        Mandatory Prepayment of Loans and Mandatory Commitment Reductions; Commitment Termination.

(a)The Borrower shall prepay the Loans in an amount necessary to comply with Section 6.06 and Section 6.10, in each case in the manner set forth in Section 2.12(b).

(b)Amounts required to be applied to the prepayment of Loans pursuant to Section 2.12(a) shall be applied, to prepay first, the outstanding Term Loans in accordance with Section 2.17(e) and, second, outstanding Revolving Loans (and to provide Cash Collateralization for the outstanding LC Exposure following the repayment of all outstanding Revolving Loans). All such prepayments of Revolving Loans (and Cash Collateralization of the outstanding LC Exposure) shall be accompanied by a corresponding permanent reduction in the Revolving Commitments. To the extent that the amount required to be applied to the prepayment of Revolving Loans (and to the Cash Collateralization of the outstanding LC Exposure) exceeds the aggregate principal amount of all outstanding Revolving Loans and all outstanding LC Exposure, the Revolving Commitments shall be permanently reduced in the amount of such excess. Any Cash Collateralization of outstanding LC Exposure shall be consummated in accordance with Section 2.02(j). The application of any prepayment pursuant to Section 2.12(a) shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Term Loans prepaid pursuant to Section 2.12(a) may not be reborrowed.

(c)Upon the Revolving Facility Termination Date, the Revolving Commitments shall be terminated in full and the Borrower shall repay the Revolving Loans in full and, except as the Administrative Agent may otherwise agree in writing, if any Letter of Credit remains outstanding, comply with Section 2.02(i) in accordance therewith.

(d)All prepayments under this Section 2.12 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any Fees and any losses, costs and expenses, as more fully described in Section 2.15 and 2.19 hereof.

(e)If at any time the Total Revolving Extensions of Credit for any reason exceed the Total Revolving Commitment at such time (taking into account any permanent reductions of Revolving Commitments required pursuant to Section 2.12(b)), the Borrower shall prepay Revolving Loans on a pro rata basis in an amount sufficient to eliminate such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the Total Revolving Extensions of Credit exceed the Total Revolving Commitment then in effect, the Borrower shall Cash Collateralize outstanding Letters of Credit to the extent of such excess.

SECTION 2.13.        Optional Prepayment of Loans.

(a)The Borrower shall have the right, at any time and from time to time, to prepay any Loans, in whole or in part, (i) with respect to Eurodollar Loans, upon delivery of written or facsimile notice in the form of Exhibit F received by 12:00 noon, New York City time, three Business Days prior to the proposed date of prepayment and (ii) with respect to ABR Loans, upon delivery of written or facsimile notice in the form of Exhibit F received by 12:00 noon, New York City time, one Business Day prior to the proposed date of prepayment; provided, however, that (A) each such partial prepayment shall be in an amount not less than $5,000,000 and in integral multiples of $1,000,000, (B) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.13(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in Section 2.15, and (C) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $10,000,000.

(b)Any prepayments under Section 2.13(a) shall be applied, at the Borrower's option, to (i) repay the outstanding Revolving Loans of the Revolving Lenders (without any reduction in the Total Revolving Commitment) and Cash Collateralize the outstanding Letters of Credit in accordance with Section 2.02(j) until all Revolving Loans shall have been paid in full (plus any accrued but unpaid interest and fees thereon) and no Letters of Credit shall be outstanding, or, if outstanding, then backed by such Cash Collateralization and/or (ii) prepay the Term Loans of the Term Lenders. All such prepayments of Term Loans shall be applied to the remaining scheduled Installments in the manner directed by the Borrower. All prepayments under Section 2.13(a) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any Fees and any losses, costs and expenses, as more fully described in Sections 2.15 and 2.19 hereof. Term Loans prepaid pursuant to Section 2.13(a) may not be reborrowed.

(c)Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and, in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein; provided that the Borrower may revoke any notice of prepayment under this Section 2.13 if such prepayment would have resulted from a refinancing of the Obligations hereunder, which refinancing shall not be consummated or shall otherwise be delayed. The Administrative Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

(d)In the event that, prior to the first anniversary of the Closing Date, there shall occur any Repricing Event, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the Term Lenders holding Term Loans subject to such Repricing Event, (x) in the case of a Repricing Event of the type described in clause (a) of the definition thereof, a prepayment premium of 1% of the aggregate principal amount of the Term Loans subject to such Repricing Event and (y) in the case of a Repricing Event of the type described in clause (b) of the definition thereof, an amount equal to 1% of the aggregate principal amount of the Term Loans subject to such Repricing Event outstanding immediately prior to the effectiveness thereof, in each case, unless such fee is waived by the applicable Term Lender. Any Term Lender that is a non-consenting Lender in respect of a Repricing Event may be replaced in accordance with Section 10.08(d) to the extent permitted thereby; provided that any such Term Lender so replaced shall be entitled to the prepayment premium set forth in clause (x) of the preceding sentence with respect to its Term Loans so assigned unless such fee is waived by such Term Lender.

SECTION 2.14.        Increased Costs.

(a)If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement subject to Section 2.14(c)) or Issuing Lender; or

(ii)impose on any Lender or Issuing Lender or the London interbank market any other condition (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to re-

duce the amount of any sum received or receivable by such Lender or Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
(b)If any Lender or Issuing Lender reasonably determines in good faith that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Lender's capital or on the capital of such Lender's or Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender's or Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Lender's policies and the policies of such Lender's or Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts, in each case as documented by such Lender or Issuing Lender to the Borrower as will compensate such Lender or Issuing Lender or such Lender's or Issuing Lender's holding company for any such reduction suffered; it being understood that to the extent duplicative of the provisions in Section 2.16, this Section 2.14(b) shall not apply to Taxes.

(c)The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days' prior notice (with a copy to the Administrative Agent, and which notice shall specify the Statutory Reserve Rate, if any, applicable to such Lender) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d)A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(e)Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender's or Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

SECTION 2.15.        Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of the occurrence and continuance an Event of Default), (b) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (c) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18 or Section 10.08(c), then, in any such event, at the request of such Lender, the Borrower shall compensate such Lender for the loss, cost and expense attributable to such event; provided that in no case shall this Section 2.15 apply in connection with any Installment paid pursuant to Section 2.10(b). Such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined in good faith by such Lender or Issuing Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the applicable rate of interest for such Loan (excluding, however the Applicable Margin included therein, if any), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

SECTION 2.16.        Taxes.

(a)Any and all payments by or on account of any Obligation of the Borrower or any Guarantor hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, except as required by applicable law. If the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments to or for the benefit of any Recipient, then (i) the sum payable shall be increased as necessary so that after making all such required deductions (including such deductions applicable to additional sums payable under this Section 2.16), the Recipient receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)The Borrower shall indemnify each Recipient, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by or on behalf of such Recipient on or with respect to any payment by or on account of any obligation of the Borrower or any Guarantor hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16(c)) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. After a Recipient learns of the imposition of Indemnified Taxes or Other Taxes, such Recipient will act in good faith to notify the Borrower promptly of its obligations hereunder. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Lender, shall be conclusive absent manifest error.

(d)As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment to the extent available, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)(i)  Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and as reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law or requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(e)(ii), (iii) and (vi)) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter, or upon request of the Borrower or the Administrative Agent) whichever of the following is applicable: (i) two (2) duly completed original copies of Internal Revenue Service Form W-8BEN, claiming eligibility for benefits of an income tax treaty to which the United States of America is a party, (ii) two (2) duly completed original copies of Internal Revenue Service Form W-8ECI, (iii) two (2) duly completed original copies of Internal Revenue Service Form W-8IMY, together with applicable attachments (including, for any person that is claiming the benefits of exemption for portfolio interest under Section 881(c) of the Code, a Compliance Certificate), (iv) in the case of a Foreign Lender claiming the benefits of exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “Compliance Certificate”) and (y) two (2) duly completed original copies of the Internal Revenue Service Form W-8BEN, or (v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax and reasonably requested by the Borrower or the Administrative Agent to permit the Borrower to deter-mine the withholding or required deduction to be made.

(iii)Any Lender that is a “United States Person” (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Administrative Agent and Borrower, on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter, or upon request of the Borrower or the Administrative Agent), two (2) copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such Lender is en-titled to an exemption from U.S. backup withholding.

(iv)If the Administrative Agent is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, the Administrative Agent shall deliver to the Borrower, at the time or times prescribed by additional law and as reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.

(v)The Administrative Agent and each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. A Lender shall not be required to deliver any form or statement pursuant to this Section 2.16(e) that such Lender is not legally able to deliver.

(vi)If a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(f)If a Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over an amount equal to such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such Recipient incurred in obtaining such refund (including Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. This Section shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(g)Each Lender shall indemnify the Administrative Agent for the full amount of any Taxes imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(h)Survival. Each party's obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)Defined Terms. For purposes of this Section 2.16, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.

SECTION 2.17.        Payments Generally; Pro Rata Treatment.

(a)The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14 or 2.15, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set‑off or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Barclays Bank PLC, 1301 Avenue of Americas, 9th Floor, New York, New York 10019, Attention: Sookie Siew (Phone: (212) 320-7205), pursuant to wire instructions to be provided by the Administrative Agent, except payments to be made directly to an Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15 and 10.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in the applicable currency.

(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, such funds shall be applied (i) first, towards payment of Fees and expenses then due under Sections 2.19 and 10.04 payable to the Administrative Agent and the Collateral Trustee, in their respective capacities as such, (ii) second, towards payment of Fees and expenses then due under Sections 2.20, 2.21 and 10.04 payable to the Agents, the Lenders and the Issuing Lenders and towards payment of interest then due on account of the Revolving Loans, the Term Loans and Letters of Credit, ratably among the parties entitled thereto in accordance with the amounts of such Fees and expenses and interest then due to such parties and (iii) third, towards payment of (A) principal of the Revolving Loans and Term Loans and unreimbursed LC Disbursements then due hereunder, (B) any Designated Banking Product Obligations then due, to the extent such Designated Banking Product Obligations constitute “Obligations” hereunder, and (C) any Designated Hedging Obligations then due, to the extent such Designated Hedging Obligations constitute “Obligations” hereunder (pro rata among the holders of all such Indebtedness), ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed LC Disbursements, Designated Banking Product Obligations and Designated Hedging Obligations then due to such parties.

(c)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(e), 2.04(a) or (b) or 10.04(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

(e)Pro Rata Treatment. (i) Each payment by the Borrower of interest in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(ii)    Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders (except that (i) an optional prepayment pursuant to Section 2.13 need only be made pro rata according to the respective outstanding principal amounts of the Term Loans of the applicable tranche being prepaid then held by the Term Lenders, (ii) any prepayment of Term Loans with the proceeds of Refinancing Debt shall be applied solely to each applicable tranche of the Indebtedness being refinanced) and (iii) for the avoidance of doubt, assignments to the Borrower pursuant to Section 10.02(g) shall not be subject to this Section. Amounts prepaid on account of the Term Loans may not be reborrowed.

(iii)    Each payment (including each prepayment) by the Borrower on account of principal of the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

SECTION 2.18.        Mitigation Obligations; Replacement of Lenders.

(a)If the Borrower is required to pay any additional amount or indemnification payment to any Lender under Section 2.14 or to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, to assign its rights and obligations hereunder to another of its offices, branches or affiliates or to file any certificate or document reasonably requested by the Borrower, if, in the judgment of such Lender, such designation, assignment or filing (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)If, after the date hereof, any Lender requests compensation under Section 2.14 or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.02), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts due, owing and payable to it hereunder at such time, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19.        Certain Fees. The Borrower shall pay (i) to the Arrangers party thereto the fees set forth in that certain Fee Letter, dated as of September 28, 2012, among such Arrangers and the Borrower at the times set forth therein, (ii) to the Administrative Agent the fees set forth in that certain Agency Fee Letter, dated as of September 28, 2012, between the Administrative Agent and the Borrower and (iii) to the Collateral Trustee the fees set forth in that certain Collateral Trustee Fee Letter, dated as of the Closing Date, between the Collateral Trustee and the Borrower, in each case at the times set forth therein, and as otherwise heretofore agreed.

SECTION 2.20.        Commitment Fee and Upfront Term Loan Fee.

(a)The Borrower shall pay to the Administrative Agent for the accounts of the Revolving Lenders a commitment fee (the “Commitment Fee”) for the period commencing on the Closing Date to the Revolving Facility Termination Date or the earlier date of termination of the Revolving Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the Commitment Fee Rate on the average daily Unused Total Revolving Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (a) on the last Business Day of each March, June, September and December, (b) on the Revolving Facility Termination Date, and (c) as provided in Section 2.11 hereof, upon any reduction or termination in whole or in part of the Total Revolving Commitment.

(b)The Borrower shall pay on the Closing Date to each Term Lender as of such date, as compensation for the funding of such Term Lender's Term Loans, an upfront fee (the “Upfront Term Loan Fee”) in an amount equal to 1.00% of the principal amount of Term Loans funded by such Term Lender, payable to such Term Lender from the proceeds of its Term Loan as and when funded on the Closing Date. The Upfront Term Loan Fees shall be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

SECTION 2.21.        Letter of Credit Fees. The Borrower shall pay with respect to each Letter of Credit (i) to the Administrative Agent on behalf of the Revolving Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility on the daily average LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), to be shared ratably among the Revolving Lenders and (ii) to each Issuing Lender (with respect to each Letter of Credit issued by it), such Issuing Lender's customary fees for issuance, amendments and processing referred to in Section 2.02. In addition, the Borrower agrees to pay each Issuing Lender for its account a fronting fee of 0.125% per annum in respect of each Letter of Credit issued by such Issuing Lender, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit. Accrued fees described in this paragraph in respect of each Letter of Credit shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date.

SECTION 2.22.        Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent or the Arrangers, as applicable, as provided herein and in the fee letters and engagement letter described in Section 2.19. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.23.        Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default pursuant to Section 7.01(b), the Administrative Agent and each Lender (and their respective banking Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits in the Escrow Accounts, Payroll Accounts and other accounts, in each case, held in trust for an identified beneficiary) at any time held and other indebtedness at any time owing by the Administrative Agent and each such Lender (or any of such banking Affiliates) to or for the credit or the account of the Borrower or any Guarantor against any and all of any such overdue amounts owing under the Loan Documents, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under any Loan Document; provided that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26(f) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender and the Revolving Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and the Administrative Agent agree promptly to notify the Borrower and Guarantors after any such set-off and application made by such Lender or the Administrative Agent (or any of such banking Affiliates), as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Administrative Agent under this Section 2.23 are in addition to other rights and remedies which such Lender and the Administrative Agent may have upon the occurrence and during the continuance of any Event of Default.

SECTION 2.24.        Security Interest in Letter of Credit Account. The Borrower and the Guarantors hereby pledge to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, and hereby grant to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to the Letter of Credit Account, any direct investment of the funds contained therein and any proceeds thereof. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, and shall be released to the Borrower only as described in clause (i)(B) of Section 2.02(j).

SECTION 2.25.        Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the Lenders shall be entitled to immediate payment of such Obligations.

SECTOPM 2.26.    Defaulting Lenders.

(a)If at any time any Lender becomes a Defaulting Lender, then the Borrower may, on ten (10) Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.02(a) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person.

(b)Any Lender being replaced pursuant to Section 2.26(a) shall (i) execute and deliver an Assignment and Acceptance with respect to such Lender's outstanding Commitments, Loans and participations in Letters of Credit, and (ii) deliver any documentation evidencing such Loans to the Borrower or the Administrative Agent. Pursuant to such Assignment and Acceptance, (A) the assignee

Lender shall acquire all or a portion, as the case may be, of the assigning Lender's outstanding Commitments, Loans and participations in Letters of Credit, (B) all obligations of the Borrower owing to the assigning Lender relating to the Commitments, Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance, and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate documentation executed by the Borrower in connection with previous Borrowings, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Commitments, Loans and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender; provided that an assignment contemplated by this Section 2.26(b) shall become effective notwithstanding the failure by the Lender being replaced to deliver the Assignment and Acceptance contemplated by this Section 2.26(b), so long as the other actions specified in this Section 2.26(b) shall have been taken.

(c)Anything herein to the contrary notwithstanding, if a Revolving Lender becomes, and during the period it remains, a Defaulting Lender, during such period, such Defaulting Lender shall not be entitled to any fees accruing during such period pursuant to Section 2.20(a) and 2.21 (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees), provided that (a) to the extent that all or a portion of the LC Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.26(d)(i), such fees that would have accrued for the benefit of such Defaulting Lender shall instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Revolving Commitments, and (b) to the extent that all or any portion of such LC Exposure that cannot be so reallocated such fees shall instead accrue for the benefit of and be payable to the Issuing Lenders as their interests appear (and the applicable pro rata payment provisions under this Agreement shall automatically be deemed adjusted to reflect the provisions of this Section).

(d)If any LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender then:

(i)the LC Exposure of such Defaulting Lender will, upon notice by the Administrative Agent, and subject in any event to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Commitments; provided that (A) the Revolving Extensions of Credit of each such Non-Defaulting Lender may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation, (B) such reallocation will not constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Collateral Trustee, the Issuing Lenders or any other Lender may have against such Defaulting Lender, and (C) neither such reallocation nor any payment by a Non-Defaulting Lender as a result thereof will cause such Defaulting Lender to be a Non-Defaulting Lender; and

(ii)to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender's LC Exposure cannot be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise, the Borrower will, not later than 3 Business Days after demand by the Administrative Agent, (A) Cash Collateralize the obligations of the Borrower to the Issuing Lenders in respect of such LC Exposure in an amount at least equal to the aggregate amount of the unreallocated portion of such LC Exposure or (B) make other arrangements satisfactory to the Administrative Agent and the Issuing Lenders in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender.

(e)In addition to the other conditions precedent set forth in this Agreement, if any Revolving Lender becomes, and during the period it remains, a Defaulting Lender, no Issuing Lender shall be required to issue any Letter of Credit or to amend any outstanding Letter of Credit, unless:

(i)in the case of a Defaulting Lender, the LC Exposure of such Defaulting Lender is reallocated, as to outstanding and future Letters of Credit, to the Non-Defaulting Lenders as provided in Section 2.26(d)(i), and

(ii)to the extent full reallocation does not occur as provided in clause (i) above, without limiting the provisions of Section 2.26(f), the Borrower Cash Collateralizes the obligations of the Borrower in respect of such Letter of Credit in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit, or makes other arrangements satisfactory to the Administrative Agent and such Issuing Lenders in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender, or

(iii)to the extent that neither reallocation nor Cash Collateralization occurs pursuant to clauses (i) or (ii), then in the case of a proposed issuance of a Letter of Credit, by an instrument or instruments in form and substance satisfactory to the Administrative Agent, and to such Issuing Lender, as the case may be, (A) the Borrower agrees that the face amount of such requested Letter of Credit will be reduced by an amount equal to the portion thereof as to which such Defaulting Lender would otherwise be liable, and (B) the Non-Defaulting Lenders confirm, in their discretion, that their obligations in respect of such Letter of Credit shall be on a pro rata basis in accordance with the Revolving Commitments of the Non-Defaulting Lenders, and that the applicable pro rata payment provisions under this Agreement will be deemed adjusted to reflect this provision (provided that nothing in this clause (iii) will be deemed to increase the Revolving Commitments of any Lender, nor to constitute a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Lender or any other Lender may have against such Defaulting Lender, nor to cause such Defaulting Lender to be a Non-Defaulting Lender).

(f)If any Lender becomes, and during the period it remains, a Defaulting Lender, if any Letter of Credit is at the time outstanding, the applicable Issuing Lender may (except, in the case of a Defaulting Lender, to the extent the Revolving Commitments have been reallocated pursuant to Section 2.26(d)(i)), by notice to the Borrower and such Defaulting Lender through the Administrative Agent, require the Borrower to Cash Collateralize the obligations of the Borrower to such Issuing Lender in respect of such Letter of Credit in amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect thereof, or to make other arrangements satisfactory to the Administrative Agent and such Issuing Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender.

(g)Any amount paid by the Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but shall instead be retained by the Administrative Agent in a segregated account until (subject to Section 2.26(i)) the termination of the Revolving Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: First to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent and the Collateral Trustee, second to the payment of any amounts owing by such Defaulting Lender to the Issuing Lenders under this Agreement, third to the payment of the default interest and then current interest due and payable to the Revolving Lenders which are Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and unreimbursed LC Disbursements then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and seventh after the termination of the Revolving Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(h)The Borrower may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than 10 Business Days' prior notice to the Administrative Agent (which shall promptly notify the Revolving Lenders thereof), and in such event the provisions of Section 2.26(g) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Collateral Trustee, any Issuing Lender, or any Lender may have against such Defaulting Lender.

(i)If the Borrower, the Administrative Agent and the Issuing Lenders agree in writing that a Revolving Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the Revolving Lenders, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.26(g), such Revolving Lender shall purchase at par such portions of outstanding Revolving Loans of the other Revolving Lenders, and/or make such other adjustments, as the Administrative Agent may determine to be necessary to cause the Revolving Lenders to hold Revolving Loans on a pro rata basis in accordance with their respective Revolving Commitments, whereupon such Revolving Lender shall cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and the LC Exposure of each Revolving Lender shall automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments shall be made retroactively with respect to fees accrued while such Revolving Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender shall constitute a waiver or release of any claim of any party hereunder arising from such Revolving Lender's having been a Defaulting Lender.

(j)The Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.05.

SECTION 2.27.        Increase in Commitment

(a)    Borrower Request. The Borrower may by written notice to the Administrative Agent elect to request (x) prior to the Revolving Facility Maturity Date, an increase to the existing Revolving Commitments and/or (y) the establishment of one or more new Term Loan Commitments (each, an “Incremental Term Loan Commitment”) by an amount not less than $50,000,000 individually. Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrower proposes that the increased or new Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Eligible Assignee to whom the Borrower proposes any portion of such increased or new Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the increased or new Commitments may elect or decline, in its sole discretion, to provide such increased or new Commitment.

(b)    Conditions. The increased or new Commitments shall become effective, as of such Increase Effective Date; provided that:

(i)each of the conditions set forth in Section 4.02 shall be satisfied;

(ii)no Default shall have occurred and be continuing or would result from the Borrowings to be made on the Increase Effective Date;

(iii)after giving pro forma effect to the Borrowings to be made on the Increase Effective Date, the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 6.06;

(iv)the Borrower shall make any payments required pursuant to Section 2.15 in connection with any adjustment of Revolving Loans pursuant to Section 2.27(d); and

(v)the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(c)Terms of New Loans and Commitments. The terms and provisions of Loans made pursuant to the new Commitments shall be as follows:

(i)terms and provisions of Loans made pursuant to Incremental Term Loan Commitments (“Incremental Term Loans”) shall be, except as otherwise set forth in the Increase Joinder, identical to the Term B-1 Loans (it being understood that the Incremental Term Loans may be part of the Term B-1 Loans);

(ii)the terms and provisions of Revolving Loans made pursuant to new Commitments shall be identical to the Revolving Loans;

(iii)the Weighted Average Life to Maturity of any Loans made pursuant to Incremental Term Loan Commitments (“Incremental Term Loans”) shall be no shorter than the Weighted Average Life to Maturity of the existing Term B-1 Loans;

(iv)the maturity date of Incremental Term Loans shall not be earlier than the Term B-1 Loan Maturity Date;

(v)the interest rate margins for the new Incremental Term Loans shall be determined by the Borrower and the applicable new Lenders; provided, however, that, the interest rate margins for such new Incremental Term Loans shall not be greater than the highest interest rate margins that may, under any circumstances, be payable with respect to any Term B-1 Loans plus 50 basis points (and the interest rate margins applicable to the Term B-1 Loans shall be increased to the extent necessary to achieve the foregoing); provided, further, that in determining the interest rate margins applicable to the existing Term B-1 Loans and the Incremental Term Loans, as applicable, (x) original issue discount or upfront or similar fees (collectively, “OID”) payable by the Borrower to the Lenders of the existing Term B-1 Loans or the Incremental Term B Loans in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to ar-

rangers (or their respective Affiliates) shall be excluded and (z) if the Incremental Term Loans include an interest rate floor greater than the interest rate floor applicable to the Term B-1 Loans, such increased amount shall be equated to interest rate margins for purposes of determining whether an increase in the interest rate margins for the Term B-1 Loans shall be required, to the extent an increase in the interest rate floor in the Term B-1 Loans would cause an increase in the interest rate margins, and in such case the interest rate floor (but not the Applicable Margin) applicable to the Term B-1 Loans shall be increased by such increased amount; and

(vi)to the extent that the terms and provisions of Incremental Term Loans are not identical to the Term B-1 Loans (except to the extent permitted by clause (iv) or (v) above) they shall be reasonably satisfactory to the Administrative Agent.

The increased or new Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such increased or new Commitment, in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.27. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving Loans or Term Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Loans made pursuant to new Commitments and Incremental Term Loans that are Term Loans, respectively, made pursuant to this Agreement.
(d)Adjustment of Revolving Loans. To the extent the Commitments being in-creased on the relevant Increase Effective Date are Revolving Commitments, then each Revolving Lender that is acquiring a new or additional Revolving Commitment on the Increase Effective Date shall make a Revolving Loan, the proceeds of which will be used to prepay the Revolving Loans of the other Revolving Lenders immediately prior to such Increase Effective Date so that, after giving effect thereto, the Revolving Loans outstanding are held by the Revolving Lenders pro rata based on their Revolving Commitments after giving effect to such Increase Effective Date. If there is a new Borrowing of Revolving Loans on such Increase Effective Date, the Revolving Lenders after giving effect to such Increase Effective Date shall make such Revolving Loans in accordance with Section 2.01(a).

(e)Making of New Term Loans. On any Increase Effective Date on which new Commitments for Term Loans are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such new Commitment shall make a Term Loan to the Borrower in an amount equal to its new Commitment.

(f)Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Class of Term Loans or any such new Commitments.

SECTION 2.28.        Extension of Term Loans; Extension of Revolving Credit Loans

(a)Extension of Term Loans.  The Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.28.  In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Refinancing Debt in respect of Term Loans and Extended Term Loans) which have more than five (5) different Maturity Dates; (ii) the effective yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the effective yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Term Loans; provided, however, that (A) no Default shall have occurred and be continuing at the time a Term Loan Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the then Maturity Date of the Existing Term Loan from which such Extended Term Loans are to be extended, (C) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Term Loans) than the remaining Weighted Average Life to Maturity of any Existing Term Loan Tranche, (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (E) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche.  Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.28 shall be in an aggregate principal amount that is not less than $50,000,000.

(b)Extension of Revolving Commitments. The Borrower may, on behalf of the Borrowers, at any time and from time to time request that all or a portion of the Revolving Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Commitments (any such Revolving Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.28. In order to establish any Extended Revolv-

ing Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Commitments under the Existing Revolver Tranche from which such Extended Revolving Credit Commitments are to be amended, except that: (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Revolving Commitments hereunder (including Extended Revolving Credit Commitments) which have more than five (5) different Maturity Dates; (ii) the effective yield with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the effective yield for extensions of credit under the Revolving Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) all borrowings under the applicable Revolving Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (II) repayments required upon the Maturity Date of the non-extending Revolving Commitments); provided, further, that (A) no Default shall have occurred and be continuing at the time a Revolver Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Commitments hereunder and (C) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each Revolver Extension Series of Extended Revolving Credit Commitments incurred under this Section 2.28 shall be in an aggregate principal amount that is not less than $10,000,000.

(c)Extension Request. The Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.28. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Lender (each, an “Extending Revolving Lender”) wishing to have all or a portion of its Revolving Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the

Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Commitments, as applicable, included in each such Extension Election.

(d)Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrowers, the Administrative Agent and each Extending Term Lender or Extending Revolving Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Sections 2.28(a) or (b) above, respectively (but which shall not require the consent of any other Lender).  The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers' certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel's form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment.  Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.10 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension Amendment (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.10), (iii) modify the prepayments set forth in Section 2.12 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto and (iv) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.28, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e)No conversion of Loans pursuant to any Extension Amendment in accordance with this Section 2.28 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

SECTION 3.

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:
SECTION 3.01.        Organization and Authority. Each of the Borrower and the Guarantors (a) is duly organized, validly existing and in good standing (to the extent such concept is applicable in the applicable jurisdiction) under the laws of the jurisdiction of its organization and is duly qualified and in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect, (b) has the requisite corporate or limited liability company power and authority to effect the Transactions, and (c) has all requisite power and authority and the legal right to own or lease and operate its properties, pledge the Collateral, and conduct its business as now or currently proposed to be conducted.

SECTION 3.02.        Air Carrier Status. The Borrower is an “air carrier” within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49. The Borrower holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49. The Borrower is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies (a “United States Citizen”). The Borrower possesses all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies and consents which relate to the operation of the routes flown by it and the conduct of its business and operations as currently conducted except where failure to so possess would not, in the aggregate, have a Material Adverse Effect.

SECTION 3.03.        Due Execution. The execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (a) are within the respective corporate or limited liability company powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate or limited liability company action, including the consent of shareholders or members where required, and do not (i) contravene the charter, by-laws or limited liability company agreement (or equivalent documentation) of any of the Borrower or the Guarantors, (ii) violate any applicable law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, other than violations by the Borrower or the Guarantors which would not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in a breach of, constitute a default under, or create an adverse liability or rights under, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on the Borrower or the Guarantors or any of their properties, which, in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement or the other Loan Documents; and (b) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority or any other Person, other than (i) the filing of financing statements under the Uniform Commercial Code, (ii) the filings and consents contemplated by the Collateral Documents, (iii) approvals, consents and exemptions that have been obtained on or prior to the Closing Date, and (iv) consents, approvals and exemptions that the failure to obtain in the aggregate would not be reasonably expected to result in a Material Adverse Effect. Each Loan Document has been duly executed and delivered by each of the Borrower and the Guarantors party thereto. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor party thereto, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.04.        Statements Made. No representation or warranty or certification of the Borrower or any Guarantor contained in writing in this Agreement, any other Loan Document or in any other document, report, public or private confidential information memorandum, financial statement, certificate or other written information furnished by or on behalf of the Borrower or any Guarantor to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder (as modified or supplemented by other information so furnished, other than to the extent that any such statements constitute projections, budgets, estimates or other forward looking statements), taken as a whole and in light of the circumstances in which made, contains, when furnished, any untrue statement of a material fact or omits to state a material fact necessary to make such statements not materially misleading; and, to the extent that any such information constitutes projections, budgets, estimates or other forward looking statements (including, without limitation, the Business Plan), such projections, budgets, estimates or other forward looking statements were prepared in good faith on the basis of assumptions believed by the Borrower or such Guarantor to be reasonable at the time such projections, budgets, estimates or other forward looking statements were furnished (it being understood that projections, budgets, estimates or other forward looking statements by their nature are inherently uncertain, that no assurances can be given that projections, budgets, estimates or other forward looking statements will be realized, and that actual results in fact may differ materially from any projections, budgets, estimates or other forward looking statements provided to the Administrative Agent or the Lenders).

SECTION 3.05.        Financial Statements; Material Adverse Change.

(a)The Borrower has furnished the Administrative Agent on behalf of the Lenders with copies of the audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2011, reported on by Ernst & Young LLP and certified by the Borrower's chief financial officer. Such financial statements present fairly, in all material respects, in accordance with GAAP, the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of such date and for such period; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP in all material respects. The Borrower has furnished the Administrative Agent on behalf of the Lenders with copies of the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarters ended March 31, 2012 and June 30, 2012, certified by the Borrower's chief financial officer. Such financial statements present fairly, in all material respects, in accordance with GAAP, the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of such date and for such period (subject to normal year-end audit adjustments and the absence of footnotes); such financial statements and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP in all material respects.

(b)Since June 30, 2012, there has been no Material Adverse Change.

SECTION 3.06.        Ownership. As of the Closing Date, other than as set forth on Schedule 3.06, (a) each of the Persons listed on Schedule 3.06 is a wholly-owned, direct or indirect Subsidiary of the Borrower, and (b) the Borrower owns no other Subsidiaries, whether directly or indirectly.

SECTION 3.07.        Liens. There are no Liens of any nature whatsoever on (i) any Pacific Routes, Pacific Route Slots, or Pacific Route Gate Leaseholds, or (ii) any other properties or assets that constitute Collateral under the terms of the Loan Documents (including, without limitation, applicable Additional Collateral) other than Liens permitted pursuant to Section 6.01.

SECTION 3.08.        Use of Proceeds. The proceeds of the Loans and Letters of Credit shall be used to repay amounts outstanding under the Existing Credit Facilities and the Existing Secured Notes (including fees, expenses and premiums in connection therewith), and for working capital and other general corporate purposes of the Borrower and its Subsidiaries (including the repayment of Indebtedness and the payment of fees and transaction costs as contemplated hereby and as referred to in Section 2.19 and 2.20).

SECTION 3.09.        Litigation and Compliance with Laws.

(a)There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower or the Guarantors, threatened against or affecting the Borrower or the Guarantors or any of their respective properties (including (i) any Pacific Routes, Pacific Route Slots, or Pacific Route Gate Leaseholds, or (ii) any other properties or assets that constitute Collateral under the terms of the Loan Documents (including, without limitation, applicable Additional Collateral)), before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (i) that are likely to have a Material Adverse Effect or (ii) that purport to, or could reasonably be expected to, affect the legality, validity, binding effect or enforceability of the Loan Documents or, in any material respect, the rights and remedies of the Administrative Agent, the Collateral Trustee or the Lenders thereunder or in connection with the Transactions.

(b)Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) the Borrower and each Guarantor is currently in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities and Airport Authorities (with respect to environmental matters), in respect of the conduct of its business and ownership of its property (including compliance with all applicable Environmental Laws governing its business and the requirements of any Environmental Permits with respect to the operations of the Borrower or any of the Guarantors), and (ii) none of the Borrower or the Guarantors has (x) become subject to any Environmental Liability, or (y) received written or, to the knowledge of the Borrower or the Guarantors, verbal notice of any pending or, to the knowledge of the Borrower or the Guarantors, threatened claim with respect to any Environmental Liability, and there is no reasonable basis for any Environmental Liability.

SECTION 3.10.        Pacific Route FAA Slot Utilization.

(a)As of the Closing Date, Schedule 3.10 identifies all of the Pacific Route FAA Slots that are FAA Slots held by the Borrower and the Guarantors constituting Collateral, and the Appraised Value of all such Pacific Route FAA Slots (if any) is reflected in the Initial Appraisal Report delivered to the Administrative Agent and the Lenders prior to the Closing Date.

(b)The Borrower and the Guarantors, as applicable, are utilizing, or causing to be utilized, their respective Pacific Route FAA Slots in a manner consistent in all material respects with applicable rules, regulations, laws and contracts in order to preserve both their respective right to hold and operate the Pacific Route FAA Slots, taking into account any waivers or other relief granted to the Borrower and any Guarantor by the FAA, other applicable U.S. Governmental Authorities or U.S. Airport Authorities. Neither the Borrower nor any Guarantor has received any written notice from the FAA, other applicable U.S. Governmental Authorities or U.S. Airport Authorities, or is otherwise aware of any other event or circumstance, that would be reasonably likely to impair in any material respect its respective right to hold and operate any Pacific Route FAA Slot, except for any such impairment that, either individually or in the aggregate, could not be reasonably likely to materially and adversely affect the Appraised Value of the Collateral, taken as a whole.

SECTION 3.11.        Pacific Route Foreign Slot Utilization. The Borrower and the Guarantors, as applicable, are utilizing, or causing to be utilized, their respective Pacific Route Foreign Slots in a manner consistent in all material respects with applicable rules, regulations, foreign laws and contracts in order to preserve both their respective right to hold and operate the Pacific Route Foreign Slots, taking into account any waivers or other relief granted to the Grantors by Pacific Route Foreign Aviation Authorities. Neither the Borrower nor any Guarantor, as applicable, has received any written notice from any applicable Pacific Route Foreign Aviation Authorities, or is otherwise aware of any other event or circumstance, that would be reasonably likely to impair in any material respect its respective right to hold and operate any Pacific Route FAA Slot, except for any such impairment that, either individually or in the aggregate, could not be reasonably likely to materially and adversely affect the Appraised Value of the Collateral, taken as a whole.

SECTION 3.12.        Pacific Routes. The Borrower and the Guarantors, as applicable, holds the requisite authority to operate each of its respective Pacific Routes pursuant to Title 49, applicable foreign law, and the applicable rules and regulations of the FAA, DOT and any applicable Pacific Route Foreign Aviation Authorities, and have, at all times after being awarded each such Pacific Route, complied in all material respects with all of the terms, conditions and limitations of each such certificate or order issued by the DOT and the applicable Pacific Route Foreign Aviation Authorities regarding such Pacific Route and with all applicable provisions of Title 49, applicable foreign law, and the applicable rules and regulations of the FAA, DOT and any Pacific Route Foreign Aviation Authorities regarding such Pacific Route. There exists no failure of the Borrower or any applicable Guarantor to comply with such terms, conditions or limitations that gives the FAA, DOT or any applicable Pacific Route Foreign Aviation Authorities the right to terminate, cancel, suspend, withdraw or modify in any materially adverse respect the rights of the Borrower and the Guarantors, as applicable, in any such Pacific Route.

SECTION 3.13.        Margin Regulations; Investment Company Act.

(a)Neither the Borrower nor any Guarantor is engaged, nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board, “Margin Stock”), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans or proceeds from any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U.

(b)Neither the Borrower nor any Guarantor is, or after the making of the Loans will be, or is required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended. Neither the making of any Loan, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of such Act or any rule, regulation or order of the SEC thereunder.

SECTION 3.14.        ERISA. Except as set forth on Schedule 3.14, no Termination Event has occurred since the Borrower emerged from Chapter 11 bankruptcy proceedings or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect. Except to the extent the same could not reasonably be expected to have a Material Adverse Effect and except as otherwise disclosed in the Borrower's most recent Form 10-K (including the notes to the financial statements con-

tained therein), the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation-Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation-Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans. As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower and its ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, does not result in an amount which could reasonably be expected to have a Material Adverse Effect.

SECTION 3.15.        Properties; Priority Lien Obligations.

(a)The Borrower and the Guarantors have good title to each of the properties and assets reflected on the financial statements referred to in Section 3.05 hereof, including, without limitation, (i) all Pacific Routes, Pacific Route Slots, and Pacific Route Gate Leaseholds, and (ii) all other properties and assets that are intended to constitute Collateral under the terms of the Loan Documents (including, without limitation, applicable Additional Collateral) (other than such properties or assets disposed of in the ordinary course of business since the date of such financial statements or as permitted hereunder).

(b)The Loans made and Letters of Credit issued under this Agreement, and all other Obligations hereunder and under the other Loan Documents, are permitted to be incurred and secured by all applicable Secured Debt Documents (as defined in the Collateral Trust Agreement) and constitute “Priority Lien Obligations” (as defined in the Collateral Trust Agreement).

SECTION 3.16.        Perfected Security Interests. The Collateral Documents, taken as a whole, are effective to create in favor of the Collateral Trustee or the Administrative Agent, as the case may be, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all of the Collateral, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. At such time as (a) financing statements in appropriate form are filed in the appropriate offices (and the appropriate fees are paid), and (b) the execution of the Account Control Agreements, the Collateral Trustee, for the benefit of the Secured Parties, shall have a first priority perfected security interest in all of the Collateral to the extent that the Liens on such Collateral may be perfected upon the filings or upon the taking of the actions described in clauses (a) through (b) above, subject in each case only to Liens permitted by Section 6.01, and such security interest (i) is continuing, valid and enforceable and (ii) is entitled to the benefits, rights and protections afforded under the Collateral Documents.

SECTION 3.17.        Payment of Taxes and Withholding Tax. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid when due all Taxes required to have been paid by it, except and solely to the extent that, in each case (a) such Taxes are being contested in good faith by appropriate proceedings and the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves therefor in accordance with GAAP or (b)  the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.18.        Solvency. On the Closing Date, after giving effect to the consummation of the transactions contemplated by the Loan Documents (including the use of proceeds on the Closing Date of the borrowings under the Loan Documents), (i) the Borrower is Solvent, and (ii) the Borrower and the Guarantors, taken as a whole, are Solvent.

SECTION 3.19.        Anti-Money Laundering and Economic Sanctions Laws.

(a)Except as could not reasonably be expected to have a Material Adverse Effect, no Loan Party nor any of its Subsidiaries or its Affiliates and, to the knowledge of the Borrower, none of the respective officers or directors of such Loan Party, Subsidiary or Affiliate has violated or is in violation of any applicable Anti-Money Laundering Laws.

(b)No Loan Party nor any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, employee or Affiliate of such Loan Party or Subsidiary (each, a “Specified Person”) is an individual or entity currently the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty's Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is any Loan Party or any of its Subsidiaries or its Affiliates located, organized or resident in a country or territory that is the subject of Sanctions.

(c)No Specified Person will use any proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Person for the purpose of financing the activities of or with any Person or in any country or territory that, at the time of such financing, is an Embargoed Person.

(d)Except to the extent conducted in accordance with applicable law and except as could not reasonably be expected to have a Material Adverse Effect, no Loan Party, nor any of its Subsidiaries and Affiliates and none of the respective officers or directors of such Loan Party, such Subsidiary or such Affiliate (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Sanctions or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the applicable prohibitions set forth in any Economic Sanctions Laws.

SECTION 3.20.        Anti-Corruption Laws. Except as could not reasonably be expected to have a Material Adverse Effect, none of the Borrower and its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of such Loan Party or Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA or any other applicable anti-corruption laws. Except as could not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries and their respective Affiliates have conducted their businesses in compliance with applicable anti-corruption laws and the FCPA. The Borrower and its Subsidiaries and their respective Affiliates will maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

CONDITIONS OF LENDING

SECTION 4.01.        Conditions Precedent to Initial Loans and Initial Letters of Credit. The obligation of the Lenders to make the initial Loans and of the Issuing Lenders to issue the initial Letters of Credit, whichever may occur first, is subject to the satisfaction (or waiver by the Lenders in accordance with Section 10.08 and by the Administrative Agent) of the following conditions precedent:

(a)Supporting Documents. The Administrative Agent shall have received with respect to each of the Borrower and the Guarantors:

(i)a copy of such entity's certificate of incorporation or formation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation or formation;

(ii)a certificate of the Secretary of State of the state of such entity's incorporation or formation, dated as of a recent date, as to the good standing of that entity (to the extent available in the applicable jurisdiction) and as to the charter documents on file in the office of such Secretary of State;

(iii)a certificate of the Secretary or an Assistant Secretary of such entity dated the date of the initial Loans or the initial Letters of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws or limited liability company or other operating agreement (as the case may be) of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the board of directors, board of managers or members of that entity authorizing the Borrowings and Letter of Credit issuances hereunder (to the extent applicable), the execution, delivery and performance in accordance with their respective terms of this Agreement, the other Loan Documents and any other documents required or contemplated hereunder or thereunder, and the granting of the security interest in the Letter of Credit Account and other Liens contemplated hereby or the other Loan Documents, (C) that the certificate of incorporation or formation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)); and

(iv)an Officer's Certificate from the Borrower certifying (A) as to the truth in all material respects of the representations and warranties contained in the Loan Documents as though made on and as of the date of the initial Loans or initial Letters of Credit, whichever first occurs, both before and after giving effect to such Loans or Letters of Credit and to the application of proceeds therefrom, except to the extent that any such representation or warranty relates to a specified date, in which case such representation or warranty shall be or was true and correct in all material respects as of such date (provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects as of the applicable date, before and after giving effect to such Loans or Letters of Credit and to the application of proceeds therefrom), (B) as to the absence of any event occurring and continuing, or resulting from the initial extensions of credit on the Closing Date, that constitutes an Event of Default or event which, with giving of notice or passage of time or both, would be an Event of Default, and (C) as to other matters agreed between the Administrative Agent and the Borrower.

(b)Credit Agreement. Each party hereto shall have duly executed and delivered to the Administrative Agent this Agreement.

(c)Security Agreement. The Borrower and each of the Guarantors that owns Collateral as of the Closing Date shall have duly executed and delivered to the Collateral Trustee a security agreement in substantially the form of Exhibit A (as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time, the “Security Agreement”), together with, in respect of each of the Pacific Route FAA Slots that are FAA Slots, undated slot transfer documents, executed in blank to be held in escrow by the Collateral Trustee, and financing statements in form and substance reasonably acceptable to the Collateral Trustee, as may be required to grant, continue and maintain an enforceable security interest in the Collateral (subject to the terms hereof and of the other Loan Documents) in accordance with the Uniform Commercial Code as enacted in all relevant jurisdictions.

(d)Appraisals. The Administrative Agent shall have received the Initial Appraisal Report, and such Appraisal Report shall demonstrate that, at the time the Lenders make the initial Loans or the Issuing Lender issues the initial Letters of Credit, whichever may occur first, and after giving effect thereto, the Borrower and the Guarantors shall be in compliance on a pro forma basis with Section 6.06.

(e)Opinions of Counsel. The Administrative Agent, the Lenders and the Collateral Trustee shall have received:

(i)a written opinion of Thaddeus J. Marciniak, Director and Assistant General Counsel for the Borrower, in a form reasonably satisfactory to the Administrative Agent and the Lenders;

(ii)a written opinion of Davis Polk & Wardwell LLP, special New York counsel to the Borrower and the Guarantors, dated the date of the initial Loans or the issuance of the initial Letters of Credit, whichever first occurs, in a form reasonably satisfactory to the Administrative Agent and the Lenders and;

(iii)a written opinion of Dorsey & Whitney LLP, special counsel to the Borrower and the Guarantors, dated the date of the initial Loans or the issuance of the initial Letters of Credit, whichever first occurs, in a form reasonably satisfactory to the Administrative Agent and the Lenders.

(f)Payment of Fees and Expenses. The Borrower shall have paid to the Administrative Agent, the Lenders and the Collateral Trustee the then unpaid balance of all accrued and unpaid Fees due, owing and payable under and pursuant to this Agreement, as referred to in Section 2.19 and as heretofore agreed upon by the Borrower, the Administrative Agent, the Lenders and the Collateral Trustee, and all reasonable and documented out-of-pocket expenses of the Administrative Agent, the Arrangers and the Collateral Trustee (including reasonable attorneys' fees of Cahill Gordon & Reindel llp and special counsel) for which invoices have been presented at least one Business Day prior to the Closing Date.

(g)Lien Searches. The Administrative Agent shall have received UCC searches conducted in the jurisdictions in which the Borrower and the Guarantors are incorporated or such other jurisdictions as the Administrative Agent may reasonably require, all as may be reasonably satisfactory to the Administrative Agent (dated as of a date reasonably satisfactory to the Administrative Agent), reflecting the absence of Liens on Pacific Routes, Pacific Route Slots, and Pacific Route Gate Leaseholds of the Borrower and the Guarantors, other than Liens permitted under Section 6.01 and as may be reasonably satisfactory to the Administrative Agent.

(h)Repayment of Existing Indebtedness and Termination of Existing Liens. Upon the making of the initial Loans or the issuance of the initial Letters of Credit (and after giving effect to the application of the proceeds thereof), all obligations under the Existing Credit Facilities shall have been paid in full (other than obligations that by the terms of the Existing Credit Facilities are expressly stated to survive termination thereof) and all commitments to extend credit thereunder shall have been terminated, and the liens securing the loans and other obligations thereunder shall have been terminated and released, in each case in a manner reasonably satisfactory to the Administrative Agent. The Liens securing the obligations under the Existing Secured Notes shall have been terminated and released in a manner reasonably satisfactory to the Administrative Agent. All other Liens (if any) on Pacific Routes, Pacific Route Slots, and Pacific Route Gate Leaseholds of the Borrower and the Guarantors (other than Liens permitted under Section 6.01), including, without limitation, Liens securing (x) obligations under existing credit facilities of the Borrower and its Subsidiaries, (y) any other indebtedness for borrowed money of the Borrower and its Subsidiaries, or (z) any hedging, cash management, letter of credit and credit card processing/program obligations of the Borrower and its Subsidiaries (except for any obligation that becomes a Designated Hedging Obligation or Designated Banking Product Obligation under this Agreement), shall have been terminated and released, in each case in a manner reasonably satisfactory to the Administrative Agent.

(i)Consents. All material governmental and third party consents and approvals necessary in connection with the financing contemplated hereby shall have been obtained, in form and substance reasonably satisfactory to the Administrative Agent, and be in full force and effect.

(j)Financial Statements. The Lenders shall have received (i) audited consolidated financial statements of the Borrower and its Subsidiaries for the three most recent fiscal years ended prior to the Closing Date, (ii) unaudited interim consolidated financial statements of the Borrower and its Subsidiaries for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this Section 4.01(j) and 60 days or more prior to the Closing Date, and (iii) the Business Plan. Documents required to be delivered pursuant to clauses (i) and (ii) hereof which are made available via EDGAR, or any successor system of the SEC, in the Borrower's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, shall be deemed delivered to the Lenders on the date such documents are made so available; provided that, upon request, the Borrower shall deliver paper copies of such documents to the Administrative Agent.

(k)Representations and Warranties. All representations and warranties of the Borrower and the Guarantors contained in this Agreement and the other Loan Documents executed and delivered on the Closing Date shall be true and correct in all material respects on and as of the Closing Date, before and after giving effect to the Closing Date Transactions, as though made on and as of such date (except to the extent any such representation or warranty by its terms is made as of a different specified date, in which event such representation or warranty shall be true and correct in all material respects as of such specified date); provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to the Closing Date Transactions.

(l)No Event of Default. Before and after giving effect to the Closing Date Transactions, no Event of Default or event which, with the giving of notice or passage of time or both, would be an Event of Default shall have occurred and be continuing on the Closing Date.

(m)Collateral Trust Agreement. The Borrower, the Guarantors, the Administrative Agent and the Collateral Trustee shall have executed the Collateral Trust Agreement.

(n)No Material Adverse Effect. Since June 30, 2012, no Material Adverse Effect shall have occurred.

(o)Patriot Act. The Lenders shall have received at least three Business Days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, that such Lenders shall have requested at least 10 days prior to the Closing Date.

The execution by each Lender of this Agreement shall be deemed to be confirmation by such Lender that any condition relating to such Lender's satisfaction or reasonable satisfaction with any documentation set forth in this Section 4.01 has been satisfied as to such Lender.
SECTION 4.02.        Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Lenders to make each Loan and of the Issuing Lenders to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the satisfaction (or waiver in accordance with Section 10.08) of the following conditions precedent:

(a)    Notice. The Administrative Agent shall have received a Borrowing Request pursuant to Section 2.03 with respect to such borrowing or issuance, as the case may be.
(b)    Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents (other than, with respect to Loans made or Letters of Credit issued after the Closing Date, the representations and warranties set forth in Sections 3.05(b) and 3.09(a)) shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder (both before and after giving effect thereto and, in the case of each Borrowing, the application of proceeds therefrom) with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date and in such case, such representations and warranties shall be true and correct in all material respects as of such date; provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to such Borrowing or the issuance of such Letter of Credit hereunder.
(c)    No Default. On the date of each Borrowing or the issuance of each Letter of Credit hereunder, no Event of Default or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default (including under Section 6.06) shall have occurred and be continuing nor shall any such event occur by reason of the making of the requested Borrowing or the issuance of the requested Letter of Credit and, in the case of each Borrowing, the application of proceeds thereof.
The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 4.02 have been satisfied at that time.
SECTION 5.

AFFIRMATIVE COVENANTS

From the date hereof and for so long as the Commitments remain in effect, any Letter of Credit remains outstanding (in a face amount in excess of the sum of (i) the amount of cash then held in the Letter of Credit Account and (ii) the face amount of back-to-back letters of credit delivered pursuant to Section 2.02(j)), or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder (other than contingent indemnification obligations not due and payable), the Borrower and each of the Guarantors agree to:
SECTION 5.01.        Financial Statements, Reports, etc.. Deliver to the Administrative Agent on behalf of the Lenders:

(a)    Within 90 days after the end of each fiscal year, the Borrower's consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower by Ernst & Young LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) and to be certified by a Responsible Officer of the Borrower to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP. Documents required to be delivered pursuant to this clause (a) which are made available via EDGAR, or any successor system of the SEC, in the Borrower's Annual Report on Form 10-K, shall be deemed delivered to the Lenders on the date such documents are made so available; provided that, upon request, the Borrower shall deliver paper copies of such documents to the Administrative Agent;
(b)    Within 45 days after the end of each of the first three fiscal quarters of each fiscal year, the Borrower's consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes. Documents required to be delivered pursuant to this clause (b) which are made available via EDGAR, or any successor system of the SEC, in the Borrower's Quarterly Report on Form 10-Q, shall be deemed delivered to the Lenders on the date such documents are made so available; provided that, upon request, the Borrower shall deliver paper copies of such documents to the Administrative Agent;
(c)    (i) concurrently with any delivery of financial statements under (a) and (b) above, a certificate of a Responsible Officer of the Borrower (A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (B) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the provisions of Sections 6.04, 6.05 and 6.06 and (C) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.05 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; and (ii) concurrently with any delivery of financial statements under (a) above, a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of the accountants auditing the consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, such accountants have obtained no knowledge that an Event of Default pursuant to Section 7.01(c) due to any fail-

ure to comply with Sections 6.04 or 6.05 has occurred and is continuing or if, in the opinion of such accountants, such an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;
(d)    promptly after the same become publicly available, copies of all registration statements and all periodic and other reports, proxy statements and other materials filed by it with the SEC, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be. Documents required to be delivered pursuant to this clause (d) which are made available via EDGAR, or any successor system of the SEC, shall be deemed delivered when made so available; provided that, upon request, the Borrower shall deliver paper copies of such documents to the Administrative Agent;
(e)    within ninety (90) days from the last Business Day of the immediately preceding fiscal year, a detailed consolidated budget for the following 12-month period (including projected statements of operations and cash flow for such period);
(f)    as soon as available and in any event within fifteen (15) Business Days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event has occurred, a statement of a Responsible Officer of the Borrower describing the full details of such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate is required or proposes to take with respect thereto, together with any notices required or proposed to be given to or filed with or by the Borrower, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto; in each case if the result of such Termination Event could reasonably be expected to be material to the Borrower and its ERISA Affiliates;
(g)    promptly and in any event within fifteen (15) Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan, in each case if the result of such termination could reasonably be expected to be material to the Borrower and its ERISA Affiliates;
(h)    if requested by the Administrative Agent or any Lender through the Administrative Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan of the Borrower or any of its ERISA Affiliates, within thirty (30) days after the later of the date of such request or the date of the filing of such Schedule with the Internal Revenue Service;
(i)    within fifteen (15) Business Days after notice is given or required to be given to the PBGC under Section 303(k)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Responsible Officer of the Borrower setting forth (i) sufficient information necessary to determine the amount of the lien under Section 303(k)(3) of ERISA, (ii) the reason for the failure to make the required payments and (iii) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto, in each case if the amount of such lien could reasonably be expected to be material to the Borrower and its ERISA Affiliates;
(j)    promptly and in any event within fifteen (15) Business Days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (i) the imposition of Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is ex-

pected to be, in reorganization within the meaning of Title IV of ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (iv) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (i), (ii) or (iii) above, in each case if the amount of liability incurred or which may be incurred in connection with such event could reasonably be expected to be material to the Borrower and its ERISA Affiliates;
(k)    promptly after a Responsible Officer obtains knowledge of (i) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect; or (ii) the receipt of any environmental audits and reports, whether prepared by personnel of the Borrower or any Guarantor or by independent consultants, which relate to an Environmental Liability which could be expected to have a Material Adverse Effect, notification thereof (together with, in the case of clause (ii) above, copies of such audits and reports), each such notice to be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto;
(l)    promptly, from time to time, such other information regarding Pacific Routes, Pacific Route Slots, and Pacific Route Gate Leaseholds of the Borrower and the Guarantors, other properties and assets of the Borrower and the Guarantors that are intended to constitute Collateral under the terms of the Loan Documents (including, without limitation, applicable Additional Collateral), and the operations, business affairs and financial condition of the Borrower or any Guarantor in each case as the Administrative Agent, at the request of any Lender, may reasonably request; and
(m)    within twenty (20) Business Days following the end of each calendar quarter, a certificate of a Responsible Officer of the Borrower or, if applicable, a Guarantor (or the Borrower on behalf of such Guarantor), stating that at all times since the last certificate delivered under this Section 5.01(m) (or, in the case of the first certificate to be delivered after the Closing Date, at all times since the Closing Date) the Borrower or such Guarantor has utilized the Pacific Routes, Pacific Route FAA Slots and Pacific Route Foreign Slots in a manner consistent in all material respects with applicable regulations, rules, law, foreign law and contracts in order to preserve their respective rights in and to use each of the Pacific Routes, Pacific Route FAA Slots and Pacific Route Foreign Slots, which certificate shall be substantially in the form of Exhibit C.
Subject to the next succeeding sentence, information delivered pursuant to this Section 5.01 to the Administrative Agent may be made available by the Administrative Agent to the Lenders by posting such information on the Intralinks website on the Internet at http://www.intralinks.com. Information delivered pursuant to this Section 5.01 may also be delivered by electronic communication pursuant to procedures approved by the Administrative Agent pursuant to Section 10.01 hereto. Information required to be delivered pursuant to this Section 5.01 (to the extent not made available as set forth above) shall be deemed to have been delivered to the Administrative Agent on the date on which the Borrower provides written notice to the Administrative Agent that such information has been posted on the Borrower's website on the Internet at http://www.delta.com (to the extent such information has been posted or is available as described in such notice). Information required to be delivered pursuant to this Section 5.01 shall be in a format which is suitable for transmission.
Any notice or other communication delivered pursuant to this Section 5.01, or otherwise pursuant to this Agreement, shall be deemed to contain material Nonpublic Information unless (i) expressly marked by the Borrower as “PUBLIC”, (ii) such notice or communication consists of copies of the Borrower's public filings with the SEC or (iii) such notice or communication has been posted on the Borrower's website on the Internet at http://www.delta.com.
SECTION 5.02.        Existence. Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except (a)(i) if in the reasonable business judgment of the Borrower it is no longer necessary for the Borrower and the Guarantors to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (ii) if such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) as otherwise permitted in connection with (i) sales of assets permitted by Section 6.10 or (ii) mergers, liquidations and dissolutions permitted by Section 6.02.

SECTION 5.03.        Insurance.

(a)In addition to the requirements of Section 5.03(b), (i) keep its properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, and on such term and conditions, as is prudent and customary with U.S. based companies of the same or similar size in the same or similar businesses; (ii) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Guarantor, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (iii) maintain such other insurance or self insurance as may be required by law.

(b)Maintain business interruption insurance in amounts that are reasonably satisfactory to the Administrative Agent and as is customary in the United States domestic airline industry for major United States air carriers having both substantial domestic and international operations.

(c)Promptly deliver to the Administrative Agent copies of any notices received from its insurers with respect to insurance programs required by the Terrorism Risk Insurance Act of 2002 (as extended by the Terrorism Risk Insurance Extension Act of 2005) and, if so requested by the Administrative Agent, procure and maintain in force the insurance that is offered in such programs to the same extent maintained by companies of the same or similar size in the same or similar businesses.

SECTION 5.04.        Maintenance of Properties. Except to the extent otherwise permitted hereunder, in its reasonable business judgment, keep and maintain, and cause each of its Subsidiaries to keep and maintain, all property material to the conduct of its business in good working order and condition (ordinary wear and tear and damage by casualty and condemnation excepted), except where the failure to keep such property in good working order and condition would not have a Material Adverse Effect.

SECTION 5.05.        Obligations and Taxes. Pay all its material obligations promptly and in accordance with their terms, and pay and discharge promptly all taxes, assessments, governmental charges, levies or claims imposed upon it or upon its income or profits or in respect of its property, before the same shall become more than ninety (90) days delinquent, except in each case where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and (ii) the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor in accordance with GAAP.

SECTION 5.06.        Notice of Event of Default, etc. Promptly upon the Borrower's knowledge thereof give to the Administrative Agent notice in writing of any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default.

SECTION 5.07.        Access to Books and Records. Maintain or cause to be maintained at all times true and complete books and records in all material respects in a manner consistent with GAAP in all material respects of the financial operations of the Borrower and the Guarantors and provide the Administrative Agent, the Collateral Trustee and their respective representatives and advisors reasonable access to all such books and records (subject to requirements under any confidentiality agreements, if applicable), as well as any appraisals of the Collateral, during regular business hours, in order that the Administrative Agent and the Collateral Trustee may upon reasonable prior notice and with reasonable frequency, but in any event, so long as no Event of Default has occurred and is continuing, no more than one time per year, examine and make abstracts from such books, accounts, records, appraisals and other papers, and permit the Administrative Agent, the Collateral Trustee and their respective representatives and advisors to confer with the officers of the Borrower and the Guarantors and representatives (provided that the Borrower shall be given the right to participate in such discussions with such representatives) of the Borrower and the Guarantors, all for the purpose of verifying the accuracy of the various reports delivered by the Borrower or the Guarantors to the Administrative Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice to the Borrower, permit the Administrative Agent, the Collateral Trustee, and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower and the Guarantors and to conduct examinations of and to monitor the Collateral held by the Collateral Trustee, in each case at the expense of the Borrower (provided that the Borrower shall not be required to pay the expenses of more than one such visit a year unless an Event of Default has occurred and is continuing).

SECTION 5.08.        Compliance with Laws.

(a)Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders of any Airport Authority (with respect to environmental matters) or Governmental Authority applicable to it or its property (including Environmental Laws), except where such noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)To the extent the following are required by Environmental Laws, any Governmental Authority or any requirements of an Airport Authority relating to environmental matters, conduct, and cause each of its Subsidiaries to conduct, any and all investigations, studies, sampling and testing and take, and cause each of its Subsidiaries to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials for which the Borrower or the Guarantors or their respective Subsidiaries is, or could be, liable. The foregoing shall not apply if, and only to the extent that (i) the Borrower's or the Guarantors' or their respective Subsidiaries' liability for or any requirement of an Airport Authority with respect to such presence, storage, use, disposal, transportation or Release of any Hazardous Materials is being contested in good faith and by appropriate proceedings diligently conducted by such Persons, (ii) such remedial action is taken by other Persons responsible for such remedial action through an indemnification of the Borrower or the Guarantors or any Subsidiary thereof or (iii) such non‑compliance would not in any case or in the aggregate reasonably be expected to have a Material Adverse Effect. In the event that the Borrower or the Guarantors or any of their respective Subsidiaries undertakes any such investigation, study, sampling, testing or remedial action with respect to any Hazardous Materials, the Borrower or such Guarantors will, and will cause any such Subsidiary to, conduct and complete such action in compliance in all material respects with all applicable Environmental Laws and all applicable requirements of Airport Authorities relating to environmental matters.

SECTION 5.09.        Appraisal Reports. Furnish or cause to be furnished to the Administrative Agent and Collateral Trustee one or more Appraisal Reports establishing the Appraised Value of the Collateral, in each case at the expense of the Borrower, (a) no later than thirty (30) days prior to each six-month anniversary of the Closing Date, (b) on the date upon which any additional property or asset (including, without limitation, applicable Additional Collateral) is pledged as Collateral to the Collateral Trustee to secure the Obligations, the Pari Passu Senior Secured Debt or the Junior Secured Debt, but only with respect to such additional property or asset, (c) on the date of any voluntary Disposition (other than a Permitted Disposition) of Collateral having a fair market value (as determined in good faith by the Borrower on the basis of the most recently delivered Appraisal Report) of at least $10,000,000, (d) no later than forty-five (45) days following any involuntary Disposition of Collateral (including any casualty event relating thereto or condemnation thereof) having a fair market value (as determined in good faith by the Borrower on the basis of the most recently delivered Appraisal Report) of at least $10,000,000, (e) on the date that any Appraisal Report shall otherwise be delivered to the Collateral Trustee or any holders of the Obligations, Pari Passu Senior Secured Debt or Junior Secured Debt (including any agent or trustee on behalf thereof), (f) promptly at the request of the Administrative Agent upon the occurrence and during the continuation of an Event of Default, and (g) no later than forty-five (45) days following any Change in Law with respect to any Collateral, which change could reasonably be expected to result in the Borrower's and Guarantors' failure to maintain the Collateral Coverage Ratio pursuant to Section 6.06. The Borrower may from time to time cause to be delivered subsequent Appraisal Reports if it believes that any affected item of Collateral has a higher Appraised Value than that reflected in the most recent Appraisal Report delivered.

SECTION 5.10.        FAA and DOT Matters; Citizenship. In the case of the Borrower (a) maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold a certificate under Section 41102(a)(1) of Title 49; (b) at all times hereunder be a United States Citizen; and (c) maintain at all times its status at the FAA as an air carrier and hold an air carrier operating certificate and other operating authorizations issued by the FAA pursuant to 14 C.F.R. Parts 119 and 121 as currently in effect or as may be amended or recodified from time to time. In the case of the Borrower and any applicable Guarantor, except as specifically permitted herein or in the Security Agreement, possess and maintain all necessary certificates, exemptions, franchises, licenses, permits, designations, rights, concessions, Pacific Route Gate Leaseholds, authorizations, frequencies and consents which are material to the operation of the Pacific Route FAA Slots, the Pacific Routes and the Pacific Route Foreign Slots utilized by it and the conduct of its business and operations as currently conducted except where the failure to do so, either individually or in the aggregate, could not be reasonably likely to materially and adversely affect the Appraised Value of the Collateral, taken as a whole.Pacific Route FAA Slot Utilization.Subject to Dispositions permitted by this Agreement and the Security Agreement, utilize (or arrange for utilization by exchanging Pacific Route FAA Slots with other air carriers) the Pacific Route FAA Slots (except Pacific Route FAA Slots which are reasonably determined by the Appraisers to be of de minimis value), in a manner consistent in all material respects with applicable regulations, rules, laws and contracts in order to preserve its right to hold and operate the Pacific Route FAA Slots, taking into account any waivers or other relief granted to the Borrower by the FAA, any applicable Pacific Route Foreign Aviation Authority, any other applicable Governmental Authority or any Airport Authority.Subject to Dispositions permitted by this Agreement and the Security Agreement, cause to be done all things reasonably necessary to preserve and keep in full force and effect its rights in and use of its Pacific Route FAA Slots, including, without limitation, satisfying the Use or Lose Rule.

SECTION 5.12.        Pacific Route Foreign Slot Utilization.

(a)Subject to Dispositions permitted by this Agreement and the Security Agreement, utilize (or arrange for utilization by exchanging Pacific Route Foreign Slots with other air carriers) the Pacific Route Foreign Slots (except Pacific Route Foreign Slots which are reasonably determined by the Appraisers to be of de minimis value) in a manner consistent in all material respects with applicable regulations, rules, foreign law and contracts in order to preserve its right to hold and operate the Pacific Route Foreign Slots, taking into account any waivers or other relief granted to the Borrower by any applicable Pacific Route Foreign Aviation Authorities.

(b)Subject to Dispositions permitted by this Agreement and the Security Agreement, cause to be done all things reasonably necessary to preserve and keep in full force and effect its rights in and use of its Pacific Route Foreign Slots.

SECTION 5.13.        Pacific Route Utilization.

(a)Utilize the Pacific Routes in a manner consistent in all material respects with Title 49, rules and regulations promulgated thereunder, and applicable foreign law, and the applicable rules and regulations of the FAA, DOT and any applicable Pacific Route Foreign Aviation Authorities, including, without limitation, any operating authorizations, certificates, bilateral authorizations and bilateral agreements with any applicable Foreign Aviation Authorities and contracts with respect to such Pacific Routes.

(b)Maintain access to the Pacific Route Supporting Route Facilities sufficient to ensure its ability to retain its rights in and to the Pacific Routes (other than Pacific Route 828), taking into account any waivers or other relief granted to the Borrower or any other applicable Guarantor by the FAA, any other applicable Governmental Authority, any Pacific Route Airport Authority or any applicable Pacific Route Foreign Aviation Authorities.

(c)Cause to be done all things reasonably necessary to preserve and keep in full force and effect its material rights in and to use its Pacific Routes (other than Pacific Route 828). Without in any way limiting the foregoing, the Borrower and the other applicable Guarantors shall promptly take (i) all such steps as may be reasonably necessary to obtain renewal of each such Pacific Route authority (other than Pacific Route 828) from the DOT and any applicable Pacific Route Foreign Aviation Authorities, within a reasonable time prior to the expiration of such authority (as prescribed by law or regulation, if any), and notify the Administrative Agent of the status of such renewal and (ii) all such other steps as may be reasonably necessary to maintain, renew and obtain Pacific Route Supporting Route Facilities as needed for the continued and future operations of the Borrower and the other applicable Guarantors over the Pacific Routes which are now allocated or possessed (other than Pacific Route 828), or as may hereafter be allocated or acquired. The Borrower and the other Guarantors shall further take all actions reasonably necessary or, in the reasonable judgment of Administrative Agent, advisable in order to maintain its material rights to use its Pacific Routes (other than Pacific Route 828) (including, without limitation, protecting such Pacific Routes from dormancy or withdrawal by the DOT) and Pacific Route Supporting Route Facilities for the Pacific Routes (other than Pacific Route 828). The Borrower and the other applicable Guarantors shall pay any applicable filing fees and other expenses related to the submission of applications, renewal requests, and other filings as may be reasonably necessary to maintain or obtain such entity's rights in the Pacific Routes (other than Pacific Route 828) and Pacific Route Supporting Route Facilities for the Pacific Routes (other than Pacific Route 828). It is understood and agreed that the Borrower and the other applicable Guarantors may cease using their rights in and/or use of any Pacific Route Supporting Route Facilities in the event that the preservation of such rights in and/or use of such Pacific Route Supporting Route Facilities is no longer advantageous to the Borrower and the other applicable Guarantors in connection with the conduct of their respective operations utilizing the Pacific Routes.

(d)Subject to any governmental requirement of confidentiality, promptly upon request of the Administrative Agent or any Lender, deliver to the Administrative Agent or such Lender copies of (i) each certificate or order issued by the DOT and the applicable Pacific Route Foreign Aviation Authorities with respect to Pacific Routes, (ii) all material filings made by the Borrower or any other applicable Guarantor with any Governmental Authority or any Pacific Route Foreign Aviation Authorities related to preserving and maintaining the Pacific Routes and (iii) any notices received from any Person notifying the Borrower or any applicable Guarantor of an event which would have a material adverse effect upon the Pacific Routes, or the failure to preserve such Pacific Routes as required pursuant to this Section 5.13.

SECTION 5.14.        Additional Guarantors and Grantors.

(a)    If (i) any additional Domestic Subsidiary is formed or acquired after the Closing Date (other than an Immaterial Subsidiary or an Excluded Subsidiary), (ii) any Immaterial Subsidiary (other than an Excluded Subsidiary) ceases to be an Immaterial Subsidiary but continues to be a Domestic Subsidiary, (iii) any Excluded Subsidiary (other than an Immaterial Subsidiary) that is a Domestic Subsidiary ceases to be an Excluded Subsidiary but continues to be a Domestic Subsidiary, (iv) any Subsidiary that is not a Guarantor directly or indirectly guarantees, pledges any property or assets to secure, or otherwise becomes obligated under any Pari Passu Senior Secured Debt or Junior Secured Debt, or (v) any Subsidiary that is not at the time a Grantor acquires (x) any Pacific Routes, Pacific Route Slots, or Pacific Route Gate Leaseholds, or (y) any other properties or assets that are intended to constitute Collateral under the terms of the Loan Documents (including, without limitation, applicable Additional Collateral) or any assets that would constitute “Collateral” under the Security Agreement if held by a Grantor (any such assets, “Applicable Assets”; and any such Subsidiary, a “Collateral-Acquiring Subsidiary”), the Borrower will promptly, and in any event within twenty (20) Business Days after such Subsidiary is formed or acquired, ceases to be an Immaterial Subsidiary or an Excluded Subsidiary, becomes obligated under any Pari Passu Senior Secured Debt or Junior Secured Debt, or acquires such Collateral or other assets or properties, as the case may be, in each case at the Borrower's own expense, (A) cause such Subsidiary to become a party to the Guarantee contained in Section 9 hereof (to the extent such Subsidiary is not already a party thereto) and, in the case of a Collateral-Acquiring Subsidiary, each applicable Collateral Document and all other agreements, instruments or documents that create or purport to create and perfect a Lien on such Subsidiary's Applicable Assets in favor of the Collateral Trustee for the benefit of the Secured Parties, by executing an Instrument of Assumption and Joinder substantially in the form attached hereto as Exhibit D as well as joinders to all applicable Collateral Documents in form and substance reasonably satisfactory to the Administrative Agent, (B) in the case of a Collateral-Acquiring Subsidiary, subject to preexisting Liens on such Subsidiary's assets and the terms thereof (to the extent the same are permitted under this Agreement), promptly execute and deliver to the Administrative Agent and the Collateral Trustee such documents and take such actions to create, grant, establish, preserve and perfect first-priority Liens (including to obtain any release or termination of Liens not permitted under Section 6.01 and the filing of Uniform Commercial Code financing statements) in favor of the Collateral Trustee for the benefit of the Secured Parties on such Subsidiary's Applicable Assets to secure the Obligations to the extent required under the applicable Collateral Documents or reasonably requested by the Administrative Agent, and to ensure that such Collateral shall be subject to no other Liens other than Liens permitted under Section 6.01 and, (C) in the case of a Collateral-Acquiring Subsidiary, deliver to the Administrative Agent, for the benefit of the Lenders, and the Collateral Trustee, for the benefit of the Secured Parties, a written opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) to such Subsidiary with respect to the matters described in clauses (A) and (B) hereof, in each case in form and substance reasonably satisfactory to the Administrative Agent.
(b)If the Borrower or any Subsidiary desires or is required pursuant to the terms of this Agreement (including pursuant to Section 6.06) to add Additional Collateral after the Closing Date,

the Borrower or such Subsidiary shall, in each case at the Borrower's own expense, (A) cause any such Subsidiary to become a party to the Guarantee contained in Section 9 hereof (to the extent such Subsidiary is not already a party thereto) and each applicable Collateral Document and all other agreements, instruments or documents that create or purport to create and perfect a Lien in favor of the Collateral Trustee for the benefit of the Secured Parties applicable to such Additional Collateral, by executing and delivering to the Administrative Agent and the Collateral Trustee, as applicable, an Instrument of Assumption and Joinder substantially in the form attached hereto as Exhibit D and/or joinders to all applicable Collateral Documents or pursuant to new Collateral Documents, as the case may be, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Trustee, (B) promptly execute and deliver to the Administrative Agent and the Collateral Trustee such documents and take such actions to create, grant, establish, preserve and perfect first-priority (subject to Permitted Collateral Liens) Liens (including to obtain any release or termination of Liens not permitted under Section 6.01 and the filing of Uniform Commercial Code financing statements) in favor of the Collateral Trustee for the benefit of the Secured Parties on such assets of the Borrower or such Subsidiary, as applicable, to secure the Obligations to the extent required under the applicable Collateral Documents or requested by the Administrative Agent, and to ensure that such Collateral shall be subject to no other Liens other than Liens permitted under Section 6.01 and (C) if requested by the Administrative Agent, deliver to the Administrative Agent, for the benefit of the Lenders, and the Collateral Trustee, for the benefit of the Secured Parties, a written opinion of counsel (which counsel may be in-house counsel and which shall be reasonably satisfactory to the Administrative Agent) to the Borrower or such Subsidiary, as applicable, with respect to the matters described in clauses (A) and (B) hereof, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5.15.        Other Pacific Route Information. Furnish to the Administrative Agent, within 45 days after the close of each calendar quarter, notice of (i) any acquisition of any Pacific Route, Pacific Route FAA Slot, or Pacific Route Foreign Slot and (ii) any sale or transfer of any Pacific Route, Pacific Route FAA Slot or Pacific Route Foreign Slot, in each case during such calendar quarter and confirming the Pacific Routes, Pacific Route FAA Slots and Pacific Route Foreign Slots then in existence.

SECTION 5.16.        Additional Collateral.

(a)If (i) any Pacific Routes, Pacific Route Slots or Pacific Route Gate Leaseholds or (ii) any other properties or assets that are intended to constitute Collateral under the terms of the Loan Documents (including, without limitation, applicable Additional Collateral), in each case are acquired by the Borrower or any Subsidiary after the Closing Date, the Borrower will promptly notify the Administrative Agent thereof and, in each case at its own expense, (1) cause such property or assets to be subjected to a first-priority Lien securing the Obligations, subject to Liens permitted under Section 6.01, to the extent required under the applicable Collateral Documents, (2) take, and cause its Subsidiaries to take, such actions as shall be reasonably required to create, grant, establish, preserve and perfect such Liens (including to obtain any release or termination of Liens not permitted under Section 6.01) in favor of the Collateral Trustee for the benefit of the Secured Parties in accordance with the other provisions of this Agreement or the Collateral Documents, (3) to the extent that the fair market value (as determined in good faith by the Borrower) of such Collateral or other assets or properties equals or exceeds $10,000,000, deliver to the Administrative Agent, for the benefit of the Lenders, and the Collateral Trustee, for the benefit of the Secured Parties, an Officer's Certificate with respect to the matters described in subclauses (1) and (2) hereof, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (4) to the extent that the fair market value (as determined in good faith by the Borrower) of such Collateral or other assets or properties equals or exceeds $100,000,000 and the Borrower or the applicable Guarantor shall have entered into a Collateral Document or a joinder thereto in satisfaction of its obligations under subclauses (1) and (2) hereof, deliver to the Administra-

tive Agent, for the benefit of the Lenders, and the Collateral Trustee, for the benefit of the Secured Parties, a written opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) to the Borrower and the Guarantors, as applicable, with respect to the matters described in subclauses (1) and (2) hereof, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(b)[reserved]

SECTION 5.17.        Further Assurances. Execute any and all further documents and instruments, and take all further actions, that may be required or advisable under applicable law or by the FAA, or that the Administrative Agent or the Collateral Trustee may reasonably request, in order to create, grant, establish, preserve, protect and perfect the validity, perfection and priority of the Liens and security interests created or intended to be created by the Collateral Documents, to the extent required under this Agreement or the Collateral Documents.

SECTION 6.

NEGATIVE COVENANTS

From the date hereof and for so long as the Commitments remain in effect, any Letter of Credit remains outstanding (in a face amount in excess of the sum of (i) the amount of cash then held in the Letter of Credit Account and (ii) the face amount of back-to-back letters of credit delivered pursuant to Section 2.02(i)) or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder (other than contingent indemnification obligations not due and payable), the Borrower and each of the Guarantors will not:
SECTION 6.01.        Liens. Incur, create, assume or suffer to exist any Lien on (i) any Pacific Routes, Pacific Route Slots, or Pacific Route Gate Leaseholds, or (ii) any other properties or assets that constitute Collateral under the terms of the Loan Documents (including, without limitation, applicable Additional Collateral), in each case now owned or hereafter acquired by the Borrower or any of the Guarantors, other than:

(a)    Permitted Collateral Liens;
(b)    (i) Liens on the Collateral in favor of the Collateral Trustee securing the Obligations and (ii) Liens on the Letter of Credit Account in favor of the Administrative Agent in accordance with the terms hereof;
(c)    Liens on the Collateral in favor of the Collateral Trustee securing, on a pari passu basis in accordance with the Collateral Trust Agreement, Pari Passu Senior Secured Debt; and
(d)    Liens on the Collateral in favor of the Collateral Trustee securing, on a junior basis in accordance with the Collateral Trust Agreement, Junior Secured Debt.
SECTION 6.02.        Merger, etc. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except (a) that any Subsidiary (so long as such Subsidiary is not the Borrower) may merge into the Borrower or any other Guarantor in a transaction in which the Borrower or any Guarantor is the surviving corporation, provided that (i) immediately after giving effect thereto no Event of Default or event with which upon notice or the passage of time or both would constitute an Event of Default shall have occurred and be continuing and (ii) any such merger involving a Person whose Equity Interests are not 100% owned by the Borrower directly or indirectly immediately prior to such merger shall not be permitted unless also permitted by Section 6.10; (b) that any Subsidiary (so long as such Subsidiary is not a Grantor) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, provided that an Event of Default does not result from such liquidation or dissolution; (c) any Person (other than the Borrower) may merge into the Borrower or any Guarantor pursuant to a Permitted Acquisition in which the Borrower or such Guarantor is the surviving corporation; and (d) asset sales permitted hereunder.

SECTION 6.03.        Indebtedness. Contract, create, incur, assume or suffer to exist any Indebtedness, except for:

(a)    Indebtedness under the Loan Documents;
(b)    [reserved];
(c)    Indebtedness incurred prior to the Closing Date or with respect to which an option exists (including existing Capitalized Leases) as set forth on Schedule 6.03;
(d)    intercompany Indebtedness between the Borrower and the Guarantors;
(e)    Indebtedness of the Borrower or any Guarantor owed to one or more Persons in connection with the financing of certain insurance premiums;
(f)    Indebtedness owed to any Lender (or any of its banking Affiliates) or any other Person in respect of fuel hedges and other derivatives contracts, in each case to the extent that such agreement or contract is entered into for bona fide hedging purposes and, in the case of such other derivatives contracts, in the ordinary course of business;
(g)    Indebtedness owed to any Lender or any of its banking Affiliates or any other Person in respect of (i) foreign exchange contracts, currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign exchange rates and currency values and (ii) interest rate swap, cap or collar agreements, interest rate future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates, in each case to the extent that such agreement or contract is entered into in the ordinary course of business for bona fide hedging purposes;
(h)    Indebtedness owed to any Lender or any of its banking Affiliates or any other Person in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;
(i)    Indebtedness of any of the Borrower and the Guarantors consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business and consistent with past practices of the Borrower and the Guarantors;
(j)    Indebtedness of any of the Borrower and the Guarantors arising in the ordinary course of business of the relevant party and owing to Barclays Bank PLC, its banking Affiliates and other financial institutions providing netting services permitted to be incurred and outstand-

ing pursuant to this Agreement so long as such Indebtedness does not remain outstanding for more than three (3) Business Days from the date of its incurrence;
(k)    Indebtedness of any of the Borrower and the Guarantors to credit card processors in connection with credit card processing services incurred in the ordinary course of business of the Borrower and the Guarantors;
(l)    (i) Indebtedness incurred to finance the acquisition of aircraft, engines, spare parts or other assets; provided that no such Indebtedness may be incurred more than twelve (12) months after such acquisition if, after giving effect to such Indebtedness, an Event of Default shall have occurred and be continuing under Section 6.06; and (ii) other Indebtedness secured by aircraft, engines, spare parts or other assets (other than (x) any Pacific Routes, Pacific Route Slots, or Pacific Route Gate Leaseholds, or (y) any other properties or assets that constitute Collateral under the terms of the Loan Documents (including, without limitation, applicable Additional Collateral));
(m)    Indebtedness of the Borrower and the Guarantor in an aggregate amount not to exceed $1,000,000,000; provided that such Indebtedness shall have a final maturity six months after the Latest Maturity Date and shall be on terms reasonably satisfactory to the Administrative Agent;
(n)    Indebtedness consisting of promissory notes issued to current or former directors, consultants, managers, officers and employees or their spouses or estates to purchase or redeem capital stock of the Borrower issued to such director, consultant, manager, officer or employee in an aggregate amount not to exceed $5,000,000 annually;
(o)    Indebtedness to the extent permitted by an Investment permitted by Section 6.07(s);
(p)    Indebtedness of a Person or acquired assets that is the subject of a Permitted Acquisition which Indebtedness was in existence at the time of such Permitted Acquisition and not incurred in contemplation thereof;
(q)    intercompany Indebtedness owed by the Borrower and any Guarantor to another Subsidiary, which is not a Guarantor, in an amount not to exceed $75,000,000 in the aggregate at any one time outstanding;
(r)    any Indebtedness extending, renewing, replacing or refinancing (collectively, “Refinancing”) all or any portion of any Indebtedness permitted under paragraph (c), (l), (m), (p), (y) or (ff), provided that (1) any such Refinancing of Indebtedness permitted under clause (m) which is subordinated to the Obligations shall remain subordinated on substantially the same basis, and (2) the Weighted Average Life to Maturity of such Indebtedness, in the case of clause (m), shall not be shortened, provided further that any such Refinancing of Indebtedness permitted under clause (c) or (l)(i) may exceed the amount being Refinanced so long as the Lien securing such Refinancing does not extend to any property or asset of the Borrower or any Guarantor which was not subject to the Lien securing the Indebtedness being Refinanced;
(s)    other unsecured Indebtedness incurred subsequent to the Closing Date;
(t)    Indebtedness in respect of Redeemable Stock;

(u)    Indebtedness in respect of deferred rent;
(v)    Indebtedness in respect of deferred taxes;
(w)    [reserved];
(x)    [reserved];
(y)    Indebtedness secured by purchase money security interests and Capitalized Leases (including in the form of sale-leaseback, synthetic lease or similar transactions) to the extent such Indebtedness was incurred in connection with ARB Indebtedness; provided that the amount of such Indebtedness does not exceed 100% of the purchase price or construction cost (including any capitalized interest and issuance fees and expenses) of the subject asset;
(z)    [reserved];
(aa)    [reserved];
(bb)    in the event that the transactions underlying the Jet Fuel Inventory Supply Agreement are re-characterized as Indebtedness owed by the Borrower, such Indebtedness;
(cc)    reimbursement obligations in respect of standby or documentary letters of credit or bankers acceptances that are secured by Liens not prohibited by Section 6.01;
(dd)    surety and appeal bonds secured by Liens not prohibited by Section 6.01;
(ee)    Indebtedness not to exceed $50,000,000 at any one time outstanding for Indebtedness of the Borrower or any Guarantor incurred subsequent to the Closing Date that will be secured;
(ff)    [reserved];
(gg)    Pari Passu Senior Secured Debt; and
(hh)    (i) Indebtedness of the Borrower and the Guarantors secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the other Pari Passu Senior Secured Debt pursuant to the Collateral Trust Agreement, in each case so long as such Indebtedness is permitted to be incurred and so secured under all applicable Secured Debt Documents (as defined in the Collateral Trust Agreement), provided that (1) such Indebtedness constitutes “Junior Lien Debt” as defined under, and in accordance with the terms of, the Collateral Trust Agreement, and (2) after giving pro forma effect to the incurrence of such Indebtedness and the application of the net proceeds therefrom, the Total Collateral Coverage Ratio shall be no less than 1.00 to 1.00 and (ii) any refinancing, refunding, renewal or extension of any such Indebtedness specified in clause (i) hereof, provided that (1) the principal amount of any such Indebtedness shall not be increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension, (2) the direct and contingent obligors with respect to such Indebtedness are not changed, (3) such Indebtedness shall have a Weighted Average Life to Maturity that is greater than or equal to that of the Indebtedness being so refinanced, refunded, renewed or extended, (4) the terms and conditions of such Indebtedness shall not be materially less favorable to the obligors thereon or to Lenders than the Indebtedness being so refinanced, refunded, renewed or extended (provided that, notwithstanding the foregoing in this subclause (4), (x)

the interest rate or other pricing terms of such Indebtedness may be increased, (y) if such Indebtedness is incurred pursuant to a bank credit facility or similar agreement, such Indebtedness may contain any covenant or event of default that is no more restrictive on (or less favorable to) the Borrower and the Guarantors than the comparable covenant or event of default included in this Agreement and (z) if such Indebtedness is incurred in the bond market, such Indebtedness may contain terms and conditions that are customary (in the good faith judgment of the Borrower) for financings of such type at the time of incurrence) and (5) such Indebtedness constitutes “Junior Lien Debt” as defined under, and in accordance with the terms of, the Collateral Trust Agreement.
SECTION 6.04.        Fixed Charge Coverage. Permit the Fixed Charge Coverage Ratio as of the last day of each fiscal quarter ending in the months below to be less than the corresponding ratio opposite such month:

Fiscal quarter ending	Ratio
December 31, 2012 and thereafter for each fiscal quarter ending through the Latest Maturity Date	1.20:1.00

SECTION 6.05.        Liquidity. Permit the aggregate amount of Liquidity to be less than $2,000,000,000 at any time following the Closing Date.

SECTION 6.06.        Coverage Ratio.

(a)Permit at any time the ratio (the “Collateral Coverage Ratio”) of (i) the Appraised Value of the Collateral to (ii) the sum of (a) the Total Revolving Extensions of Credit then outstanding, plus (b) the aggregate principal amount of all Term Loans outstanding, plus (c) the aggregate outstanding principal amount of the Pari Passu Senior Secured Debt and all other Priority Lien Debt (other than Obligations), plus (d) the aggregate amount of all Designated Hedging Obligations that constitute “Obligations” then outstanding to be less than 1.60 to 1.00; provided that if, upon delivery of an Appraisal Report pursuant to Section 5.09 or otherwise pursuant to this Agreement, it is determined that the Borrower shall not be in compliance with this Section 6.06, the Borrower shall, within forty-five (45) days of the date of such Appraisal Report, (I) designate Additional Collateral as additional Collateral and comply with Sections 5.14(b) and 5.16(a) in accordance therewith, or (II) prepay the Loans in accordance with Section 2.12(a), in each case in an amount sufficient to enable the Borrower to comply with this Section 6.06; provided further that the preceding proviso shall be disregarded for purposes of Section 4.02(c).

(b)At the Borrower's request, the Lien on any asset securing the Obligations will be promptly released, provided, in each case, that the following conditions are satisfied or waived: (A) no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing, (B) either (x) after giving effect to such release, the remaining Collateral shall continue to satisfy this Section 6.06, (y) the Borrower shall prepay the Loans in an amount required to comply with this Section 6.06, or (z) the Borrower shall pledge to the Collateral Trustee Additional Collateral in an amount required to comply with this Section 6.06 and (C) the Borrower shall deliver to the Administrative Agent and the Collateral Trustee an Officer's Certificate demonstrating compliance with this Section 6.06 following such release. The Administrative Agent and the Collateral Trustee agree to promptly provide any documents, releases and/or or instructions reasonably requested by the Borrower to evidence or effectuate such release.

SECTION 6.07.        Restricted Payments and Investments. (i) Declare or pay, directly or indirectly, or otherwise make any Restricted Payment or set apart any sum for the aforesaid purposes or (ii) purchase or make any Investments, except:

(a)    Permitted Acquisitions;
(b)    any Investment to the extent made in exchange for the issuance of Equity Interests (other than Redeemable Stock) of the Borrower;
(c)    any Investment made (x) in any “air carrier” (as defined in Section 40102 of Title 49) that is a member of the SkyTeam Alliance or with which the Borrower or any Subsidiary which is an “air carrier” (as defined in Section 40102 of Title 49) has a code-sharing arrangement or (y) in JFK IAT LLC;
(d)    dividends or other distributions or transfers to the Borrower or another Guarantor;
(e)    dividends by any Guarantor to any other holder of its equity on a pro rata basis;
(f)    dividends in the form of capital stock or increases in the aggregate liquidation value of any preferred stock;
(g)    repurchases of Equity Interests deemed to occur upon (i) the exercise of stock options if the Equity Interests represent a portion of the exercise price thereof or (ii) the withholding of a portion of Equity Interests issued to (A) employees under the Plan of Reorganization and (B) employees and other participants under an equity compensation program of the Borrower or its Subsidiaries, in each case to cover withholding tax obligations of such persons in respect of such issuance;
(h)    dividends on or repurchases of Equity Interests or Investments made with the proceeds from the issuance of additional Equity Interests or subordinated Indebtedness permitted hereunder, provided that no Event of Default shall have occurred and be continuing at the time of payment of such dividend;
(i)    Restricted Payments made pursuant to stock option plans, other benefit plans or other arrangements for management or employees of the Borrower and its Subsidiaries in a maximum aggregate amount not to exceed $10,000,000 in any twelve-month period;
(j)    Restricted Payments to allow the cash payment in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Equity Interests of any such Person;
(k)    ownership by the Borrower and the Guarantors of the capital stock of each of the Subsidiaries subject in each case to Section 6.02;
(l)    Permitted Investments;
(m)    advances and loans among the Borrower and the Guarantors;
(n)    Investments in the Escrow Accounts or made with the funds in such Escrow Accounts pursuant to arrangements governing such Escrow Accounts;

(o)    Investments in connection with (i) foreign exchange contracts, currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and currency values, (ii) interest rate swap, cap or collar agreements and interest rate future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates, and (iii) fuel hedges and other derivatives contracts, in each case to the extent that such agreement or contract is entered into for bona fide hedging purposes and (other than in the case of fuel hedges) in the ordinary course of business;
(p)    Investments received (x) in settlement of amounts due to any of the Borrower and the Guarantors effected in the ordinary course of business (including as a result of dispositions permitted by this Agreement) or (y) in connection with the bankruptcy or the reorganization of any customers or suppliers;
(q)    Investments in an amount not to exceed $150,000,000 in the aggregate at any one time outstanding in connection with Investments in travel or airline related businesses made in connection with marketing and promotion agreements, alliance agreements, distribution agreements, agreements with respect to fuel consortiums, agreements relating to flight training, agreements relating to insurance arrangements, agreements relating to parts management systems and other similar agreements;
(r)    advances to officers, directors and employees of the Borrower and the Guarantors in an aggregate not to exceed $10,000,000 in the aggregate at any time outstanding for all such advances
(s)    Investments held or invested in by any of the Borrower and the Guarantors in the form of foreign cash equivalents in the ordinary course of business;
(t)    advances to officers, directors and employees of the Borrower and the Guarantors in connection with relocation expenses or signing bonuses for newly hired officers, directors or employees of the Borrower and the Guarantors;
(u)    Investments in the form of lease, utility and other similar deposits or any other deposits permitted hereunder in the ordinary course of business;
(v)    pledges and deposits by the Borrower and the Guarantors not otherwise prohibited under Sections 6.01 or 6.03;
(w)    (i) Investments and guarantees by the Borrower and the Guarantors not otherwise prohibited under Sections 6.01 or 6.03, (ii) Guarantees in the ordinary course of business of obligations that do not constitute Indebtedness of (A) the Borrower or any of its Subsidiaries or (B) any regional air carrier that is a member of the Delta Connection program owed to airport operators in connection with its activities under the Delta Connection program and (iii) advances to airport operators of landing fees and other customary airport charges on behalf of carriers for which the Borrower or any of its Subsidiaries provides ground handling services;
(x)    loans or Investments by the Borrower or any Guarantor that could otherwise be made as a distribution permitted under this Section 6.07; provided that for purposes of this Section 6.07 such loan or Investment shall be treated as a distribution thereunder;
(y)    Investments held by the Borrower or any Guarantor to the extent such Investments reflect an increase in the value of Investments;

(z)    Investments in Subsidiaries which are not Guarantors in an aggregate amount not to exceed $75,000,000 in the aggregate at any one time outstanding, so long as such Investments shall not include the transfer of (i) any Pacific Routes, Pacific Route Slots, or Pacific Route Gate Leaseholds, or (ii) any other properties or assets that are intended to constitute Collateral under the terms of the Loan Documents (including, without limitation, applicable Additional Collateral) to such Subsidiaries;
(aa)    Investments in Restricted Captive Insurance Company Subsidiaries, to the extent reasonably necessary to support the working capital insurance obligations of the Borrower and the Guarantors;
(bb)    any Investments acquired in connection with Permitted Acquisitions;
(cc)    capitalization or forgiveness of any Indebtedness owed to the Borrower by any Guarantor or owed to any Guarantor by the Borrower or any other Guarantor;
(dd)    cancellation, forgiveness, set-off, or acceptance of prepayments by the Borrower or any Guarantor with respect to debt, other obligations and/or equity securities in the ordinary course of business and to the extent not otherwise prohibited by the terms of this Agreement;
(ee)    the Borrower and the Guarantors may hold Investments comprised of notes payable, or stock or other securities issued by Account Debtors to the Borrower or such Guarantor, as the case may be, pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, consistent with past practices;
(ff)    the Borrower may make any Investment in any Guarantor, any Guarantor may make any Investment in the Borrower and any Guarantor may make any Investment in any other Guarantor (including Investments made in any Domestic Subsidiary if, promptly after such Investment, such Person becomes a Guarantor);
(gg)    the Borrower may make Investments in the form of advances under a revolving loan facility in an aggregate principal amount not to exceed $50,000,000 outstanding at any time, to the Borrower's Plans or any similar benefit plans of the Borrower (together, the “Benefits Plans”) for the payment of ordinary operating expenses of the Benefits Plans (including the payment of benefits in accordance with the terms of the Benefits Plans and periodic premiums under insurance or annuity contracts) or for the purposes incidental to the ordinary operation of the Benefits Plans;
(hh)    Investments resulting from any sale or other Disposition of assets otherwise permitted by Section 6.10;
(ii)    so long as (I) no Default or Event of Default has occurred and is continuing and (II) the Borrower would, at the time of such Restricted Payment or Investment and after giving pro forma effect thereto as if such Restricted Payment or Investment had been made at the beginning of the applicable four-quarter period, have been in compliance with Section 6.04, Restricted Payments and Investments made pursuant to this clause (ii) in an aggregate amount not to exceed 50% of the Consolidated Net Income (less 100% of such Consolidated Net Income which is a deficit) of the Borrower for the period (taken as one accounting period) from the beginning of the fiscal quarter ending September 30, 2011 (i.e. from July 1, 2011) to the end of the Borrower's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment or Investment; provided that the amount of Restricted Payments and Invest-

ments made pursuant to Section 6.07(jj) shall reduce the maximum amount of Restricted Payments and Investments permitted pursuant to this clause (ii);
(jj)    so long as no Default or Event of Default has occurred and is continuing, Restricted Payments and Investments in an aggregate amount not to exceed $200,000,000; and
(kk)    other Investments in any Person that do not involve any Pacific Routes, Pacific Route Slots, or Pacific Route Gate Leaseholds, any other properties or assets that are intended to constitute Collateral under the terms of the Loan Documents (including, without limitation, applicable Additional Collateral) or Capital Stock of the Borrower or any Grantor, having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (kk) that are at the time outstanding, not to exceed 3.0% of the total consolidated tangible assets of the Borrower and its Subsidiaries at the time of such Investment.
For purposes of this Section 6.07, the amount of any investment or loan shall be the initial amount of such investment less all returns of principal, capital, dividends and other cash returns thereof (including from the sale thereof) and less all liabilities expressly assumed by another person in connection with the sale of such investment.
SECTION 6.08.        Transactions with Affiliates. Sell or transfer any property or assets to, or otherwise engage in any other material transactions with, any of its Affiliates (other than the Borrower and its Subsidiaries), other than (a) on overall terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arm's-length basis from unrelated third parties; (b) transactions contemplated by the Plan of Reorganization; (c) fees and compensation paid to, and indemnities provided on behalf of, officers, directors or employees of the Borrower or any Guarantor as reasonably determined by the board of directors or senior management, as the case may be, of the Borrower or any Guarantor; (d) any dividends, other distributions or payments permitted by Section 6.07; (e) the existence of, and the performance by a Guarantor or the Borrower of its obligations under the terms of, any limited liability company, limited partnership or other organization document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Closing Date and set forth on Schedule 6.08, and similar agreements that it may enter into thereafter; (f) the provision of any legal, accounting or administrative services to the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with past practices; and (g) transactions with Affiliates set forth on Schedule 6.08.

SECTION 6.09.        [Reserved].

SECTION 6.10.        Disposition of Assets. Except (i) to the extent the Net Cash Proceeds thereof do not exceed $15,000,000 and (ii) for Permitted Dispositions, consummate any Sale of Grantor or Disposition of any Pacific Routes, Pacific Route Slots, Pacific Route Gate Leaseholds, or any other properties or assets that constitute Collateral under the terms of the Loan Documents (including, without limitation, applicable Additional Collateral) (whether voluntarily or involuntarily (it being understood that loss of property due to theft, destruction, confiscation, prohibition on use or similar event shall constitute a Disposition for purposes of this covenant)), take any action that could materially diminish the fair market value of Pacific Routes, Pacific Route Slots, Pacific Route Gate Leaseholds, or any other properties or assets that constitute Collateral under the terms of the Loan Documents (including, without limitation, applicable Additional Collateral), taken as a whole, or agree to do any of the foregoing at any future time (or take or consummate any series of such related actions), except that:

(a)    any involuntary Disposition of any Pacific Routes, Pacific Route Slots, Pacific Route Gate Leaseholds, or any other properties or assets that constitute Collateral under the terms of the Loan Documents (including, without limitation, applicable Additional Collateral) shall be permitted if the Borrower shall, within 45 days thereafter, either (A) pledge Additional Collateral in accordance with Section 5.14(b) to the extent necessary to enable the Borrower to comply with Section 6.06 , or (B) prepay the Loans in accordance with Section 2.12(a) in an amount sufficient to enable the Borrower to comply with Section 6.06; and
(b)    any voluntary Disposition of Pacific Routes, Pacific Route Slots, Pacific Route Gate Leaseholds, or other properties or assets that constitute Collateral under the terms of the Loan Documents (including, without limitation, applicable Additional Collateral), or voluntary Sale of Grantor, shall be permitted provided that (i) the Borrower shall, within 45 days thereafter, either (A) pledge Additional Collateral in accordance with Section 5.14(b) to the extent necessary to enable the Borrower to comply with Section 6.06 , or (B) prepay the Loans in accordance with Section 2.12(a) in an amount sufficient to enable the Borrower to comply with Section 6.06; (ii) no Event of Default shall have occurred and be continuing, both before and after giving effect to such Disposition or Sale of Grantor; provided that nothing contained in this Section 6.10 is intended to excuse performance by the Borrower or any Guarantor of any requirement of any Collateral Document that would be applicable to a Disposition or Sale of Grantor permitted hereunder; provided further that no such Disposition or Sale of Grantor may be made to a Subsidiary of the Borrower that is not a Guarantor and a Grantor unless such Subsidiary becomes a Guarantor and a Grantor concurrently with the consummation of such Disposition or Sale of Grantor in the manner contemplated by Section 5.14 and 5.16.
SECTION 6.11.        Nature of Business. Enter into any business that is materially different from those conducted by the Borrower and the Guarantors on the Closing Date, except for any business ancillary to the businesses conducted by the Borrower and the Guarantors on the Closing Date.

SECTION 6.12.        Fiscal Year. Change the last day of its fiscal year from December 31.

SECTION 7.

EVENTS OF DEFAULT

SECTION 7.01.        Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable grace period if any (each, an “Event of Default”):

(a)    any representation or warranty made by the Borrower or any Guarantor in this Agreement, in any other Loan Document, or in any written document required to be delivered in connection herewith or therewith shall prove to have been false or misleading in any material respect when made or delivered; or
(b)    default shall be made in the payment of any (i) Fees or interest on the Loans and such default shall continue unremedied for more than five (5) Business Days, (ii) other amounts payable hereunder when due (other than amounts set forth in clauses (i) and (iii) hereof), and such default shall continue unremedied for more than ten (10) Business Days, or (iii) principal of the Loans or reimbursement obligations or cash collateralization in respect of Letters of Credit, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

(c)    default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in Section 6 hereof (subject to the Borrower's right to cure non-compliance with the covenant contained in Section 6.06 as described therein); or
(d)    default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than thirty (30) days (or ten (10) days in the case of any such default under Section 5.09(g) hereof) from the earlier of (i) a Responsible Officer having knowledge of such default and (ii) written notice to the Borrower from the Administrative Agent of such default; or
(e)    other than with respect to any Specified Jet Fuel Action, any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grace periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that the foregoing shall not apply to Indebtedness that becomes due as a result of (i) the sale, transfer or other Disposition (including as a result of a casualty or condemnation event) of any property or assets pursuant to the terms of such Indebtedness to the extent that (A) such sale, transfer or other Disposition does not give rise to a default thereunder and (B) the payment of such Indebtedness is made in accordance with the terms of such Indebtedness with the proceeds of such sale, transfer or other Disposition, (ii) in the case of any ARB Indebtedness, a change in law causing a determination of taxability-related call in respect of such ARB Indebtedness, (iii) in the case of obligations in respect of a Hedging Agreement, any event or condition other than (x) the termination of such Hedging Agreement by the counterparty or (y) the termination of such Hedging Agreement by its terms arising out of or relating to a breach or failure to comply by the Borrower or the applicable Guarantor or (iv) a requirement to make any payment or payments in respect of any such Material Indebtedness, solely to the extent necessary to remain in compliance with a borrowing base or other asset-based coverage ratio, in the case of each of clauses (ii) through (iv) above, unless any such Indebtedness or any related interest, fees or premium shall not be paid when due (after giving effect to any applicable grace periods or waivers or amendments); or
(f)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Guarantor (other than any Immaterial Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor (other than any Immaterial Subsidiary) for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or
(g)    the Borrower or any Guarantor (other than any Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor (other than any Immaterial Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or
(h)    the Borrower or any Guarantor (other than any Immaterial Subsidiary) admits in writing its inability to pay its debts; or
(i)    a Change of Control shall occur; or
(j)    any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court, or any material portion of any Lien on the Collateral intended to be created by the Loan Documents shall cease to be or shall not be a valid and perfected Lien having the priorities contemplated hereby or thereby; or
(k)    any final judgment in excess of $75,000,000 (exclusive of any Specified Jet Fuel Action and any judgment or order the amounts of which are fully covered by insurance less any applicable deductible and as to which the insurer has been notified of such judgment and has not denied coverage) shall be rendered against the Borrower or any of the Guarantors and the enforcement thereof shall not have been stayed, vacated, satisfied, discharged or bonded pending appeal within sixty (60) consecutive days; or
(l)    any Termination Event that could reasonably be expected to result in a Material Adverse Effect shall have occurred; or
(m)    [Reserved]
(n)    [Reserved]
(o)    all or substantially all of the Borrower's flights and operations are suspended for more than five (5) consecutive days (other than as a result of an FAA suspension due to force majeure or any other extraordinary event similarly affecting major United States air carriers having both substantial domestic and international operations);
(p)    then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders, the Administrative Agent shall, by written notice to the Borrower, take one or more of the following actions, at the same or different times: (i) terminate forthwith the Commitments; (ii) declare the Loans or any portion thereof then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors promptly upon written demand to deposit in the Letter of Credit Account Cash Collateralization for the LC Exposure (and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Administrative Agent, the Administrative Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Administrative Agent in such amounts); (iv) set-off amounts in the Letter of Credit Account or any other accounts (other than Escrow Accounts, Payroll Accounts or other ac-

counts held in trust for an identified beneficiary) maintained with the Administrative Agent or the Collateral Trustee (or any of their respective affiliates) and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Administrative Agent, the Collateral Trustee and the Lenders. In case of any event with respect to the Borrower described in clause (f) or (g) of this Section 7.01, the actions and events described in (i), (ii) and (iii) above shall be required or taken automatically, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Any payment received as a result of the exercise of remedies hereunder shall be applied in accordance with Section 2.17(b).
SECTION 8.

THE AGENTS

SECTION 8.01.        Administration by Agents.

(a)Each of the Lenders and each Issuing Lender hereby irrevocably appoints the Administrative Agent and the Collateral Trustee as its agents and authorizes the Administrative Agent and the Collateral Trustee to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Collateral Trustee by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

(b)Each of the Lenders and each Issuing Lender hereby authorizes the Administrative Agent and the Collateral Trustee, as applicable, and in their sole discretion:

(i)in connection with (x) the sale or other disposition of any asset that is part of the Collateral of the Borrower or any Guarantor, as the case may be, or (y) any release of lien provided for in Section 6.06(b), in each case to the extent permitted by the terms of this Agreement and the Collateral Trust Agreement, to release a Lien granted to the Collateral Trustee, for the benefit of the Secured Parties, on such asset (including any Net Cash Proceeds deposited in an account subject to an Account Control Agreement);

(ii)with respect to the Administrative Agent only, to determine that the cost to the Borrower or any Guarantor, as the case may be, is disproportionate to the benefit to be realized by the Secured Parties by perfecting a Lien in a given asset or group of assets included in the Collateral and that the Borrower or such Guarantor, as the case may be, should not be required to perfect such Lien in favor of the Collateral Trustee, for the benefit of the Secured Parties;

(iii)to enter into the other Loan Documents (including the Collateral Trust Agreement) on terms acceptable to the Administrative Agent and to perform its respective obligations thereunder; and

(iv)to execute any documents or instruments necessary to release any Guarantor from the guarantees provided herein pursuant to Section 9.05.

(c)Each Lender irrevocably authorizes the Collateral Trustee to execute and deliver the Collateral Trust Agreement, and to take such action and to exercise the powers, rights and remedies granted to the Collateral Trustee thereunder and with respect thereto. In addition, each Lender hereby agrees to be bound by, and consents to, the terms and provisions of the Collateral Trust Agreement.

SECTION 8.02.        Rights of Administrative Agent and Collateral Trustee. Any institution serving as the Administrative Agent and the Collateral Trustee hereunder shall have the same rights and powers in their respective capacities as Lenders as any other Lender and may exercise the same as though it were not an Administrative Agent or Collateral Trustee, and such bank and its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Administrative Agent or Collateral Trustee hereunder.

SECTION 8.03.        Liability of Agents.

(a)The Administrative Agent and the Collateral Trustee shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Administrative Agent and the Collateral Trustee shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Administrative Agent and the Collateral Trustee shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that each such agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08), (iii) except as expressly set forth herein, the Administrative Agent and the Collateral Trustee shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the institution serving as an Administrative Agent or Collateral Trustee or any of its Affiliates in any capacity and (iv) the Administrative Agent and the Collateral Trustee will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent, or the Collateral Trustee, as applicable, to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect. Neither the Administrative Agent nor the Collateral Trustee shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08) or in the absence of its own gross negligence, bad faith or willful misconduct. The Administrative Agent and the Collateral Trustee shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Administrative Agent and the Collateral Trustee by the Borrower or a Lender, and the Administrative Agent and the Collateral Trustee shall not be responsible for, or have any duty to ascertain or inquire into, (A) any statement, warranty or representation made in or in connection with this Agreement, (B) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (D) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and the Collateral Trustee.

(b)The Administrative Agent and the Collateral Trustee shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent and the Collateral Trustee also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent and the Collateral Trustee may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(c)Each of the Administrative Agent and the Collateral Trustee may perform any and all of its respective duties and exercise its respective rights and powers by or through any one or more sub-agents appointed by such agent. The Administrative Agent and the Collateral Trustee and any such sub-agent may perform any and all of its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and the Collateral Trustee and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and Collateral Trustee.

SECTION 8.04.        Reimbursement and Indemnification. Each Lender agrees (a) to reimburse on demand the Administrative Agent (and the Collateral Trustee) for such Lender's Aggregate Exposure Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof, not reimbursed by the Borrower or the Guarantors and (b) to indemnify and hold harmless the Administrative Agent and the Collateral Trustee and any of their Related Parties, on demand, in the amount equal to such Lender's Aggregate Exposure Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

SECTION 8.05.        Successor Agents. Subject to the appointment and acceptance of a successor agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Borrower. Upon any such resignation by the Administrative Agent, the Required Lenders shall have the right, with the consent (provided no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred or is continuing) of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, in consultation with the Borrower, on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent which shall be a bank institution with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Administrative Agent. The Collateral Trustee may resign, and in any such event shall be replaced, in accordance with the terms of the Collateral Trust Agreement.

SECTION 8.06.        Independent Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or the Collateral Trustee or any other

Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

SECTION 8.07.        Advances and Payments.

(a)On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Revolving Commitment hereunder. Should the Administrative Agent do so, each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

(b)Any amounts received by the Administrative Agent in connection with this Agreement (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.18, 8.04 and 10.04), the application of which is not otherwise provided for in this Agreement, shall be applied in accordance with Section 2.17(b). All amounts to be paid to a Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in that Lender's correspondent account with the Administrative Agent, as such Lender and the Administrative Agent shall from time to time agree.

SECTION 8.08.        Sharing of Setoffs. Each Lender agrees that, if it shall, through the exercise either by it or any of its banking Affiliates of a right of banker's lien, setoff or counterclaim against the Borrower or a Guarantor, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender (or any of its banking Affiliates) under any applicable bankruptcy, insolvency or other similar law, or otherwise (but excluding any transactions expressly permitted under the terms of this Agreement), obtain payment in respect of its Loans or LC Exposure as a result of which the unpaid portion of its Loans or LC Exposure is proportionately less than the unpaid portion of the Loans or LC Exposure of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans or LC Exposure of such other Lender, so that the aggregate unpaid principal amount of each Lender's Loans and LC Exposure and its participation in Loans and LC Exposure of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding and LC Exposure as the principal amount of its Loans and LC Exposure prior to the obtaining of such payment was to the principal amount of all Loans outstanding and LC Exposure prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata; provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside, such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding (or deemed to be holding) a participation in a Loan or LC Exposure acquired pursuant to this Section or any of its banking Affiliates may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender was the original obligee thereon, in the amount of such participation.

SECTION 8.09.    Other Agents. No Agent (other than the Administrative Agent and the Collateral Trustee) shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, no such

Agent shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any such Agent in deciding to enter into this Agreement or in taking or not taking action hereunder. Each such Agent shall be entitled to the benefit of the exculpation and indemnification provided in this Section 8 to the same extent as the Administrative Agent and the Collateral Trustee.

SECTION 8.10.        Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the Internal Revenue Service applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, without duplication of any indemnification obligations set forth in Section 8.04, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any expenses incurred.

SECTION 9.

GUARANTY

SECTION 9.01.     Guaranty.

(a)Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment by the Borrower of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). Each of the Guarantors further agrees that, to the extent permitted by applicable law, the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several. Each of the Guarantors further agrees that its guaranty hereunder is a primary obligation of such Guarantor and not merely a contract of surety.

(b)To the extent permitted by applicable law, each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not, to the extent permitted by applicable law, be affected by (i) the failure of the Administrative Agent or a Lender or any other Secured Party to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document, Designated Bank Product Agreement, Designated Hedging Agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents, , Designated Bank Product Agreements or Designated Hedging Agreements; (iv) the release, exchange, waiver or foreclosure of any security held by the Collateral Trustee for the Obligations or any of them; (v) the failure of the Collateral Trustee or a Lender or any other Secured Party to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Collateral or any other Guarantor.

(c)To the extent permitted by applicable law, each of the Guarantors further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent, the Collateral Trustee or

a Lender or any other Secured Party to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent, the Collateral Trustee or a Lender or any other Secured Party in favor of the Borrower or any other Guarantor, or to any other Person.

(d)To the extent permitted by applicable law, each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

(e)To the extent permitted by applicable law, each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this guaranty (other than payment in full in cash of the Obligations in accordance with the terms of this Agreement (other than those that constitute unasserted contingent indemnification obligations)). None of the Administrative Agent, the Collateral Trustee, nor any of the Lenders or any other Secured Party makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

Upon the occurrence of the Obligations becoming due and payable (by acceleration or otherwise), the Lenders and the other Secured Parties shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Administrative Agent.
SECTION 9.02.        No Impairment of Guaranty. To the extent permitted by applicable law, the obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. To the extent permitted by applicable law, without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Collateral Trustee or a Lender or any other Secured Party to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law.

SECTION 9.03.        Continuation and Reinstatement, etc.Each Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Lenders, any Lender or any other Secured Party upon the bankruptcy or reorganization of the Borrower or a Guarantor, or otherwise.

SECTION 9.04.        Subrogation. Upon payment by any Guarantor of any sums to the Administrative Agent, the Collateral Trustee or a Lender or any other Secured Party pursuant to this Article 9, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior payment in full of all the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such pro-

ceeding). If any amount shall be paid to such Guarantor for the account of the Borrower relating to the Obligations, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and the other Secured Parties and shall forthwith be paid to the Administrative Agent and the Lenders and the other Secured Parties to be credited and applied to the Obligations, whether matured or unmatured.

SECTION 9.05.        Discharge of Guaranty. If all of the Equity Interests of any Guarantor hereunder shall be sold or otherwise Disposed of (including by merger or consolidation) to a Person that is not the Borrower or a Subsidiary thereof in accordance with the terms and conditions hereof and the other Loan Documents, the guarantee of such Guarantor provided herein shall automatically be discharged and released without any further action by any Person effective as of the time of such sale or Disposition. The Administrative Agent shall use commercially reasonable efforts to execute and deliver, at the Borrower's expense, such documents as the Borrower or any such Guarantor may reasonably request to evidence the release of the guarantee of such Guarantor provided herein.

SECTION 10.

MISCELLANEOUS

SECTION 10.01.    Notices.

(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein or under any other Loan Document shall be in writing (including by facsimile or electronic mail (other than to the Borrower, unless agreed) pursuant to procedures approved by the Administrative Agent), and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)if to the Borrower or any Guarantor, to it at Delta Air Lines, Inc., 1030 Delta Boulevard, Atlanta, GA 30354, Fax: (404) 714-6439, Attention: Treasurer, Dept. 856

With a copy to:
Delta Air Lines, Inc., 1030 Delta Boulevard, Atlanta, GA 30354, Fax: (404) 715-2233, Attention: General Counsel, Dept. 971;
(ii)if to Barclays as Administrative Agent, to it at:

(A)for Borrowing Requests, Barclays Bank PLC, 1301 Avenue of Americas, 9th Floor, New York, New York 10019, Attention: Sookie Siew, Telephone: (212) 320-7205, Facsimile: 12145455230@tls.ldsprod@barclays.com;

(B) for all other notices and communications, Barclays Bank PLC, 745 Seventh Avenue, New York, NY 10019, Attention: Bank Debt Management Group, Telephone: (212) 526-4979, Facsimile: (212) 526-5115;

(iii)if to an Issuing Lender, to it at the address most recently specified by it in notice delivered by it to the Administrative Agent and the Borrower, with a copy to the Administrative Agent as provided in clause (ii) above;

(iv)if to any other Lender, to it at its address (or telecopy number) set forth in Annex A hereto, on its signature page hereto or, if subsequently delivered, an administrative questionnaire in a form as the Administrative Agent may require; and

(v)if to the Collateral Trustee, to it at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, MN 56402, Fax: (612) 217-5651, Attention Joshua G. James

With a copy to:
Salans LLP, Rockefeller Center, 620 Fifth Avenue, New York, NY 10020, Fax: (212) 307-3340, Attention: Sahra Dalfen, Esq.
(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its reasonable discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 10.02.    Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.02. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (d) of this Section 10.02) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund, and no consent of the Administrative Agent shall be required for an assignment of Term Loans to the Borrower in accordance with Section 10.02(g);

(B)the Borrower; provided that no consent of the Borrower shall be required for an assignment (I) if an Event of Default has occurred and is continuing, (II) if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund, or (III) by either of the Arrangers or any of their Affiliates as part of the primary syndication of the Term Loans (as determined by the Arrangers in their sole discretion) and in consultation with the Borrower; provided, further, that the Borrower will be deemed to have consented to any assignment of Term Loans unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof; and

(C)each Issuing Lender; provided that no consent of any Issuing Lender shall be required for an assignment (x) of all or any portion of a Term Loan or (y) all or portion of a Revolving Commitment and/or Revolving Loan to a Revolving Lender.

(ii)Assignments shall be subject to the following additional conditions:

(A)any assignment of any portion of the Total Revolving Commitment, Revolving Loans, LC Exposure and Term Loans shall be made to an Eligible Assignee;

(B)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment or Loans, the amount of such Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (with respect to Term Loans) or $5,000,000 (with respect to Revolving Commitments or Revolving Loans), and after giving effect to such assignment, the portion of the Loan or Commitment held by the assigning Lender of the same tranche as the assigned portion of the Loan or Commitment shall not be less than $1,000,000 (with respect to Term Loans) or $5,000,000 (with respect to Revolving Commitments or Revolving Loans), in each case unless the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing; provided further that any such assignment shall be in increments of $500,000 in excess of the minimum amount described above;

(C)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Type of Commitments or Loans;

(D)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 for the account of the Administrative Agent;

(E)the assignee, if it was not a Lender immediately prior to such assignment, shall deliver to the Administrative Agent an administrative questionnaire in a form as the Administrative Agent may require; and

(F)notwithstanding anything to the contrary herein, any assignment of any Term Loans to the Borrower shall be subject to the requirements of Section 10.02(g).

For the purposes of this Section 10.02(b), the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 10.02, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Revolving Lender and/or a Term Lender, as the case may be, under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16 and 10.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.02 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(iv)The Administrative Agent shall maintain at its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Guarantors, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lenders and any Lender (but only, in the case of a Lender, with respect to any entry relating to such Lender's Commitments, Loans, LC Disbursements and other Obligations) at any reasonable time and from time to time upon reasonable prior notice.

(v)Notwithstanding anything to the contrary contained herein, no assignment may be made hereunder to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (v).

(vi)In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Borrower, Administrative Agent, the Issuing Lender and each other Revolving Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Aggregate Exposure Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c)Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed administrative questionnaire in a form as the Administrative Agent may require (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.02(c) or (d), 2.04(a) or 10.04(c), the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(d)(i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.08(a) that affects such Participant. Subject to paragraph (ii) of this subsection, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender, provided such Participant agrees to be subject to the requirements of Section 8.08 as though it were a Lender.

(ii)A Participant shall not be entitled to receive any greater payment under Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Sections 2.16(d) and 2.16(e) as though it were a Lender.

(iii)Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Obligation (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in regis-

tered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat such Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.02 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.02, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Lender by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant are advised of and agree to be bound by either the provisions of Section 10.03 or other provisions at least as restrictive as Section 10.03.

(g)Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to the Borrower in accordance with Section 10.02(b); provided that:

(i)the assigning Lender and the Borrower purchasing such Lender's Term Loans, as applicable, shall execute and deliver to the Administrative Agent an Assignment and Acceptance;

(ii)any Loans assigned to the Borrower shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder;

(iii)no such assignment may be funded with the proceeds of any Revolving Loans;

(iv)no Event of Default has occurred or is continuing;

(v)any non-cash gain in respect of “cancellation of indebtedness” resulting from the cancellation of any Term Loans purchased by the Borrower shall not increase EBITDAR;

(vi)at the time of any such assignment effected pursuant to a Dutch Auction, the Borrower shall affirm to the assigning Lenders the No Undisclosed MNPI Representation with respect to its directors and officers (and shall affirm that such No Undisclosed MNPI Representation had been true and correct at the commencement of such Dutch Auction); and

(vii)the assignment to the Borrower and cancellation of Term Loans shall not constitute a mandatory or voluntary payment for purposes of Section 2.12 or 2.13 and shall not be subject to Section 8.08, but the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased pursuant to this Section 10.02(g) and each principal repayment installment with respect to the Term Loans shall be reduced pro rata by the aggregate principal amount of Term Loans purchased.

SECTION 10.03.    Confidentiality. Each Lender agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential, in accordance with its customary procedures, from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans, and who are advised by such Lender of the confidential nature of such information; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any of its Affiliates and their respective agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) or to any other Lender, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority, (d) which has been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Lender which is not permitted by this Agreement, (e) in connection with any litigation to which the Administrative Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Lender's legal counsel and independent auditors, and (h) to any actual or proposed participant or assignee of all or part of its rights hereunder or to any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations, in each case, subject to the proviso in Section 10.02(e). If any Lender is in any manner requested or required to disclose any of the information delivered or made available to it by the Borrower or any of the Guarantors under clauses (b) or (e) of this Section, such Lender will, to the extent permitted by law, provide the Borrower with prompt notice, to the extent reasonable, so that the Borrower may seek, at its sole expense, a protective order or other appropriate remedy or may waive compliance with this Section.

SECTION 10.04.    Expenses; Indemnity; Damage Waiver.

(a)(i) The Borrower shall pay or reimburse: (A) all reasonable fees and reasonable out-of-pocket expenses of the Administrative Agent and the Arrangers (including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel llp (“Cahill”), special counsel to the Administrative Agent, and any other regulatory or local counsel retained by Cahill or the Administrative Agent) associated with the syndication of the credit facilities provided for herein, and the preparation, execution, delivery and administration of the Loan Documents and (in the case of the Administrative Agent) any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated); and (B) all fees and out-of-pocket expenses of the Administrative Agent (including the reasonable fees, disbursements and other charges of Cahill, special counsel to the Administrative Agent, and any other counsel retained by Cahill or the Administrative Agent) and the Lenders in connection with the enforcement of the Loan Documents.

(ii)The Borrower shall pay or reimburse (A) all reasonable fees and reasonable expenses of the Administrative Agent and its internal and third-party auditors, the Appraisers, and consultants incurred in connection with the Administrative Agent's (a) periodic field examinations and appraisals and (b) other monitoring of assets as allowed hereunder and (B) all reasonable fees and reasonable expenses of the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand or any payment thereunder.

(iii)All payments or reimbursements pursuant to the foregoing clauses (a)(i) and (ii) shall be paid within thirty (30) days of written demand together with back-up documentation supporting such reimbursement request.

(b)The Borrower shall indemnify each Agent, the Issuing Lenders and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way or asserted against the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to an Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or an Issuing Lender under paragraph (a) or (b) of this Section 10.04, each Lender severally agrees to pay to the Administrative Agent or the applicable Issuing Lender, as the case may be, such portion of the unpaid amount equal to such Lender's Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the applicable Issuing Lender in its capacity as such.

(d)To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

SECTION 10.05.    Governing Law; Jurisdiction; Consent to Service of Process.

(a)This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall, to the extent permitted by law, be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 10.05. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.06.    No Waiver. No failure on the part of the Administrative Agent or the Collateral Trustee or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

SECTION 10.07.    Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

SECTION 10.08.    Amendments, etc.

(a)No modification, amendment or waiver of any provision of this Agreement or any Collateral Document (other than the Account Control Agreements and the Collateral Trust Agreement), and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the prior written consent of:

(i)each Lender directly affected thereby (A) increase the Commitment of any Lender or extend the termination date of the Commitment of any Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in or extension of the termination date of the Commitment of a Lender), or (B) reduce the principal amount of any Loan, any reimbursement obligation in respect of any Letter of Credit, or the rate of interest payable thereon (provided that only the consent of the Required Lenders shall be necessary for a waiver of default interest referred to in Section 2.08), or extend any date for the payment of principal, interest or Fees hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder or (C) amend, modify or waive any provision of Section 2.17(b);

(ii)all of the Lenders (A) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (B) amend this Section 10.08 or modify the percentage of the Lenders required in the definition of Required Lenders or (C) release all or substantially all of the Liens granted to the Administrative Agent or the Collateral

Trustee hereunder or under any other Loan Document, or release all or substantially all of the Guarantors;

(iii)the Required Revolving Lenders in addition to the Required Lenders to change the definition of the term Required Revolving Lenders or the percentage of Lenders which shall be required for Revolving Lenders to take any action hereunder;

(iv)the Required Class Lenders of each Class that is being allocated a lesser repayment or prepayment as a result thereof (relating to the amount of repayment or prepayment being allocated to another Class), change the application of prepayments as among or between Classes under Section 2.12 (it being understood that if additional classes of Term Loans or additional Loans under this Agreement consented to by the Required Lenders or additional Loans pursuant to Section 2.27 are made, such new Loans may be included on a pro rata basis in the various prepayments required pursuant to Section 2.12); and

(v)all lenders under such Class, reduce the percentage specified in the definition of “Required Class Lenders” with respect to any Class.

(b)No such amendment or modification shall adversely affect the rights and obligations of the Administrative Agent or any Issuing Lender or the Collateral Trustee hereunder without its prior written consent.

(c)No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.02(a) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

(d)Notwithstanding anything to the contrary contained in Section 10.08(a), (i) in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Required Lenders, then the Borrower may replace any such non-consenting Lender in accordance with Section 10.02; provided that such amendment or modification can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this clause (i)); (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) the principal and accrued and unpaid interest of such Defaulting Lender's Loans shall not be reduced or forgiven without the consent of such Defaulting Lender (it being understood that the Commitment and the outstanding Loans or other extensions of credit held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders), (iii) notwithstanding anything to the contrary herein, any Extension Amendment effected in accordance with Section 2.28 may be made without the consent of the Required Lenders and (iv) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days after written notice thereof to the Lenders.

(e)In addition, notwithstanding anything to the contrary contained in Section 10.08(a), this Agreement and, as appropriate, the other Loan Documents may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower (x) to permit the refinancing, replacement or modification of all outstanding Term Loans of any tranche (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) hereunder and (y) to include appropriately the Lenders holding such credit facilities in any determination of Required Lenders or Required Term Lenders, as applicable; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margins for such Replacement Term Loans shall not be higher than the Applicable Margins for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to or less favorable to the Lenders providing such Replacement Term Loans than those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date in effect immediately prior to such refinancing.

(f)In addition, notwithstanding anything to the contrary contained in Section 10.08(a), with the written consent of the Administrative Agent (not to be unreasonably withheld), the Borrower and the lenders providing the relevant Refinancing Debt, this Agreement and, as appropriate, the other Loan Documents may be amended as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, (x) to permit the creation hereunder of a facility governing any such Refinancing Debt and the incurrence of the related Refinancing Debt (any such amendment, a “Refinancing Amendment”) and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Revolving Lenders and/or Required Term Lenders, as applicable. The effectiveness of (and, in the case of any Refinancing Debt in respect of Term Loans, the borrowing under) any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 (it being understood that all references to the making or borrowing of Loans or the issuance of Letters of Credit or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Refinancing Amendment) and such other conditions as the parties thereto shall agree.

(g)In addition, notwithstanding anything to the contrary contained in Section 10.08(a), this Agreement and, as appropriate, the other Loan Documents may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Revolving Lenders and/or Required Term Lenders, as applicable.

SECTION 10.09.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.10.    Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

SECTION 10.11.    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.04 and Section 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments, or the termination of this Agreement or any provision hereof.

SECTION 10.12.    Execution in Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic.pdf copy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.13.    USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower and each Guarantor that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower and each Guarantor in accordance with the Patriot Act.

SECTION 10.14.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.15.    No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its affiliates. The Borrower agrees that nothing in the Loan Documents or otherwise related to the Transactions will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other hand. The parties hereto acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm's-length commercial transactions between the Lenders, on the one hand, and the Borrower and its Subsidiaries, on the other hand, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, affiliates, creditors or any other Person. The Borrower acknowledges and agrees that the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.
BORROWER:
DELTA AIR LINES, INC., a Delaware corporation
By: /s/ Kenneth W. Morge
Name: Kenneth W. Morge
Title: Vice President & Treasurer
GUARANTORS:
DAL GLOBAL SERVICES, LLC, a Delaware limited liability company
By: /s/ Kenneth W. Morge
Name: Kenneth W. Morge
Title: Assistant Treasurer
EPSILON TRADING, LLC, a Delaware limited liability company
By: /s/ Courtney K. Boyd
Name: Courtney K. Boyd
Title: Assistant Treasurer
NORTHWEST AIRLINES, LLC, a Delaware limited liability company
By: /s/ Kenneth W. Morge
Name: Kenneth W. Morge
Title: Vice President & Treasurer
MLT INC., a Minnesota corporation
By: /s/ Kenneth W. Morge
Name: Kenneth W. Morge
Title: Vice President & Treasurer

[Credit and Guaranty Agreement]

MIPC, LLC, a Delaware limited liability company
By: /s/ Jeffrey K. Warmann
Name: Jeffrey K. Warmann
Title: President
MONROE ENERGY, LLC, a Delaware limited liability company
By: /s/ Jeffrey K. Warmann
Name: Jeffrey K. Warmann
Title: Chief Executive Officer & President

[Credit and Guaranty Agreement]

SEGRAVE AVIATION, INC., a Minnesota corporation
By: /s/ Kenneth W. Morge
Name: Kenneth W. Morge
Title: Vice President & Treasurer

[Credit and Guaranty Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee
By: /s/ Joshua G. James
Name: Joshua G. James
Title: Assistant Vice President

[Credit and Guaranty Agreement]

BARCLAYS BANK PLC, as Administrative Agent and as a Lender
By: /s/ Diane Rolfe
Name: Diane Rolfe
Title: Director

[Credit and Guaranty Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender
By: /s/ Henrik Z. Sandstrom
Name: Henrik Z. Sandstrom
Title: Authorized Signatory

[Credit and Guaranty Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender
By: /s/ Matthew H. Massie
Name: Matthew H. Massie
Title: Managing Director

[Credit and Guaranty Agreement]

CITIBANK, N.A., as a Lender
By: /s/ Thomas Hollahan
Name: Thomas Hollahan
Title: Managing Director and Vice President

[Credit and Guaranty Agreement]

GOLDMAN SACHS BANK USA, as a Lender
By: /s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[Credit and Guaranty Agreement]

BANK OF AMERICA, N.A., as a Lender
By: /s/ William Pegler
Name: William Pegler
Title: Managing Director

[Credit and Guaranty Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender
By: /s/ Valerie Shapiro
Name: Valerie Shapiro
Title: Director
By: /s/ Carin Keegan
Name: Carin Keegan
Title: Director

[Credit and Guaranty Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By: /s/ Karl Studer
Name: Karl Studer
Title: Director
By: /s/ Stephan Brechtbuehl
Name: Stephan Brechtbuehl
Title: Assistant Vice President

[Credit and Guaranty Agreement]

BNP PARIBAS, as a Lender
By: /s/ Robert Papas
Name: Robert Papas
Title: Director, Transportation Group-Aviation Finance
By: /s/ Olivier Trauchessec
Name: Olivier Trauchessec
Title: Managing Director, Head of Aviation Finance- Americas

[Credit and Guaranty Agreement]

UBS LOAN FINANCE LLC, as a Lender
By: /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director
By: /s/ David Urban
Name: David Urban
Title: Associate Director

[Credit and Guaranty Agreement]

EXHIBIT A
EXECUTION VERSION

PRIORITY LIEN SECURITY AGREEMENT
Among
DELTA AIR LINES, INC.
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee
__________________________________
Dated as of October 18, 2012
__________________________________

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PRIORITY LIEN SECURITY AGREEMENT
PRIORITY LIEN SECURITY AGREEMENT, dated as of October 18, 2012 (as amended, modified or supplemented from time to time, the “Agreement”), between DELTA AIR LINES, INC., a Delaware corporation (“Delta”), each other entity that becomes a “Grantor” under the Collateral Trust Agreement referred to below (such other entities, together with Delta and each of their respective permitted successors, each a “Pledgor” and, collectively, the “Pledgors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee (the “Collateral Trustee”), for the benefit of the Priority Lien Secured Parties.
W I T N E S S E T H:
WHEREAS, the Pledgors and the Collateral Trustee are parties to (i) that certain Credit and Guaranty Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Agents (as defined therein), the Collateral Trustee, the Lenders (as defined therein), Delta and the other Guarantors party thereto and (ii) that certain Collateral Trust Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), by and among Delta, Barclays Bank PLC, as administrative agent under the Credit Agreement and the Collateral Trustee;
WHEREAS, in order to induce Agents and Lenders to enter into the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and to induce Lenders to make the Loans (as defined in the Credit Agreement) and to issue (or participate in) Letters of Credit (as defined in the Credit Agreement) as provided for in the Credit Agreement, Pledgors have agreed to grant a continuing lien on the Collateral (as defined below) to secure the Priority Lien Obligations;
WHEREAS, the Pledgors may, from time to time, incur additional Priority Lien Obligations in accordance with the terms of the Collateral Trust Agreement and, in order to induce the applicable Priority Lien Representatives and holders of Priority Lien Obligations to enter into the applicable Priority Lien Documents and to make the applicable Priority Lien Debt available to the Pledgors as provided therein, the Pledgors agree to grant to the Collateral Trustee, for the benefit of the Priority Lien Secured Parties, a continuing lien on the Collateral to secure such additional Priority Lien Obligations; and

WHEREAS, the Pledgors desire to execute this Agreement to satisfy the condition described in the preceding paragraphs;
NOW, THEREFORE, in consideration of the benefits accruing to the Pledgors, the receipt and sufficiency of which are hereby acknowledged; each Pledgor hereby makes the following representations and warranties to the Collateral Trustee and hereby covenants and agrees with the Collateral Trustee as follows:

Section 1.Pledge. Each Pledgor hereby pledges to the Collateral Trustee and grants to the Collateral Trustee for the benefit of the Priority Lien Secured Parties a security interest in all of the following (the “Collateral”), to secure all of the Priority Lien Obligations:

(i)all of the right, title and interest of such Pledgor in, to and under each and every Pacific Route, Pacific Route Slot, and Pacific Route Gate Leasehold, in each case whether now existing or hereafter arising (including any renewals of any existing Pacific Routes listed on Schedule I) from time to time; and

(ii)all Proceeds of any and all of the foregoing (including, without, limitation, all Proceeds (of any kind) received or to be received by such Pledgor upon the transfer or other such disposition of such Collateral notwithstanding whether the pledge and grant of the security interest in such Collateral is legally effective under applicable law);

provided, however, that notwithstanding any other provision of this Agreement, the Credit Agreement or any other Senior Debt Document, this Agreement shall not constitute a grant of a security interest in any Pacific Route Gate Leaseholds or Specified Pacific Route FAA Slots (and no such property shall be “Collateral” for purposes of this Agreement) to the extent that such grant of a security interest is prohibited by any applicable law or a Governmental Authority or Airport Authority, requires a consent not obtained of any Governmental Authority or Airport Authority, or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to the Pledgor's interest in such Pacific Route Gate Leaseholds or Specified Pacific Route FAA Slots, except to the extent that such applicable law, requirement or prohibition by any Governmental Authority or Airport Authority, or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, including without limitation, the UCC.

Section 2.Obligations. This Agreement secures, and the Collateral is collateral security for, the Priority Lien Obligations.

Section 3.No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor's part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or impose any obligation on the Collateral Trustee or any Priority Lien Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor's part to be so performed or observed or impose any liability on the Collateral Trustee or any Priority Lien Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, or in respect of the Collateral or made in connection herewith or therewith. This Section 3 shall survive the termination of this Agreement and the discharge of the Pledgors' other obligations hereunder and under the Loan Documents.

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Section 4.Representations, Warranties and Covenants. Each Pledgor represents, warrants and covenants as follows:

(i)All filings, registrations and recordings necessary or reasonably requested by the Collateral Trustee to create, preserve, protect and perfect the security interests granted by such Pledgor to the Collateral Trustee for the benefit of the Priority Lien Secured Parties hereby in respect of the Collateral have been accomplished by such Pledgor to the extent that such security interests can be perfected under the UCC and Title 49. The security interests granted to the Collateral Trustee for the benefit of the Priority Lien Secured Parties pursuant to this instrument in and to the Collateral constitute and hereafter will constitute a perfected security interest therein superior and prior to the rights of all other Persons therein (to the extent such perfection and priority can be obtained under the UCC or by filing a record of such security interest with the FAA) (but subject to (i) the authority of the DOT and any Foreign Aviation Authority or Airport Authority to amend or withdraw Pacific Routes and/or the authority of the FAA to withdraw Pacific Route FAA Slots pursuant to Title 49 and Title 14, the rights of other applicable Governmental Authorities, Airport Authorities or Foreign Aviation Authorities with respect to Pacific Routes and Pacific Route Foreign Slots, and the rights of the lessor, sub-lessor or other Person providing any Pledgor (or to which the Pledgor provides) the authority to occupy and/or use the Pacific Route Gate Leaseholds and (ii) other Permitted Liens) and the Collateral Trustee is entitled to all the rights, priorities and benefits afforded by the UCC as enacted in any relevant jurisdiction and Title 49 to perfected security interests. Nothing herein shall be construed to require the Pledgors to record any memoranda of lease or similar instruments with respect to Pacific Route Gate Leaseholds.

(ii)Such Pledgor is, and as to Collateral acquired by it from time to time after the date hereof such Pledgor will be, the holder of all Collateral free from any Lien except for (1) the Lien and security interest created by this Agreement and (2) Permitted Liens. Such Pledgor shall defend the Collateral against any and all claims and demands of all Persons at any time claiming any interest therein adverse to the Collateral Trustee or any Priority Lien Secured Party.

(iii)There is no financing statement (or, to any Pledgor's knowledge, similar statement or instrument of registration under the law of any jurisdiction) on the date hereof that creates or perfects, or purports to create or perfect, a Lien on or security interest in any of the Collateral, and so long as all of the Priority Lien Documents have not been terminated or any of the Priority Lien Obligations remain outstanding, such Pledgor shall not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction), or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Pledgor and except with respect to Liens permitted by each applicable Priority Lien Document.

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(iv)The chief executive offices of Delta as of the date of this Agreement are located at 1030 Delta Blvd., Atlanta, GA 30354. Such Pledgor shall not, until it shall have given to the Collateral Trustee not less than 45 days' prior written notice of its intention to do so, (a) move its chief executive office from the location referred to in the previous sentence or change its jurisdiction of incorporation, or (b) change its name, identity or corporate or other organizational structure to such an extent that any financing statement filed by the Collateral Trustee in connection with this Agreement would become misleading; and such Pledgor shall, in each case, provide such other information in connection therewith as the Collateral Trustee may reasonably request and shall have taken all action reasonably satisfactory to the Collateral Trustee to maintain the perfection and priority of the security interest of the Collateral Trustee on behalf of the Secured Parties in the Collateral intended to be granted hereby.

(v)Set forth on Schedule I is a true, correct and complete list of the Pacific Routes as of the date hereof, including a reference to each certificate or order issued by the DOT and the applicable Pacific Route Foreign Aviation Authority representing such Pacific Routes. Except for matters that could not reasonably be expected to result in a Material Adverse Effect, each Pledgor represents and warrants that it holds the requisite authority to operate over each of the Pacific Routes pursuant to Title 14 or Title 49 and all rules and regulations promulgated thereunder, subject only to the regulations of the DOT, the FAA and the applicable Pacific Route Foreign Aviation Authority, and that it has, at all times after obtaining each such Pacific Route, complied in all material respects with all of the terms, conditions and limitations of each such certificate or order issued by the DOT and the applicable Pacific Route Foreign Aviation Authority and with all applicable provisions of Title 49 and applicable rules and regulations promulgated thereunder and that there exists no material violation of such terms, conditions or limitations that gives the FAA, DOT or the applicable Pacific Route Foreign Aviation Authority the right to terminate, cancel, withdraw or modify the rights of such Pledgor in any such Pacific Routes. Such Pledgor further represents and warrants that, as of the date hereof, none of the airports located in the United States of America at which such Pledgor conducts scheduled operations for direct non-stop flights to Asia using the Pacific Routes, other than JFK, is a slot-constrained airport. If any of the airports located in the United States of America at which such Pledgor conducts scheduled operations for direct non-stop flights to Asia using the Pacific Routes, other than JFK, is or becomes a slot-constrained airport after the Closing Date, such Pledgor shall promptly notify the Collateral Trustee thereof.

(vi)Such Pledgor is an “air carrier” within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49. Such Pledgor holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49. Delta is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies (a “United States Citizen”). Such Pledgor possesses all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies and

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consents which relate to the operation of the routes flown by it and the conduct of its business and operations as currently conducted except where failure to so possess would not, in the aggregate, have a Material Adverse Effect. Except for matters that could not reasonably be expected to have a Material Adverse Effect, there are no past due license fees owed on any Pledgor's DOT or FAA licenses, certificates or authorizations. Such Pledgor is in compliance with all material requirements of the certificates and authorizations issued to it by the DOT or the FAA.

(vii)Such Pledgor has full corporate power and authority and legal right to pledge all of the Collateral pursuant to this Agreement.

(viii)No consent of any other party (including, without limitation, stockholders or creditors of such Pledgor), and no consent, authorization, approval, or other action by, and (except in connection with the perfection of the Lien created hereby) no notice to or filing with, any Governmental Authority or other Person is required either (x) for the pledge by such Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement or (y) for the exercise by the Collateral Trustee of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement; provided, however, that the (A) transfer of (other than the grant or pledge of a security interest in) Pacific Routes is subject to the consent of the DOT pursuant to Section 41307 of Title 49 and may be subject to Presidential review pursuant to Section 41307 of Title 49 and the approval of the applicable Pacific Route Foreign Aviation Authority as set forth in Section 10A below, (B) any transfer of (other than the grant or pledge of a security interest in) Pacific Route FAA Slots is subject to confirmation by the FAA, (C) the transfer of (other than the grant or pledge of a security interest in) Pacific Route Gate Leaseholds and Specified Pacific Route FAA Slots may be subject to approval by Governmental Authorities or Airport Authorities, aviation authorities, air carriers or other lessors and (D) the transfer of, grant or pledge of a security interest in and exercise of remedies with respect to Pacific Route Foreign Slots may be subject to (x) the requirements and limitations of applicable foreign law and (y) approval by the applicable Pacific Route Foreign Aviation Authority or Airport Authorities.

(ix)All information set forth herein relating to the Collateral of such Pledgor is accurate in all material respects as of the date hereof.

(x)This Agreement is made with full recourse to such Pledgor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Pledgor contained herein, in the other Priority Lien Documents, and otherwise in writing in connection herewith or therewith.

Section 5.Supplements, Further Assurances. (i) Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be required or that the Collateral Trustee reasonably deems necessary in order to perfect, preserve

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and protect any security interest granted or purported to be granted hereby or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder or under the Priority Lien Documents to which it is a party with respect to any Collateral, including, without limitation, any actions reasonably requested by the Collateral Trustee to register, record and identify the Collateral Trustee as a “Holder” of a Pacific Route FAA Slot (other than Specified Pacific Route FAA Slots) with the FAA and to cause evidence of its title to be duly recorded, filed or filed for recording, to the extent permitted or required under any applicable law, by such Pledgor as owner, and any actions reasonably requested by the Collateral Trustee required to perfect, preserve and protect any such security interest under other applicable laws; provided, that notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, no Pledgor shall be required to take any action with respect to any Pacific Route Gate Leasehold that would result in the termination of such Pledgor's interest in such Pacific Route Gate Leasehold or give rise to any indemnification obligation owing to, or any right to terminate or commence the exercise of remedies by, any Governmental Authority or Airport Authority with respect thereto.

(ii)    Subject to the terms of the applicable Priority Lien Documents, upon any Guarantor acquiring any right, title or interest in or to any Collateral (including any Proceeds of such Collateral), Delta shall cause such Guarantor to become a Pledgor under this Agreement pursuant to a joinder agreement, including a supplement to Schedule I hereto, in form and substance reasonably satisfactory to the Collateral Trustee the result of which shall be that such Guarantor shall have pledged to the Collateral Trustee, and granted the Collateral Trustee, a duly perfected first priority security interest in and to such Collateral (and such Collateral shall otherwise be subject only to Permitted Liens, to the same extent and subject to the same terms and conditions as the Pledgors are subject hereunder.

Section 6.    Provisions Concerning Pledged Collateral.

(i)Financing Statements. Each Pledgor hereby authorizes the Collateral Trustee, at any time and from time to time, to file or record such financing statements and amendments thereto, in form and substance acceptable to the Collateral Trustee, as may from time to time be required or necessary to grant, continue and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein (to the extent such perfection and priority can be obtained by filing a UCC financing statement or by filing a record of such security interest with the FAA), and the other rights, as against third parties, provided hereby, all in accordance with the UCC as enacted in any and all relevant jurisdictions or any other relevant law. Each Pledgor shall pay any applicable filing fees and other expenses related to the filing of such financing statements and amendments thereto.

(ii)Compliance with Laws and Regulations. Each Pledgor shall promptly comply in all material respects with all laws, ordinances, orders, rules, regulations, and requirements of all federal, state, municipal or other governmental or quasi-governmental authorities or bodies including, without limitation, Pacific Route Foreign Aviation Authorities, then having jurisdiction over the Collateral (or any part thereof) and/or the

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use thereof by such Pledgor, of every nature and kind (the “Requirements”) including any of the same which relate to or require changes or requirements incident to or as the result of any use thereof or otherwise, and each Pledgor shall so comply, whether or not such Requirements shall now exist or shall hereafter be enacted or promulgated and whether or not the same may be said to be within the present contemplation of the parties hereto. Notwithstanding the foregoing, if the Pledgor in good faith contests a Requirement, it shall not be obligated to comply with such Requirement to the extent such non-compliance or deferral is consistent with law and does not have a materially adverse effect on the Collateral or the security interest therein.

(iii)Notice of Laws. Each Pledgor agrees to give the Collateral Trustee notice of any violations of any Requirement enacted, passed, promulgated, made, issued or adopted by any of the governmental departments or agencies or authorities hereinbefore mentioned affecting the Collateral or such Pledgor's use thereof, a copy of which is served upon or received by such Pledgor, or otherwise brought to the attention of such Pledgor, by mailing within thirty (30) business days after such service, receipt, or after the same otherwise comes to the attention of such Pledgor, a copy of each and every one thereof to the Collateral Trustee. At the same time, each Pledgor will inform the Collateral Trustee as to the work or steps such Pledgor proposes to do or take in order to correct the violation. Notwithstanding the foregoing, however, if such work or step would require any alterations which would, in the Collateral Trustee's reasonable opinion, reduce the value of the Collateral or change the general character or use of the Collateral, such Pledgor may, with the consent of the Collateral Trustee, defer compliance therewith, as long as such deferral is consistent with applicable law in order that such Pledgor may, with the consent of the Collateral Trustee, at such Pledgor's expense, contest or seek modification of or other relief with respect to such Requirements, but nothing herein shall relieve such Pledgor of the duty and obligation, at such Pledgor's expense, to comply with such Requirements, or such Requirements as modified, whenever the Collateral Trustee shall so direct.

Section 7.    Collateral Trustee Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Trustee as such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise; from time to time in the Collateral Trustee's discretion to take any action and to execute any instrument which the Collateral Trustee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney-in-fact is coupled with an interest.

Section 8.    Collateral Trustee May Perform. If any Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Trustee, the Collateral Trustee may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Trustee, including, without limitation, the fees and expenses of its counsel, incurred in connection therewith, shall be payable by such Pledgor and shall be considered Obligations.

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Section 9.    The Collateral Trustee.

(i)    It is expressly understood and agreed by the parties hereto and each Priority Lien Secured Party, by accepting the benefits of this Agreement, acknowledges and agrees that the obligations of the Collateral Trustee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Trustee shall act hereunder on the terms and conditions set forth in the Collateral Trust Agreement.
(ii)    The powers conferred on the Collateral Trustee hereunder are solely to protect their interest and the interests of the Priority Lien Secured Parties in the Collateral and shall not impose any duty upon them to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by the Collateral Trustee hereunder or as otherwise provided for under the Collateral Trust Agreement or the UCC, the Collateral Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, whether or not the Collateral Trustee has or has been or are deemed to have knowledge of such matters.
Section 10.    Events of Default, Remedies:

A.    Remedies: Obtaining the Collateral Upon Event of Default. If any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Trustee may, at any time or from time to time during such Event of Default:

(i)    Declare the entire right, title and interest of the Pledgors in and to the Collateral vested, subject to any binding and enforceable requirements imposed by Title 14, Title 49, other applicable law and the DOT (and, in the case of Pacific Route Gate Leaseholds, the requirements imposed by the applicable Governmental Authorities and/or Airport Authorities), in which event such rights, title and interest shall immediately vest in the Collateral Trustee, in which case each Pledgor agrees to execute and deliver such deeds of conveyance, assignments and other documents or instruments (including any notices or applications to the DOT, FAA, applicable Pacific Route Foreign Aviation Authorities, Governmental Authorities or Airport Authorities having jurisdiction over any such Pacific Route or the use thereof) as shall be requested by the Collateral Trustee in order to effectuate the transfer of such Collateral, together with copies of the certificates or orders issued by the DOT and the Pacific Route Foreign Aviation Authorities representing same and any other rights of the Pledgors with respect thereto, to any designee or designees selected by the Collateral Trustee and approved by the DOT and, to the extent necessary, by any Pacific Route Foreign Aviation Authorities; it being understood that each Pledgor's obligation to deliver such Collateral and such documents and instruments with respect thereto is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Trustee shall be entitled to a decree requiring specific performance by each Pledgor of said obligations; and

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(ii)    Sell or otherwise liquidate, or direct any Pledgor to sell or otherwise liquidate, any or all of the Collateral or any part thereof, subject to any binding and enforceable requirements imposed by applicable law and Airport Authorities with respect to Pacific Route Gate Leaseholds, and take possession of the proceeds of any such sale or liquidation.

B.    Remedies; Disposition of the Collateral.

(i)    If any Event of Default shall have occurred and be continuing, the Collateral Trustee may from time to time exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, and to the extent not in violation of applicable law, including Title 14 and Title 49, and subject to the approval of the DOT or its successor or nominee, all the rights and remedies of a secured party on default under the UCC in effect in all relevant jurisdictions at the time of such Event of Default, and the Collateral Trustee may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Trustee's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Trustee may deem commercially reasonable. To the extent not inconsistent with Title 49 and the DOT or FAA requirements and any additional requirements of the applicable Governmental Authorities and/or Airport Authorities, the Collateral Trustee or any other Priority Lien Secured Party may be the purchasers of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Priority Lien Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Pledgors, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the full extent permitted by law, any claims against the Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

(ii)    Except as otherwise provided herein, each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with

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the Collateral Trustee's taking possession or the Collateral Trustee's disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law; and the Pledgor hereby further waives to the fullest extent permitted by applicable law: (a) all damages occasioned by such taking of possession; (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Trustee's rights hereunder; and (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of each Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Pledgor.

(iii)    If any Event of Default shall have occurred and be continuing, then in the Collateral Trustee's reasonable discretion, the Collateral Trustee may use the blank, undated, signed Pacific Route FAA Slot transfer documents held in escrow from time to time (substantially in the form of Exhibit A hereto) as a means to effectuate a transfer as contemplated herein, subject in each case to applicable law.

(iv)    In connection with any foreclosure, collection, sale or other enforcement of Liens granted to the Collateral Trustee in this Agreement, the Pledgors will cooperate in good faith with the Collateral Trustee or its designee in obtaining all regulatory licenses, consents and other governmental approvals necessary or (in the reasonable opinion of the Collateral Trustee or its designee) desirable to conduct all aviation operations with respect to the Collateral and will, at the request of the Collateral Trustee and in good faith, continue to operate and manage the Collateral and maintain all applicable regulatory licenses with respect to the Collateral until such time as the Collateral Trustee or its designee obtain such licenses, consents and approvals, and at such time the Pledgors will cooperate in good faith with the transition of the aviation operations with respect to the Collateral to any new aviation operator (including, without limitation, the Collateral Trustee or its designee).
Section 11.    Application of Proceeds.

(a)    Any cash held by the Collateral Trustee as Collateral and all cash proceeds received by the Collateral Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Trustee of its remedies as a secured creditor as provided in Section 10 of this Agreement shall be applied from time to time by the Collateral Trustee in accordance with the terms of the Collateral Trust Agreement.

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(b)    It is understood that the Pledgors shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the outstanding Priority Lien Obligations.

Section 12.    No Waiver; Discontinuance of Proceeding.

(a)    Each and every right, power and remedy hereby specifically given to the Collateral Trustee or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy specifically given under this Agreement or the other Priority Lien Documents now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Trustee. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Trustee in the exercise of any such right, power or remedy and no renewal or extension of any of the Priority Lien Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any default or Event of Default or an acquiescence therein. No notice to or demand on the Pledgors in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Trustee to any other or further action in any circumstances without notice or demand. In the event that the Collateral Trustee shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Trustee may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

(b)    In the event the Collateral Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Trustee, then and in every such case each Pledgor, the Collateral Trustee and each holder of any of the Priority Lien Obligations shall to the extent permitted by applicable law be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Trustee and the Priority Lien Secured Parties shall continue as if no such proceeding had been instituted.

Section 13.    Indemnification.

(a)    Each Pledgor agrees to indemnify, reimburse and hold the Collateral Trustee and its respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 13 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable related costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 13 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Priority Lien Document or any other document executed in connection herewith or

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therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage; provided that no Indemnitee shall be indemnified pursuant to this Section 13(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. Each Pledgor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Pledgor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Pledgor of any such assertion of which such Indemnitee has knowledge.

(b)    Without limiting the application of Section 13(a), upon 30 days' prior written notice, each Pledgor agrees to pay, or reimburse the Collateral Trustee for, any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Trustee's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Trustee's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c)    If and to the extent that the Priority Lien Obligations of the Pledgor under this Section 13 are unenforceable for any reason, each Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(d)    Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Priority Lien Obligations secured by the Collateral. The indemnity obligations of the Pledgors contained in this Section 13 shall continue in full force and effect notwithstanding the payment of all of the Priority Lien Obligations and notwithstanding the discharge thereof.

Section 14.    Amendments, etc. This Agreement may not be amended, modified or waived except with the written consent of the Pledgors and the Collateral Trustee (acting pursuant to and in accordance with the terms of the Collateral Trust Agreement). Any amendment, modification or supplement of or to any provision of this Agreement, any termination or waiver of any provision of this Agreement and any consent to any departure by the Pledgors from the terms of any provision of this Agreement shall be effective only in the

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specific instance and for the specific purpose for which made or given. No notice to or demand upon the Pledgors in any instance hereunder shall entitle the Pledgors to any other or further notice or demand in similar or other circumstances.

Section 15.    Termination; Release.

(a)    After the Discharge of Priority Lien Obligations, this Agreement shall terminate (provided that all indemnities set forth herein shall survive) and the Collateral Trustee, at the request and expense of the Pledgors, will promptly execute and deliver to the Pledgors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and, subject to the terms of the Collateral Trust Agreement, will duly assign, transfer and deliver to the Pledgors (without recourse and without any representation or warranty) such of its Collateral as may be in the possession of the Collateral Trustee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which the Discharge of Priority Lien Obligations shall have occurred.

(b)    In the event that any part of the Collateral is sold, the Liens on such Collateral created by this Agreement shall be released in accordance with and to the extent contemplated by the terms of the Collateral Trust Agreement.

(c)    As to any Collateral, the Liens on such Collateral created by this Agreement shall be released in accordance with Section 4.1(a) of the Collateral Trust Agreement, including but not limited to Section 4.1(a)(7) of the Collateral Trust Agreement.

(d)    At any time that the Pledgors desire that Collateral be released as provided in the foregoing Section 15(a), (b) or (c), it shall deliver to the Collateral Trustee a certificate signed by its chief financial officer or another authorized senior officer stating that the release of the respective Collateral is permitted pursuant to Section 15(a), (b) or (c). If requested by the Collateral Trustee (although the Collateral Trustee shall have no obligation to make any such request), such Pledgor shall furnish appropriate legal opinions (from counsel, which may be in-house counsel, acceptable to the Collateral Trustee) to the effect set forth in the immediately preceding sentence. The Collateral Trustee shall have no liability whatsoever to any Priority Lien Secured Party as the result of any release of Collateral by it as permitted by this Section 15. In the event of any release pursuant to this Section 15, the Collateral Trustee shall use commercially reasonable efforts, at such Pledgor's request and expense, to deliver such documents or other evidence as may be reasonably requested to evidence such release

Section 16.    Definitions. The following terms shall have the following meanings. Such definitions shall be equally applicable to the singular and plural forms of the terms defined. Except as otherwise defined herein, terms used herein and defined in the Collateral Trust Agreement shall be used herein as therein defined.

“Agreement” has the meaning provided in the preamble hereto.

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“Airport Authority” shall mean any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.
“Collateral” has the meaning provided in Section 1 hereof.
“Credit Agreement” has the meaning provided in the recitals hereof.
“DOT” shall mean the United States Department of Transportation and any successor thereto.
“Event of Default” shall mean any event that has occurred that constitutes a default under any Priority Lien Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce any of the Liens under this Agreement.
“FAA” shall mean the Federal Aviation Administration of the United States of America and any successor thereto.
“FAA Slot” shall mean, at any time, all of the rights and operational authority of any Pledgor, now held or hereafter acquired, to conduct one Instrument Flight Rule (as defined under the FAA regulations) landing or takeoff operation during a specific hour or half-hour period at any slot-constrained or high density traffic airport in the United States (other than JFK) pursuant to FAA regulations, including Title 14.
“Foreign Aviation Authority” shall mean any foreign governmental, quasi-governmental, regulatory or other agency, public corporation or private entity that exercises jurisdiction over the authorization (a) to serve any foreign point on each of the Routes and/or to conduct operations related to the Routes and/or (b) to hold and operate any Foreign Slots.
“Foreign Slot” shall mean all of the rights and operational authority, now held or hereafter acquired, of any Pledgor to conduct one landing or takeoff operation during a specific hour or other period at each non-United States airport.
“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.
“Indemnitee” shall have the meaning provided in Section 13 hereof.
“JFK” shall mean New York's John F. Kennedy (JFK) International Airport.

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“Pacific Countries” shall mean (i) countries bordering the Pacific Ocean in Asia, North America, Australia and New Zealand, (ii) islands surrounded by the Pacific Ocean and (iii) Thailand, Myanmar (Burma), Laos and Cambodia.
“Pacific Route FAA Slot” shall mean, at any time, (a) any FAA Slot of any Pledgor, now held or hereafter acquired, to the extent that such FAA Slot is used to operate direct non-stop flights to Pacific Countries using a Pacific Route and (b) all take-off and landing rights and operational authority of any Pledgor at any airport in the United States (other than JFK) which is a central connection point through which any Pledgor coordinates flights utilizing the Pacific Routes or which is an origination or destination point for flights utilizing the Pacific Routes, in each case, at such time (any such Pacific Route FAA Slot defined in this clause (b) but not constituting a Pacific Route FAA Slot pursuant to clause (a) above, a “Specified Pacific Route FAA Slot”); provided, however, that to the extent that any Pledgor ceases to use any Pacific Route FAA Slot in connection with the Pacific Routes, such Pacific Route FAA Slot shall automatically cease to be a Pacific Route FAA Slot hereunder.
“Pacific Route Foreign Aviation Authority” shall mean any Foreign Aviation Authority that exercises jurisdiction over the authorization (a) to serve any foreign point on each of the Pacific Routes and/or to conduct operations related to the Pacific Route and/or (b) to hold and operate any Pacific Route Foreign Slots.
“Pacific Route Foreign Slot” shall mean any Foreign Slot of any Pledgor necessary to operate a Pacific Route, whether or not utilized by such Pledgor.
“Pacific Route Gate Leaseholds” shall mean, at any time, all of the right, title, privilege, interest, and authority now or hereafter acquired or held by any Pledgor in connection with the right to use, operate or occupy space in an airport terminal at which any Pledgor conducts scheduled operations for direct non-stop flights (or flights originating at airports that are central connection points through which any Pledgor coordinates flights utilizing the Pacific Routes) using the Pacific Routes to the extent such Pacific Route Gate Leasehold is utilized in connection with the Pacific Routes at such time. To the extent that any Pledgor ceases to use any Pacific Route Gate Leasehold in connection with the Pacific Routes, such Pacific Route Gate Leasehold shall automatically cease to be a Pacific Gate Leasehold hereunder.
“Pacific Route Slot” shall mean a Pacific Route FAA Slot and a Pacific Route Foreign Slot, or either of them.
“Pacific Routes” shall mean the Routes described on Schedule I hereto and any other Routes to or from the Pacific Countries (other than Routes between countries in North America) that are acquired by or granted to any Pledgor.
“Permitted Liens” means those Liens on Collateral which, under each of the Priority Lien Documents, are permitted to be incurred on a priority basis to the Liens granted hereunder.

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“Pledgor” has the meaning provided in the preamble hereto.
“Proceeds” shall have the meaning assigned that term under the UCC as in effect in any relevant jurisdiction or under other relevant law and, in any event, shall include, but not be limited to, any and all (i) proceeds of any insurance, indemnity, warranty or guarantee payable to the Collateral Trustee or to the Pledgors or any Affiliate of the Pledgors from time to time with respect to any of the Collateral, (ii) payments (in any form whatsoever), made or due and payable to the Pledgors from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) instruments representing obligations to pay amounts in respect of the Collateral and (iv) other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Priority Lien Secured Parties” shall mean the holders of Priority Lien Obligations and the Priority Lien Representatives.
“Requirements' has the meaning provided in Section 6(ii) hereof.
“Routes” shall mean the routes for which any Pledgor holds or hereafter acquires the requisite authority to operate foreign air transportation pursuant to Title 49 including, without limitation, applicable frequencies, exemption and certificate authorities, whether or not utilized by any Pledgor.
“Specified Pacific Route FAA Slot” shall have the meaning given to such term in the definition of “Pacific Route FAA Slot” herein.
“Termination Date” has the meaning provided in Section 15 hereof.
“Title 14” shall mean Title 14 of the United States Code of Federal Regulations, including Part 93, Subparts K and S thereof, as amended from time to time or any successor or recodified regulation.
“Title 49” shall mean Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements or supersedes such provisions.
“United States Citizen” has the meaning provided in Section 4(vi) hereof.
Section 17.    Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and shall be delivered, mailed, telegraphed, telexed, facsimile transmitted or cabled, addressed:

(a)    if to Delta, to Delta's office at:

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Delta Air Lines, Inc.
1030 Delta Blvd.
Atlanta, GA 30354
Fax: (404) 714-6439
Attention: Treasurer, Dept. 856

With a copy to:

Delta Air Lines, Inc.
1030 Delta Blvd.
Atlanta, GA 30354
Fax: (404) 715-2233
Attention: General Counsel, Dept. 971

(b)    if to the Collateral Trustee, to its office at:
Wilmington Trust, National Association
50 South Sixth Street
Suite 1290
Minneapolis, Minnesota 55402
Facsimile No.: 612-217-5651
Attention: Joshua G. James

With a copy to:
Salans LLP
Rockefeller Center
620 Fifth Avenue
New York, NY 10020
Facsimile No.: 212-307-3340
Attention: Sahra Dalfen, Esq.

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. All such notices and communications shall, when mailed, telegraphed, telexed, facsimile transmitted or cabled or sent by overnight courier, be effective on the third Business Day following deposit in the U.S. mails, certified, return receipt requested, when delivered to the telegraph company, cable company or on the day following delivery to an overnight courier, as the case may be, or sent by telex or facsimile device, except that notices and communications to the Collateral Trustee shall not be effective until received by the Collateral Trustee.
Section 18.    Continuing Security Interest; Successors and Assigns; Transfer of Indebtedness. This Agreement shall create a continuing security interest in the Collateral and

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shall (i) remain in full force and effect until the Discharge of Priority Lien Obligations, (ii) be binding upon each Pledgor, its successors and assigns (provided that the Pledgors may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Trustee), and (iii) inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee and each other Priority Lien Secured Party and each of their respective successors, transferees and assigns; no other persons (including, without limitation, any other creditor of the Pledgors) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (iii) and subject to the provisions of the applicable Priority Lien Documents, any Priority Lien Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Priority Lien Secured Party herein or otherwise, subject, however, to the provisions of the applicable Priority Lien Documents.

Section 19.    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 20.    Consent to Jurisdiction and Service of Process. All judicial proceedings brought against the Pledgors with respect to this Agreement shall be brought in any state or federal court of competent jurisdiction in the State of New York and by execution and delivery of this Agreement, each Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction and venue of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 17. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Collateral Trustee to bring proceedings against the Pledgor in the courts of any other jurisdiction.

Section 21.    Security Interest Absolute. The obligations of each Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgors, except to the extent that the enforceability thereof may be limited by any such event; (b) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement or any other Priority Lien Documents, except as specifically set forth in a waiver granted pursuant to Section 14; (c) any amendment to or modification of any Priority Lien Document or any security for any of the Priority Lien Obligations, whether or not the Pledgors shall have notice or knowledge of any of the foregoing, except as specifically set forth in an amendment or modification executed pursuant to Section 14; (d) any lack of validity or enforceability of the Priority Lien; or (e) any other circumstances which might otherwise constitute a defense available to, or a discharge of, each Pledgor.

Section 22.    Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the

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extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 23.    Headings. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

Section 24.    Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same Agreement. A set of the counterparts executed by all the parties hereto shall be lodged with the Pledgor and the Collateral Trustee.

Section 25.    Representations, Etc.All agreements, statements, representations and warranties made by the Pledgor herein or in any certificate or other instrument delivered by the Pledgors or on its behalf under this Agreement shall be considered to have been relied upon by the Priority Lien Secured Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents regardless of any investigation made by the Priority Lien Secured Parties or on their behalf.

Section 26.    Limited Obligations. It is the desire and intent of each Pledgor, the Collateral Trustee and the Priority Lien Secured Parties that this Agreement shall be enforced against the Pledgors to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of the Pledgors under this Agreement shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers, which laws would determine the solvency of the Pledgors by reference to the full amount of the Priority Lien Obligations at the time of the execution and delivery of this Agreement), then the amount of the Priority Lien Obligations of the Pledgors shall be deemed to be reduced and the Pledgors shall pay the maximum amount of the Priority Lien Obligations which would be permissible under the applicable law.

Section 27.    Construction of Schedule I. It is understood and agreed that the last two columns of Schedule I are intended to be descriptive of the Pacific Routes listed on such Schedule as of the date hereof and shall not be construed as limiting in any way the Collateral subject to this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
DELTA AIR LINES, INC.
By: _________________________
Name: Kenneth W. Morge
Title: Vice President & Treasurer

[Signature Page to The Priority Lien Security Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee

By: ________________________
Name: Joshua G. James
Title: Assistant Vice President

[Signature Page to The Priority Lien Security Agreement]

SCHEDULE I

Schedule of Pacific Routes

	Certification or Exemption Authority	Route Number of Certificate Containing Authority	Issued by DOT/CAB Order	Current Expiration Date
U.S. - Japan and beyond with intermediates	Certificate	Route 129	Order 98-6-22 OST 98-3441	Indefinite (Subject to continuing effect under APA; renewal filed 12/20/2002)
U.S. - China (named U.S. gateways to named points in China, via Japan)	Certificate	Route 378	Order 99-2-8 OST 97-3177	Indefinite (Subject to continuing effect under APA; renewal filed 8/1/2003)
Detroit-Beijing added as Segment 2	Certificate	Route 378	Order 2001-12-8 Docket OST-95-969	Indefinite (Subject to continuing effect under APA; renewal filed 6/5/2006)
Detroit-Shanghai added as Segment 3	Certificate	Route 378	Order 2007-12-26 OST-2007-28567	Indefinite (Subject to continuing effect under APA; renewal filed 4/20/09)
Atlanta-Shanghai	Certificate	Route 875	Orders 2007-9-25 and 2007-12-26 OST-2007-28567	Indefinite (Subject to continuing effect under APA; renewal filed 5/1/09)
U.S. - China All-cargo with open intermediates and beyond	Certificate	Route 828	Order 2005-3-40 OST-04-19077	Indefinite (Subject to continuing effect under APA; renewal filed 4/20/09)

	Certification or Exemption Authority	Route Number of Certificate Containing Authority	Issued by DOT/CAB Order	Current Expiration Date
U.S. - China Combination or All-Cargo	Frequency Allocation		NOAT, 11/13/98, OST-1996-1934; Order 99-8-9, OST-1999-5539; Order 2001-1-6, OST-1999-6323	None
U.S. - China Combination	Frequency Allocation		Order 2004-7-23, OST-2004-18469	None
U.S. - China Combination (Detroit-Shanghai)	Frequency Allocation		Order 2007-12-26, OST-2007-28567	None
U.S. - China Combination (Tokyo-Guangzhou, Detroit-Beijing)	Frequency Allocation		NOAT, 11/24/2010, OST-2010-0285	None
U.S. - China Combination (Detroit-Beijing)	Frequency Allocation		NOAT, 08/22/2012, OST-2010-0285	None
Japan-Hong Kong 5th Freedom Combination	Frequency Allocation		Order 2009-1-8, OST-2008-0162	None

Exhibit A
Office of Slot Administration
Office of Chief Counsel - Slot Transfers
Federal Aviation Administration
800 Independence Avenue, S.W.
Washington, D.C. 20591

Re: Request for Confirmation of Slot Transfers

Dear Sirs/Madams:

Please be advised that, pursuant to 14 C.F.R. § 93.221(a), Delta Air Lines, Inc.
(“Delta”) intends to transfer all rights, interests, and privileges pertaining to the slots listed on the attached Schedule A (attached hereto) to [NAME A]. The slots involved in the transaction are not used for international or essential air service, nor are they AIR-21 slot exemptions. This slot transfer is permanent.

This letter serves as written evidence of Delta's and [NAME A]'s consent to the transfer of the above-referenced slots -- said transfer to be effective as of the date upon which [NAME A] signs this letter, subject to confirmation by the FAA. Upon confirmation by the FAA, [NAME A] will become the holder of record of the above-described slots.

Please confirm the transfer of the above-described slots by stamping and signing the acknowledgement copy of this letter and returning it to [Name, Title,] by facsimile at _______
and by mail at ____________.

Sincerely,

_______________________
[NAME] [Date]
[TITLE]
Delta Air Lines, Inc.
CONFIRMED BY: _______________________
[FAA Name, Date]

_______________________
[NAME] [Date]
[TITLE]
[NAME A]

CONFIRMED BY: _______________________
[FAA Name, Date]

EXHIBIT B
EXECUTION VERSION

COLLATERAL TRUST AGREEMENT
dated as of October 18, 2012

among

DELTA AIR LINES, INC.,

the other Grantors from time to time party hereto,

BARCLAYS BANK PLC
as Administrative Agent under the Credit Agreement,

Each other Secured Debt Representative from time to time party hereto

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee

ii

This Collateral Trust Agreement (this “Agreement”) is dated as of October 18, 2012 and is by and among Delta Air Lines, Inc., a Delaware corporation (together with its successors, “Delta”), the Grantors from time to time party hereto, Barclays Bank PLC, as Administrative Agent (as defined below), each other Secured Debt Representative from time to time party hereto and Wilmington Trust, National Association, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).
RECITALS
Delta intends to enter into a Credit Agreement, dated as of the date hereof, among Delta, the guarantors party thereto, Barclays Bank PLC, as administrative agent (in such capacity and together with its successors and assigns, the “Administrative Agent”), and the lenders party thereto.
Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.
Delta and the other Grantors intend to secure the obligations under the Credit Agreement and any future Priority Lien Obligations on a priority basis and, subject to such priority, intend to secure any future Junior Lien Obligations, with Liens on all current and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.
This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the collateral trustee for the current and future holders of the Secured Debt Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.
AGREEMENT
In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1     Defined Terms. The following terms will have the following meanings:

“Act of Required Debtholders” means, as to any matter at any time:
(1)    prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the Priority Lien Debt, calculated in accordance with Section 7.2 and as follows:

(x) the amount of Priority Lien Debt to be voted by the holders of a Series of Priority Lien Debt will equal the sum of:
(a)     the aggregate outstanding principal amount of such Series of Priority Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn); and
(b)    the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt under such Series of Priority Lien Debt; and
(y) following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Priority Lien Debt will cast all of its votes under such Series of Priority Lien Debt as a block;

provided, however, that after (1) the termination or expiration of all commitments to extend credit that constitute Priority Lien Debt, (2) the payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit), (3) the discharge or cash collateralization (at the lower of (a) 105% of the aggregate undrawn amount or (b) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt, and (4) the payment in full in cash of all other Priority Lien Obligations other than any Priority Lien Obligations consisting of Banking Product Obligations, Hedging Obligations and Contingent Liabilities, the term “Act of Required Debtholders” will mean the holders of more than 50% of the sum of the aggregate “settlement amount” (or similar term) (as defined in the applicable Hedge Agreement relating to Priority Lien Obligations consisting of a Hedging Obligation) or, with respect to any such Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (including any termination payments then due) under such Hedge Agreement, under all Hedge Agreements relating to Priority Lien Obligations consisting of Hedging Obligations; provided that the “settlement amount” (or similar term) as of the last business day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Collateral Trustee upon request; provided further, that any Hedging Obligation with a “settlement amount” (or similar term) that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of the Required Debtholders”; and
(2)    at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the Junior Lien Debt, calculated in accordance with Section 7.2 and as follows:
(x) the amount of Junior Lien Debt to be voted by the holders of a Series of Junior Lien Debt will equal the sum of:

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(a)    the aggregate outstanding principal amount of such Series of Junior Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn); and
(b)    the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Lien Debt under such Series of Junior Lien Debt; and
(y) following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Junior Lien Debt will cast all of its votes under such Series of Junior Lien Debt as a block;
provided, however, that after (1) the termination or expiration of all commitments to extend credit that constitute Junior Lien Debt, (2) the payment in full in cash of the principal of and interest and premium (if any) on all Junior Lien Debt (other than any undrawn letters of credit), (3) the discharge or cash collateralization (at the lower of (a) 105% of the aggregate undrawn amount or (b) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit constituting Junior Lien Debt, and (4) the payment in full in cash of all other Junior Lien Obligations other than any Junior Lien Obligations consisting of Banking Product Obligations, Hedging Obligations and Contingent Liabilities, the term “Act of Required Debtholders” will mean the holders of more than 50% of the sum of the aggregate “settlement amount” (or similar term) (as defined in the applicable Hedge Agreement relating to Junior Lien Obligations consisting of a Hedging Obligation) or, with respect to any such Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (including any termination payments then due) under such Hedge Agreement, under all Hedge Agreements relating to Junior Lien Obligations consisting of Hedging Obligations; provided that the “settlement amount” (or similar term) as of the last business day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Collateral Trustee upon request; provided further, that any Hedging Obligation with a “settlement amount” (or similar term) that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of the Required Debtholders.”
For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, Delta or any Affiliate of Delta will be deemed not to be outstanding and (b) votes will be determined in accordance with Section 7.2.
“Account Control Agreement” means each three-party control agreement entered into by any Grantor, the Collateral Trustee and a financial institution which maintains one or more deposit accounts or securities accounts that have been pledged to the Collateral Trustee as Collateral under the Security Documents, in each case in form and substance reasonably satisfactory to the Collateral Trustee and as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.

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“Additional Collateral” means (a) cash and Permitted Investments (as defined in the Credit Agreement) pledged to the Collateral Trustee (and subject to an Account Control Agreement), and (b) routes, slots and/or gate leaseholds of Delta or any other Grantor designated by Delta as “Additional Collateral” and pledged to the Collateral Trustee pursuant to arrangements reasonably satisfactory to the Administrative Agent, each other Priority Lien Representative and the Collateral Trustee, and all of which assets shall (i) (other than Additional Collateral of the type described in clause (a) above) be valued by a new Appraisal Report (as defined in the Credit Agreement) at the time Delta designates such assets as Additional Collateral and (ii) as of any date of determination, be subject to a perfected first priority (subject to Permitted Liens) Lien in favor of the Collateral Trustee.
“Additional Secured Debt” has the meaning set forth in Section 3.8.
“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.
“Administrative Agent” has the meaning set forth in the recitals.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agreement” has the meaning set forth in the preamble.
“Airport Authority” shall mean any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.
“Asset Sale Offer” has the meaning set forth in Section 4.1(a)(5).
“Banking Product Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services and automated clearing house transfers of funds services provided by a lender under the Credit Agreement or any of its banking affiliates, including obligations for the payment of fees, interest, charges, expenses, attorneys' fees and disbursements in connection therewith, in each case designated by Delta as Banking Product Obligations from time to time by written notice to the Administrative Agent.
“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members, manager or managers

4

or any controlling committee of managing members thereof and (d) with respect to any other Person, the board or committee of such Person serving a similar function.
“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute.
“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP.
“Capital Stock” means:
(1) in the case of a corporation, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing clauses (1) through (4) any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Class” means (1) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together, and (2) in the case of Junior Lien Debt, every Series of Junior Lien Debt, taken together.
“Collateral” means all assets and properties of Delta and the Guarantors now owned or hereafter acquired upon which Liens have been granted to the Collateral Trustee to secure the Secured Debt Obligations (including, without limitation, any Additional Collateral), together with all proceeds of the foregoing (including, without limitation, proceeds from dispositions of the foregoing deposited into a Controlled Account).
“Collateral Coverage Ratio” shall have the meaning assigned to such term under the Credit Agreement.
“Collateral Trust Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B and (ii) with respect to the provisions of this Agreement relating to the addition of additional Grantors, an agreement substantially in the form of Exhibit C.

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“Collateral Trustee” has the meaning set forth in the preamble.
“Contingent Liabilities” means, at any time, any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time.
“Controlled Account” means any account pledged to the Collateral Trustee subject to an Account Control Agreement.
“Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of the date hereof, by and among Delta, the Guarantors, the Administrative Agent, and the other parties thereto, providing for up to $1,950 million of revolving credit and term loan borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise, and whether or not the amount of Indebtedness thereunder is increased) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or, commercial paper facilities, reimbursement agreements or other agreements providing for the extension of credit, or securities purchase agreements, indentures or similar agreements, whether secured or unsecured, in each case, with banks, insurance companies, financial institutions or other institutional lenders or investors providing for, or acting as initial purchasers of, revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or, letters of credit, surety bonds, insurance products or the issuance and sale of securities, in each case, as amended, restated, modified, renewed, extended, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
“Delta” has the meaning set forth in the preamble.
“Discharge of Priority Lien Obligations” means the occurrence of all of the following:
(1)    termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;
(2)    payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);
(3)    discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and

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(4)    payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than Contingent Liabilities).
“Disposition” means with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person (whether direct or indirect), and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by a senior financial officer of Delta; provided that any such officer of Delta shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.
“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.
“Grantors” means Delta Air Lines, Inc. and any other Person (if any) that pledges any Collateral under the Security Documents to secure any Secured Debt Obligation, together in each case with their respective successors.
“Guarantee” means a guarantee (other than (i) by endorsement of negotiable instruments for collection or (ii) customary contractual indemnities, in each case in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).
“Guarantor” means, with respect to any Priority Lien Obligations, each person who has Guaranteed payment of any Priority Lien Obligations and, with respect to any Junior Lien Obligations, each person who has Guaranteed payment of any Junior Lien Obligations.

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“Hedge Agreement” means any agreement evidencing Hedging Obligations.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)    interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)    other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding clauses in purchase agreements and maintenance agreements pertaining to future prices.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding air traffic liability, accrued expenses and trade payables), whether or not contingent:
(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of banker's acceptances;
(4)    representing Capital Lease Obligations;
(5)    representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, and excluding in any event trade payables arising in the ordinary course of business; or
(6)    representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
For the avoidance of doubt, Banking Product Obligations do not constitute Indebtedness.

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“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under any law (including environmental laws) applicable to or enforceable against Delta, any of its Subsidiaries or any other Grantor or any of the Collateral, and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.
“Indemnitee” has the meaning set forth in Section 7.11(a).
“Insolvency or Liquidation Proceeding” means:
(1)    any case commenced by or against any Grantor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;
(2)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(3)    any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.
“Junior Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of any Grantor to secure Junior Lien Obligations.
“Junior Lien Debt” means any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of Delta that is secured on a junior basis to the Priority Lien Debt by a Lien that was permitted to be incurred and so secured under each then extant Secured Debt Document (including any Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace or defease other Junior Lien Debt); provided that:

(a)
on or before the date on which such Indebtedness is incurred by Delta, such Indebtedness is designated by Delta, in an Officers' Certificate delivered to each Secured Debt Representative and the Collateral Trustee, as “Junior Lien Debt” for the purposes of the Credit Agreement, each agreement governing any other then existing Priority Lien Debt and this Agreement; provided that no Series of Secured Debt may be designated as both Junior Lien Debt and Priority Lien Debt;

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(b)	such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c)
all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee's Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if Delta delivers to the Collateral Trustee an Officers' Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Junior Lien Debt”).

“Junior Lien Documents” means, collectively any indenture, credit agreement or other agreement governing each Series of Junior Lien Debt and the security documents related thereto.
“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof, together with Hedging Obligations that are secured, or intended to be secured, under the Junior Lien Documents if the provider of such Hedging Obligations has agreed to be bound by the terms of this Agreement as a holder of Junior Lien Obligations or such provider's interest in the Collateral is subject to the terms of this Agreement as a holder of Junior Lien Obligations and if such Hedging Obligations are permitted to be incurred and so secured under each applicable Secured Debt Document.
“Junior Lien Representative” means the trustee, agent or representative of the holders of any Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and (a) is appointed as a Junior Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (b) has executed a Collateral Trust Joinder.
“Junior Trust Estate” has the meaning set forth in Section 2.2.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and any agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.
“Lien Sharing and Priority Confirmation” means:

(1)
as to any future Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt (or the Secured Debt Representative with respect to such Series), as set forth in the Credit Agreement or other agreement governing such Series of Priority Lien Debt, for the benefit of all holders of Secured Debt and each future Secured Debt Representative:

(a)	that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by any Grantor to the

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Collateral Trustee to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably;

(b)
that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

(c)
consenting to the terms of this Agreement and the Collateral Trustee's performance of, and directing the Collateral Trustee to perform its obligations under, this Agreement and the other Security Documents; and

(2)
as to any Series of Junior Lien Debt, the written agreement of the holders of such Series of Junior Lien Debt (or the Secured Debt Representative with respect to such Series), as set forth in the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, for the benefit of all holders of Secured Debt and each Secured Debt Representative:

(a)
that all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by any Grantor to the Collateral Trustee to secure any Obligations in respect of such Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;

(b)
that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

(c)
consenting to the terms of this Agreement and the Collateral Trustee's performance of, and directing the Collateral Trustee to perform its obligations under, this Agreement and the other Security Documents.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations or financial condition of Delta and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any of the Secured Debt Documents or the rights or remedies of holders of the Indebtedness thereunder, or (c) the ability of Delta or any of its applicable Subsidiaries to pay its respective obligations under the Secured Debt Documents.
“Obligations” means, with respect to any Indebtedness, any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest and fees accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in such

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indebtedness, even if such interest or fees are not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities, in each case payable under the documentation governing such Indebtedness.
“Officer's Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, delivered by Delta on its own behalf or on behalf of an Subsidiary of Delta signed by a Responsible Officer of such Person in his/her capacity as such, including:
(a)    a statement that the Person making such certificate has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;
(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
“Pari Passu Notes” shall have the meaning assigned to such term in the Credit Agreement.
“Pari Passu Notes Documents” means each indenture and other instruments and notes evidencing the Pari Passu Notes, and each other agreement executed in connection therewith, as each may be amended, restated, supplemented or otherwise modified from time to time.
“Permitted Liens” means those Liens which, under each of the Priority Lien Documents, are permitted to be incurred or to exist on a priority basis to the Priority Liens.
“Person” means any person, including any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.
“Priority Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of any Grantor to secure Priority Lien Obligations.
“Priority Lien Debt” means:
(1)    (a) Indebtedness (other than Banking Product Obligations and Hedging Obligations) of Delta under the Credit Agreement (including letters of credit and reimbursement obligations with respect thereto) in an aggregate principal amount not to exceed $1,950,000,000 and (b) other Indebtedness (other than Banking Product Obligations and Hedging Obligations) of Delta under the Credit Agreement (including

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letters of credit and reimbursement obligations with respect thereto), that is permitted to be incurred and secured under each Secured Debt Document then extant (or as to which each Priority Lien Representative obtained an Officer's Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all then extant Secured Debt Documents); and
(2)    Indebtedness represented by notes issued by Delta under any indenture, or other Indebtedness (including letters of credit and reimbursement obligations with respect thereto but excluding Hedging Obligations) of Delta, in each case that is secured equally and ratably with the Credit Agreement on a priority basis by a Priority Lien that is permitted to be incurred and so secured under each then extant Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (3), that:
(a)    on or before the date on which such Indebtedness is incurred by Delta, such Indebtedness is designated by Delta, in an Officers' Certificate delivered to each Priority Lien Representative and the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Junior Lien Debt and Priority Lien Debt;
(b)    the Priority Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(b) and such Indebtedness is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and
(c)    all other requirements set forth in Section 3.8 have been complied with (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if Delta delivers to the Collateral Trustee an Officers' Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”).
For the avoidance of doubt, Banking Product Obligations and Hedging Obligations do not constitute Priority Lien Debt, but may constitute Priority Lien Obligations.
“Priority Lien Documents” means the Credit Agreement and any other Credit Facility pursuant to which any Priority Lien Debt is incurred and the Security Documents relating to the Priority Lien Debt.
“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt, together with the sum of (1) Hedging Obligations (i) having an aggregate “settlement amount” (or similar term) (as defined in the applicable Hedge Agreement relating to Priority Lien Obligations consisting of a Hedging Obligation) or (ii), with respect to any such Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any termination payments then due) under such Hedge Agreement, under all Hedge Agreements relating to Priority Lien Obligations consisting of Hedging Obligations, in each case that are secured, or intended to be secured, under the Priority Lien Documents pursuant to the terms of the Credit

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Agreement if the provider of such Hedging Obligations has agreed to be bound by the terms of this Agreement or such provider's interest in the Collateral is subject to the terms of this Agreement, minus the aggregate amount of all net proceeds of any sale or other disposition of Collateral or sale (or other issuance or disposition) of Capital Stock of a Grantor applied by Delta or any of its Restricted Subsidiaries since the date of this Agreement to repay any Hedging Obligations pursuant to the terms of the Priority Lien Documents under which such Hedging Obligations are secured or intended to be secured; provided that the “settlement amount” (or similar term) as of the last business day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Collateral Trustee upon request plus (2) Banking Product Obligations of either Delta or any Guarantor that are secured, or intended to be secured, by the Priority Lien Documents if the provider of such Banking Product Obligations has agreed to be bound by the terms of this Agreement or such provider's interest in the Collateral is subject to the terms of this Agreement, in an aggregate amount not to exceed, together with the amounts referred to in clause (1) above, $250.0 million.
“Priority Lien Representative” means:
(a)    in the case of the Credit Agreement, the Administrative Agent; or
(b)    in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and (x) is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the credit agreement, indenture or other agreement governing such Series of Priority Lien Debt, together with its successors in such capacity, and (y) who has executed a Collateral Trust Joinder.
“Priority Lien Secured Parties” means the holders of Priority Lien Obligations and the Priority Lien Representatives.
“Proceeds” shall have the meaning assigned that term under the UCC as in effect in any relevant jurisdiction or under other relevant law and, in any event, shall include, but not be limited to, any and all (i) proceeds of any insurance, indemnity, warranty or guarantee payable to the Collateral Trustee or to the Grantors or any Affiliate of the Grantors from time to time with respect to any of the Collateral, (ii) payments (in any form whatsoever), made or due and payable to the Grantors from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) instruments representing obligations to pay amounts in respect of the Collateral and (iv) other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, vice president, controller, chief accounting officer, secretary or assistant secretary of Delta or any Grantor, as applicable, but in any event, with respect to financial matters, the chief financial officer, treasurer, assistant treasurer, controller or chief accounting officer of Delta or any Grantor, as applicable.

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“Sale of Grantor” means any issuance, sale, lease, conveyance or other disposition of the capital stock of a Grantor other than (1) an issuance of Equity Interests by a Grantor to either of Delta or another Subsidiary of Delta, and (2) an issuance of directors' qualifying shares.
“Secured Debt” means Priority Lien Debt and Junior Lien Debt.
“Secured Debt Default” means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Secured Debt Obligations causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.
“Secured Debt Documents” means the Priority Lien Documents and the Junior Lien Documents.
“Secured Debt Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of Delta or any Guarantor to secure Secured Debt Obligations.
“Secured Debt Obligations” means Priority Lien Obligations and Junior Lien Obligations.
“Secured Debt Representative” means each Priority Lien Representative and each Junior Lien Representative.
“Secured Parties” means the holders of Secured Debt Obligations and the Secured Debt Representatives.
“Security Documents” means this Agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.
“Senior Trust Estate” has the meaning set forth in Section 2.1.
“Series of Junior Lien Debt” means, severally, each issue or series of notes or other Indebtedness under any indenture or Credit Facility represented by a single Junior Lien Representative that constitutes Junior Lien Obligations.
“Series of Priority Lien Debt” means, severally, (a) the Indebtedness under the Credit Agreement and (b) each series of additional notes or other Indebtedness under any indenture or Credit Facility represented by a single Priority Lien Representative that constitutes Priority Lien Obligations.

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“Series of Secured Debt” means, severally, each Series of Priority Lien Debt and each Series of Junior Lien Debt.
“Subsidiary” means, at the date of determination, with respect to any specified Person:
(1)    any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Trust Estates” has the meaning set forth in Section 2.2.
“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.
SECTION 1.2     Rules of Interpretation.

(a)All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b)Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c)The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d)References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise

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specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e)Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Credit Agreement (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Credit Agreement (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Credit Agreement and (2) prior to the Discharge of Priority Lien Obligations, approved in a writing delivered to the Collateral Trustee by, or on behalf of, the requisite holders of Priority Lien Obligations as are needed (if any) under the terms of the applicable Priority Lien Documents to approve such amendment or modification.

This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.
ARTICLE 2. THE TRUST ESTATES
SECTION 2.1        Declaration of Senior Trust.

To secure the payment of the Priority Lien Obligations and in consideration of the mutual premises and the agreements set forth in this Agreement, each of the Grantors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future holders of Priority Lien Obligations, all of such Grantor's right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Priority Lien Obligations, together with all of the Collateral Trustee's right, title and interest in, to and under such Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Senior Trust Estate”).
The Collateral Trustee and its successors and assigns under this Agreement will hold the Senior Trust Estate in trust for the benefit solely and exclusively of all current and future holders of Priority Lien Obligations as security for the payment of all current and future Priority Lien Obligations.
Notwithstanding the foregoing, if at any time:
(1)    all Liens securing the Priority Lien Obligations have been released as provided in Section 4.1;

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(2)    the Collateral Trustee holds no other property in trust as part of the Senior Trust Estate;
(3)    no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Priority Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and
(4)    Delta delivers to the Collateral Trustee an Officers' Certificate stating that all Priority Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Priority Lien Documents and that the Grantors are not required by any Priority Lien Document to grant any Priority Lien upon any property, then the senior trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.
The parties further declare and covenant that the Senior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.
SECTION 2.2        Declaration of Junior Trust.

To secure the payment of the Junior Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Grantors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future holders of Junior Lien Obligations, all of such Grantor's right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Junior Lien Obligations, together with all of the Collateral Trustee's right, title and interest in, to and under such Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Junior Trust Estate,” and together with the Senior Trust Estate, the “Trust Estates”).
The Collateral Trustee and its successors and assigns under this Agreement will hold the Junior Trust Estate in trust for the benefit solely and exclusively of all current and future holders of Junior Lien Obligations as security for the payment of all current and future Junior Lien Obligations.
Notwithstanding the foregoing, if at any time:
(1)    all Liens securing the Junior Lien Obligations have been released as provided in Section 4.1;
(2)    the Collateral Trustee holds no other property in trust as part of the Junior Trust Estate;

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(3)    no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Priority Lien Obligations”), mutatis mutandis, is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and
(4)    Delta delivers to the Collateral Trustee an Officers' Certificate stating that all Junior Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Junior Lien Documents and that the Grantors are not required by any Junior Lien Document to grant any Junior Lien upon any property, then the junior trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.
The parties further declare and covenant that the Junior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.
SECTION 2.3        Priority of Liens. Notwithstanding anything else contained herein or in any other Security Document, and notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Junior Lien Obligations granted on the Collateral or of any Liens securing the Priority Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, the time of incurrence of any Series of Priority Lien Debt or Junior Lien Debt or any other applicable law or the Junior Lien Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Priority Lien Obligations or any other circumstance whatsoever, it is the intent of the parties that, and the parties hereby agree that:

(1)this Agreement and the other Security Documents create two separate and distinct Trust Estates and Liens: (A) the Senior Trust Estate and Priority Lien securing the payment and performance of the Priority Lien Obligations; and (B) the Junior Trust Estate and Junior Lien securing the payment and performance of the Junior Lien Obligations; and

(2)the Liens securing the Junior Lien Obligations are subject and subordinate to the Liens securing the Priority Lien Obligations in accordance with Section 2.12.

SECTION 2.4        Restrictions on Enforcement of Junior Liens.

(a)    Until the Discharge of Priority Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Delta or any other Grantor, the holders of Priority Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (3), the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any

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Collateral or exercise any other right or remedy with respect to the Collateral (including, without limitation, the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee's letter or similar agreement or arrangement) and neither the Junior Lien Representatives nor any holder of Junior Lien Obligations may authorize or direct the Collateral Trustee with respect to such matters. Notwithstanding the foregoing, the Junior Lien Representatives and the holders of Junior Lien Obligations may direct the Collateral Trustee:

(1)    without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations;

(2)    as necessary to perfect or establish the priority (subject to Priority Liens and other Permitted Liens) of the Junior Liens upon any Collateral; provided that, unless otherwise agreed to by the Collateral Trustee in the Security Documents, the Junior Lien Representatives and the holders of Junior Lien Obligations may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control except that the Collateral Trustee may act as agent and as bailee for the benefit of the Junior Lien holders as specified in Section 7.4; or

(3)    as necessary to create, prove, preserve or protect (but not enforce) the Junior Liens upon any Collateral.

(b)     Until the Discharge of Priority Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Delta or any other Grantor, none of the Junior Lien Representatives nor the holders of Junior Lien Obligations will:

(4)    request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, or take any other action that in any such case would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Priority Lien Obligations in respect of the Priority Liens or that would limit, invalidate, avoid or set aside any Priority Lien or subordinate the Priority Liens to the Junior Liens or grant the Junior Liens equal ranking to the Priority Liens;

(5)    oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens made by any holder of Priority Lien Obligations or any Priority Lien Representative in any Insolvency or Liquidation Proceedings;

(6)    oppose or otherwise contest any lawful exercise by any holder of Priority Lien Obligations or any Priority Lien Representative of the right to credit bid Priority Lien Debt at any sale of Collateral in foreclosure of Priority Liens;

(7)    oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations or any Priority Lien Representative relating to the lawful enforcement of any Priority Lien;

(8)    contest, protest or object to any foreclosure proceeding or action brought by the Collateral Trustee, any Priority Lien Representative or any holder of

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Priority Lien Obligations or any other exercise by the Collateral Trustee, any Priority Lien Representative or any holder of Priority Lien Obligations of any rights and remedies relating to the Collateral under the Priority Lien Documents or otherwise, or object to the time or manner in which the Collateral Trustee, any Priority Lien Representative or any holder of Priority Lien Obligations seeks to enforce the Priority Lien Obligations or the Priority Liens; or

(9)    challenge the validity, enforceability, perfection or priority of the Priority Liens.

Notwithstanding the foregoing or anything else herein, both prior to and after the commencement of an Insolvency or Liquidation Proceeding, the Junior Lien Representatives and the holders of Junior Lien Obligations may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against any Grantor in accordance with applicable law; provided that, each holder of Junior Lien Obligations and each Junior Lien Representative agrees not to take any of the actions prohibited under clauses (1) through (6) of this Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.8; provided, further, that any judgment lien obtained by any holder of Junior Lien Obligations as a result of any such action shall be subject to the subordination provisions of this Agreement to the same extent as the Junior Liens.

(c)    At any time prior to the Discharge of Priority Lien Obligations and after (a) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor or (b) the Collateral Trustee and each Junior Lien Representative have received written notice from any Priority Lien Representative stating that (i) any Series of Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (ii) the holders of Priority Liens securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Documents to and desire to enforce any or all of the Priority Liens by reason of a default or an event of default under such Priority Lien Documents, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by any Grantor to any Junior Lien Representative or any other holder of Junior Lien Obligations (including, without limitation, payments and prepayments made for application to Junior Lien Obligations and all other payments and deposits made pursuant to any provision of any Junior Lien Document in respect of Junior Lien Debt).

(d)    All proceeds of Collateral received by any Junior Lien Representative or any holder of Junior Lien Obligations in violation of Section 2.4(c) will be held in trust by the applicable Junior Lien Representative or the applicable holder of Junior Lien Obligations for the account of the holders of Priority Liens and remitted to the Collateral Trustee for distribution pursuant to the terms of this Agreement. The Junior Liens will remain attached to and, subject to Section 2.12, enforceable against all proceeds so held or remitted.

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SECTION 2.5        Waiver of Right of Marshalling.

(a)    Prior to the Discharge of Priority Lien Obligations, holders of Junior Lien Obligations and each Junior Lien Representative may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Priority Lien Obligations (in their capacity as priority lienholders).

(b)    Following the Discharge of Priority Lien Obligations, the holders of Junior Lien Obligations and any Junior Lien Representative may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Priority Lien Obligations.

SECTION 2.6        Discretion in Enforcement of Priority Liens.

(a)    In exercising rights and remedies with respect to the Collateral, the Priority Lien Representatives may enforce (or refrain from enforcing) the provisions of the Priority Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:
(1)    the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Priority Lien Obligations;

(2)    the enforcement or forbearance from enforcement of any Priority Lien in respect of the Collateral;

(3)    the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Senior Trust Estate to the extent provided in the Security Documents;

(4)    the acceptance of the Collateral in full or partial satisfaction of the Priority Lien Obligations; and

(5)    the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

SECTION 2.7        Amendments to Priority Lien Documents and Discretion in Enforcement of Priority Lien Obligations.

(a)    Without in any way limiting the generality of Section 2.6, the holders of Priority Lien Obligations and the Priority Lien Representatives may, at any time and from time to time, without the consent of or notice to holders of Junior Lien Obligations or the Junior Lien Representatives, without incurring responsibility to holders of Junior Lien Obligations and the Junior Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of holders of Junior Lien Obligations and the Junior Lien Representatives, do any one or more of the following:

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(1)    change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Priority Lien Obligations, or otherwise amend or supplement in any manner the Priority Lien Obligations, or any instrument evidencing the Priority Lien Obligations or any agreement under which the Priority Lien Obligations are outstanding including, without limitation increasing the principal amount thereof and/or the applicable margin or similar component of interest rate;

(2)    release any Person or entity liable in any manner for the collection of the Priority Lien Obligations;

(3)    release the Priority Lien on any Collateral; and

(4)    exercise or refrain from exercising any rights against any Grantor.

SECTION 2.8         Insolvency or Liquidation Proceedings.

(a)    If in any Insolvency or Liquidation Proceeding and prior to the Discharge of Priority Lien Obligations, the holders of Priority Lien Obligations by an Act of Required Debtholders consent to any order:

(1)    for use of cash collateral;

(2)    approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Priority Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;

(3)    granting any relief on account of Priority Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Priority Lien Obligations in the Collateral subject to Priority Liens; or

(4)    relating to a sale of Collateral of any Grantor that provides, to the extent the Collateral sold is to be free and clear of Liens, that all Priority Liens and Junior Liens will attach to the proceeds of the sale;

then, the holders of Junior Lien Obligations, in their capacity as holders of claims secured by the Collateral, and each Junior Lien Representative will not oppose or otherwise contest the entry of such order, so long as a majority of the holders of Priority Lien Obligations or any Priority Lien Representative does not in any respect oppose or otherwise contest any request made by the holders of Junior Lien Obligations or a Junior Lien Representative for the grant to the Collateral Trustee, for the benefit of the holders of Junior Lien Obligations, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Priority Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, such Lien and all Priority Liens on such property.
(b)    The holders of Junior Lien Obligations and Junior Lien Representatives will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Liens, except that:

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(1)    they may freely seek and obtain relief: (A) granting a junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, all Liens granted in such Insolvency or Liquidation Proceeding to, or for the benefit of, any Priority Lien Representative and the holders of Priority Lien Obligations; or (B) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(2)    they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

SECTION 2.9         Collateral Shared Equally and Ratably within Class. The parties to this Agreement agree that the payment and satisfaction of all of the Secured Debt Obligations within each Class will be secured equally and ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class. It is understood and agreed that nothing in this Section 2.9 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.3.

SECTION 2.10     Equal and Ratable Sharing of Collateral by Holders of Priority Lien Obligations. The Collateral Trustee and each Priority Lien Representative (on behalf of each holder of Priority Lien Obligations) agree that, notwithstanding:

(a)    anything to the contrary contained in the Security Documents;

(b)    the time of incurrence of any Priority Lien Obligations;

(c)    the order or method of attachment or perfection of any Liens securing any Priority Lien Obligations;

(d)    the time or order of filing of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral;

(e)    the time of taking possession or control over any Collateral;

(f)    that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(g)    the rules for determining priority under any law governing relative priorities of Liens,

(1) all Priority Liens granted at any time by any Grantor will secure, equally and ratably, all current and future Priority Lien Obligations, and (2) all proceeds of all Priority Liens granted at any time by any Grantor will be allocated and distributed equally and ratably on account of the Priority Lien Debt and all other Priority Lien Obligations in accordance with this Agreement.
This Section 2.10 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each current and future holder of Priority Lien Obligations, each current and future Priority Lien Representative, and the Collateral Trustee as holder of Priority Liens.

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SECTION 2.11    Equal and Ratable Sharing of Collateral by Holders of Junior Lien Obligations. The Collateral Trustee and each Junior Lien Representative (on behalf of each holder of Junior Lien Obligations) agree that, notwithstanding:
(a)    anything to the contrary contained in the Security Documents;

(b)    the time of incurrence of any Junior Lien Obligations;

(c)    the order or method of attachment or perfection of any Liens securing any Junior Lien Obligations;

(d)    the time or order of filing of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral;

(e)    the time of taking possession or control over any Collateral;

(f)    that any Junior Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(g)    the rules for determining priority under any law governing relative priorities of Liens,

(1) all Junior Liens granted at any time by any Grantor will secure, equally and ratably, all current and future Junior Lien Obligations and (2) all proceeds of all Junior Liens granted at any time by any Grantor will be allocated and distributed equally and ratably on account of the Junior Lien Debt and all other Junior Lien Obligations in accordance with this Agreement.
This Section 2.11 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each current and future holder of Junior Lien Obligations, each current and future Junior Lien Representative, and the Collateral Trustee as holder of Junior Liens.
SECTION 2.12    Ranking of Junior Liens.

(a)    The parties to this Agreement agree that, notwithstanding:

(1)    anything to the contrary contained in the Security Documents;

(2)    the time of incurrence of any Secured Debt Obligations;

(3)    the order or method of attachment or perfection of any Liens securing any Secured Debt Obligations;

(4)    the time or order of filing of financing statements or other documents filed to perfect any Lien upon any Collateral;

(5)    the time of taking possession or control over any Collateral;

(6)    that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

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(7)    the rules for determining priority under any law governing relative priorities of Liens,

all Junior Liens at any time granted by Delta or any Guarantor will be subject and subordinate to all Priority Liens securing Priority Lien Obligations.
(b)    This Section 2.12 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Representative and the Collateral Trustee as holder of Priority Liens. No other Person will be entitled to rely on, have the benefit of or enforce those provisions.

(c)    In addition, Section 2.12 is intended solely to set forth the relative ranking, as Liens, of the Junior Liens as against the Priority Liens. Neither the Priority Lien Obligations nor any Junior Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

ARTICLE 3.    Obligations and powers of Collateral Trustee

SECTION 3.1        Undertaking of the Collateral Trustee.

(a)    Each Secured Party acting through its Priority Lien Representative or Junior Lien Representative, as applicable, hereby appoints the Collateral Trustee to serve as Collateral Trustee hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of the present and future Secured Parties:

(1)     accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(2)    take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3)    deliver and receive notices pursuant to the Security Documents;

(4)    sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

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(5)     remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6)     execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers' Certificate to the effect that the amendment was permitted under Section 7.1; and

(7)    release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1(a) and, in connection with any request for execution and delivery of any documents evidencing such release, subject to satisfaction of the conditions set forth in Section 4.1(b).

(b)    Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c)    Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Debt Obligations) unless and until it shall have been directed by written notice of an Act of Required Debtholders and then only in accordance with the provisions of this Agreement.

(d)    Notwithstanding anything to the contrary contained in this Agreement, no Junior Lien Representative or Priority Lien Representative may serve as Collateral Trustee.

SECTION 3.2        Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a)     as directed by an Act of Required Debtholders accompanied by an Officers' Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

(b)    as required by Article 4;

(c)     as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

(d)    for the subordination of the Junior Trust Estate and the Junior Liens to the Senior Trust Estate and the Priority Liens as provided for herein.

SECTION 3.3        Enforcement of Liens. If the Collateral Trustee at any time receives written notice that any event has occurred that constitutes a default or an event of default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce any of its Liens under the Security Documents, the Collateral Trustee will

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promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee's interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Debt Obligations.

SECTION 3.4        Application of Proceeds.

(a)    If any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection, sale or other enforcement of Liens granted to the Collateral Trustee pursuant to the Security Documents, the proceeds received by the Collateral Trustee from such foreclosure, collection, sale or other enforcement will, subject to any mandatory provision of law applicable to such Collateral or Security Document, be distributed by the Collateral Trustee in the following order of application:

FIRST, to the payment of all amounts due and payable under this Agreement on account of the Collateral Trustee's fees and expenses and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document (including, but not limited, to indemnification payments and reimbursements);
SECOND, to the repayment of Indebtedness and other Obligations, other than Secured Debt Obligations, secured by a Permitted Lien on the Collateral sold or realized upon to the extent that such other Indebtedness or Obligation is required to be discharged in connection with such sale;
THIRD, equally and ratably, to the respective Priority Lien Representatives for application to the payment of all outstanding Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the applicable Priority Lien Documents in an amount sufficient to pay in full in cash all outstanding Priority Lien Debt and all other Priority Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);

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FOURTH, equally and ratably, to the respective Junior Lien Representatives for application to the payment of all outstanding Junior Lien Debt and any other Junior Lien Obligations that are then due and payable in such order as may be provided in the applicable Junior Lien Documents in an amount sufficient to pay in full in cash all outstanding Junior Lien Debt and all other Junior Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Junior Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit, if any, constituting Junior Lien Debt); and
FIFTH, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.
(b)    If any Junior Lien Representative or any holder of a Junior Lien Obligation collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Priority Lien Obligations in accordance with Section 3.4(a) above, whether prior to or after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Junior Lien Representative or such holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations, to be applied in accordance with Section 3.4(a). Until so delivered, such proceeds will be held in trust by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations.

(c)    This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Debt Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Secured Debt Liens. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Lien Sharing and Priority Confirmation as provided in Section 3.8 at the time of incurrence of such Series of Secured Debt.

(d)    In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(e)    In making the determinations and allocations in accordance with Section 3.4(a), the Collateral Trustee may conclusively rely upon information supplied by the relevant Priority Lien Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Priority Lien Debt and any other Priority Lien Obligations and information supplied by the relevant Junior Lien Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Junior Lien Debt and any other Junior Lien Obligations, and the Collateral Trustee

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shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied but in the event of any such contest, the information delivered by any Secured Debt Representative shall be conclusive, for purposes of the Collateral Trustee's reliance, absent manifest error. Upon the reasonable request of the Collateral Trustee, the applicable Secured Debt Representative shall deliver to the Collateral Trustee a certificate setting forth the information specified in this Section 3.4(e). All distributions made by the Collateral Trustee pursuant to Section 3.4(a) shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Trustee shall have no duty to inquire as to the application by any Secured Debt Representative in respect of any amounts distributed to such Secured Debt Representative.

SECTION 3.5        Powers of the Collateral Trustee.

(a)    The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.

(b)    No Secured Debt Representative or holder of Secured Debt Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

SECTION 3.6        Documents and Communications. The Collateral Trustee will permit each Secured Debt Representative and each holder of Secured Debt Obligations upon reasonable written notice from time to time during regular business hours to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

SECTION 3.7        For Sole and Exclusive Benefit of Holders of Secured Debt Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the present and future holders of present and future Secured Debt Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

SECTION 3.8        Additional Secured Debt.

(a)    The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of Secured Debt Obligations of a Series of Secured Debt that is issued or incurred after the date hereof that:

(1)    holds Secured Debt Obligations that are identified as Junior Lien Debt or Priority Lien Debt in accordance with the procedures set forth in Section 3.8(b); and

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(2)    signs, through its designated Secured Debt Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder and delivers the same to the Collateral Trustee.

(b)    Delta will be permitted to designate as an additional holder of Secured Debt Obligations hereunder each Person who is, or who becomes, the registered holder of Junior Lien Debt or the registered holder of Priority Lien Debt incurred by Delta or any other Grantor after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. Delta may only effect such designation by delivering to the Collateral Trustee an Additional Secured Debt Designation stating that:

(1)     Delta or such other Grantor intends to incur additional Secured Debt (“Additional Secured Debt”) which will either be (i) Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt or (ii) Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien equally and ratably with all previously existing and future Junior Lien Debt;

(2)    specifying the name and address of the Secured Debt Representative for such series of Additional Secured Debt (if any) for purposes of Section 7.7.

(3)    Delta and each other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents;

(4)     attaching as Exhibit 1 to such Additional Secured Debt Designation a Reaffirmation Agreement duly executed by Delta, each other Grantor and each Guarantor, which Reaffirmation Agreement shall be substantially in the form of Exhibit 1 to Exhibit A hereto; and

(5)    Delta has caused a copy of the Additional Secured Debt Designation and the related Collateral Trust Joinder to be delivered to each then existing Secured Debt Representative.

Although Delta shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Trust Joinder to each then existing Secured Debt Representative, the failure to so deliver a copy of the Additional Secured Debt Designation and/or Lien Sharing and Priority Confirmation to any then existing Secured Debt Representative shall not affect the status of such debt as Additional Secured Debt if the other requirements of this Section 3.8 are complied with. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow Delta or any other Grantor to incur additional Indebtedness unless otherwise permitted by the terms of all applicable Secured Debt Documents.

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ARTICLE 4.    Obligations enforceable by DELTA AND THE OTHER GRANTORS
SECTION 4.1        Release of Liens on Collateral.

(a)    The Collateral Trustee's Liens upon the Collateral will be automatically released:

(1)    in whole, upon (A) payment in full and discharge of all outstanding Secured Debt and all other Secured Debt Obligations that are due and payable at the time all of the Secured Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

(2)    as to any Collateral that is sold, transferred or otherwise disposed of by any Grantor to a Person that is not (either before or after such sale, transfer or disposition) Delta or a Subsidiary of Delta in either (A) a foreclosure sale or other similar transaction approved by an Act of Required Debtholders or (B) a transaction or other circumstance that is permitted by all of the then extant Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of (and in the case of the preceding clause (B), the Collateral Trustee's Liens upon the Proceeds received in such transaction or circumstance shall also be released, except to the extent the pro forma Collateral Coverage Ratio immediately after giving effect to such transactions is not at least 1.6:1.0);

(3)    as to a release of less than all or substantially all of the Collateral, (a) with respect to any Series of Secured Debt if such release is permitted under Secured Debt Documents governing such Series of Secured Debt (including in connection with the repayment in full of such Series of Secured Debt) or (b) if consent to the release of all Priority Liens (or, at any time after the Discharge of Priority Lien Obligations, the Junior Liens) on such Collateral has been given by an Act of Required Debtholders;

(4)    as to a release of all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (B) the Grantors have delivered an Officers' Certificate to the Collateral Trustee certifying that all such necessary consents have been obtained;

(5)    as to any proceeds of a Disposition of Collateral or Sale of a Grantor held in any Controlled Account, (a) upon (A) application thereof for any purpose permitted by each applicable Secured Debt Document or (B) release from such Controlled Account in accordance with each applicable Secured Debt Document or (b) that have been the subject of an offer of redemption or prepayment in connection with such Disposition (an “Asset Sale Offer”) conducted in accordance with the terms of any

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applicable Secured Debt Document, (i) upon application thereof to repurchase, repay, prepay, or redeem, as applicable, Priority Lien Debt tendered for, or otherwise subject to, repurchase, repayment, prepayment or redemption, in accordance with such Asset Sale Offer, as applicable, when such repurchase, repayment, prepayment or redemption is required to be made, in the amounts so required, and (ii) to the extent any proceeds remain after consummation of such Asset Sale Offer and all payments made with respect to Priority Lien Debt in connection therewith, immediately after such consummation and payment, but in each of the foregoing cases, only if and to the extent such release is not otherwise prohibited under any Secured Debt Document;

(6)    [reserved];

(7)    as to any Collateral, upon the request of Delta either (a) if (i) Delta delivers to the Collateral Trustee an Officer's Certificate demonstrating that after giving pro forma effect to such release, the pro forma Collateral Coverage Ratio with respect to the date of such release would have been at least 1.6 to 1.0, and (ii) such release is not otherwise prohibited by any Secured Debt Document, or (b) if Delta delivers to the Collateral Trustee an Officer's Certificate demonstrating that after giving pro forma effect to the release of such Collateral, the pro forma Collateral Coverage Ratio with respect to the date of such release would have been less than 1.6 to 1.0, Additional Collateral that has a Fair Market Value equal to or greater than the Fair Market Value of the Collateral being released pursuant to this clause (7) is pledged in compliance with the definition of “Additional Collateral” and each applicable Secured Debt Document; provided that in no case shall Delta be required to pledge Collateral in an amount that would exceed a pro forma Collateral Coverage Ratio of 1.6 to 1.0; and

(8)    in whole, with respect to any Series of Secured Debt in accordance with the terms of the applicable Secured Debt Documents.

(b)    The Collateral Trustee agrees for the benefit of Delta and the other Grantors that, if the Collateral Trustee at any time receives:

(1)    an Officers' Certificate (a copy of which shall also be provided to each Secured Debt Representative) stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with, and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with; and

(2)    the proposed instrument or instruments evidencing the release of such Lien as to such property in recordable form, if applicable; and

(3)    prior to the Discharge of Priority Lien Obligations, the written acknowledgement of each Priority Lien Representative (or, at any time after the Discharge of Priority Lien Obligations, each Junior Lien Representative) that it has

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received an Officers' Certificate described in clause (1) above, which Officers' Certificate certifies that such release is permitted by Section 4.1(a) and the respective Secured Debt Documents governing the Secured Debt Obligations the holders of which such Secured Debt Representative represents;

then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver to Delta or other applicable Grantor such documents evidencing the release of the Collateral Trustee's Liens on the applicable Collateral as Delta shall reasonably request on or before the fifth Business Day after the date of receipt (or deemed receipt) of the items required by this Section 4.1(b) by the Collateral Trustee.
(c)    The Collateral Trustee hereby agrees that:

(1)    in the case of any release pursuant to clause (2) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of Delta or other applicable Grantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(2)    at any time when a Secured Debt Default under a Series of Secured Debt that constitutes Junior Lien Debt has occurred and is continuing, within two Business Days of the receipt by it of any Act of Required Debtholders pursuant to Section 4.1(a)(3), the Collateral Trustee will deliver a copy of such Act of Required Debtholders to each Secured Debt Representative.

(d)    The Collateral Trustee hereby further agrees that:

(1)    if any Priority Lien Representative notifies the Collateral Trustee that it requests Delta or any other Grantor to make any necessary filings, registrations and recordings to create, preserve, protect and perfect the security interests granted by such Grantor to the Collateral Trustee for the benefit of the applicable Priority Lien Secured Parties under the Security Documents in respect of the Collateral, the Collateral Trustee shall promptly notify Delta thereof and direct Delta or such other Grantor to take all such actions requested by such Priority Lien Representative; and

(2)    upon receipt by the Collateral Trustee of any notice delivered by Delta or any other Grantor under the Security Documents, the Collateral Trustee shall promptly forward a copy of such notice to each Priority Lien Representative.

(e)    Each Secured Debt Representative hereby agrees that:

(1)    as soon as reasonably practicable after receipt of an Officers' Certificate from Delta pursuant to Section 4.1(b)(1), it will, to the extent required by such Section, either provide to the Collateral Trustee (A) the written acknowledgment of receipt of such Officers' Certificate required by Section 4.1(b)(3) or (B) a written statement that such release is not permitted by Section 4.1(a); provided that the failure of

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any Secured Debt Representative to take either of the preceding actions within five (5) Business Days after receipt of such Officers' Certificate shall be deemed to be the provision by such Secured Debt Representative of the written acknowledgment required by Section 4.1(b)(3); and
(2)    within one Business Day of the receipt by it of any notice from the Collateral Trustee pursuant to Section 4.1(c)(2), such Secured Debt Representative will deliver a copy of such notice to each registered holder of the Series of Priority Lien Debt or Series of Junior Lien Debt for which it acts as Secured Debt Representative.
SECTION 4.2        Delivery of Copies to Secured Debt Representatives. Delta will deliver to each Secured Debt Representative a copy of each Officers' Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers' Certificate. The Secured Debt Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 4.1(d).

SECTION 4.3        Collateral Trustee not Required to Serve, File or Record. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if Delta or any other Grantor shall make a written demand for a termination statement under Section 9‑513(c) of the UCC, the Collateral Trustee shall comply with the written request of Delta or such Grantor to comply with the requirements of such UCC provision; provided, further, that the Collateral Trustee must first confirm with the Secured Debt Representatives that the requirements of such UCC provisions have been satisfied.

SECTION 4.4        Release of Liens in Respect of Pari Passu Notes. The Collateral Trustee's Liens upon the Collateral will no longer secure any series of Pari Passu Notes (if any) outstanding under any Pari Passu Notes Documents or any other Obligations under such Pari Passu Notes Documents, and the right of the holders of such Pari Passu Notes and such Obligations to the benefits and proceeds of the Collateral Trustee's Lien on the Collateral will automatically terminate and be discharged upon satisfaction of the release provisions set forth in such Pari Passu Notes Documents.

ARTICLE 5.     Immunities of the Collateral Trustee

SECTION 5.1        No Implied Duty. The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents.

SECTION 5.2        Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

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SECTION 5.3        Other Agreements. The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Debtholders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee.  The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt (other than this Agreement and the other Security Documents to which it is a party).

SECTION 5.4        Solicitation of Instructions.

(a)    The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officers' Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

(b)    No written direction given to the Collateral Trustee by an Act of Required Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

SECTION 5.5        Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence, bad faith or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

SECTION 5.6        Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

SECTION 5.7        Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by Delta or any other Grantor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the holders of Secured Debt Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the

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extent an Officers' Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on the Officers' Certificate or opinion of counsel as to such matter and such Officers' Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

SECTION 5.8        Secured Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Debtholders.

SECTION 5.9        Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Secured Debt Obligations.

SECTION 5.10    Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

SECTION 5.11    Rights of the Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

SECTION 5.12    Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a)    Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise

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perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b)    The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Secured Debt Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

SECTION 5.13    Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1)    each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(2)    the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3)    the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than those of the Collateral Trustee.

SECTION 5.14    No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee's sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral

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Trustee's actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

ARTICLE 6. Resignation and Removal of the Collateral Trustee

SECTION 6.1        Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a)    the Collateral Trustee may resign at any time by giving not less than 30 days' notice of resignation to each Secured Debt Representative and Delta; and

(b)    the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.

SECTION 6.2        Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Debtholders. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of Delta), at its option, appoint a successor Collateral Trustee (or, in the event the retiring Collateral Trustee chooses not to appoint, Delta will appoint a successor Collateral Trustee), or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(1)    authorized to exercise corporate trust powers;

(2)     having a combined capital and surplus of at least $500,000,000;

(3)    maintaining an office in New York, New York; and

(4)    that is not a Secured Debt Representative.

The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.
SECTION 6.3        Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:

(1)    such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(2)    the predecessor Collateral Trustee will (at the expense of Delta) promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and

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will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.10 and 7.11.
SECTION 6.4        Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2 and (ii) within 30 days of any such merger, conversion or consolidation becoming effective, the Collateral Trustee shall have notified Delta, each Priority Lien Representative and each Junior Lien Representative thereof in writing.

ARTICLE 7. miscellaneous provisions

SECTION 7.1        Amendment.

(a)    No amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:

(1)    without an Act of Required Debtholders or the consent of any Secured Party, Delta or the applicable Grantor and the Collateral Trustee may amend or supplement the Security Documents:

(A)to add, maintain or, to the extent expressly permitted by the Secured Debt Documents, replace Collateral, to correct, supplement or amplify the description of Collateral, to secure additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or to preserve, perfect or establish the priority of the Secured Debt Liens therein;

(B)to cure any ambiguity, omission, mistake, defect or inconsistency;

(C)to release or replace Liens in favor of the Collateral Trustee as provided under Section 4.1 or 4.4 or otherwise in accordance with the terms of the Security Documents;

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(D)to provide for the assumption of any Grantor's obligations under any Secured Debt Document in the case of a merger or consolidation or sale of all or substantially all of the assets of such Grantor to the extent permitted by the terms of the Credit Agreement and the other Secured Debt Documents, as applicable;

(E)to make any change that would provide any additional rights or benefits to the Secured Parties or the Collateral Trustee or to surrender any right or power conferred upon any Grantor under any Secured Debt Document;

(F)[reserved];

(G)to make any other change not inconsistent with the Credit Agreement or any other Secured Debt Document, provided that such action does not adversely affect the interest of any Secured Party or the Collateral Trustee;

and, each such amendment or supplement will become effective when executed and delivered by the applicable Grantor party thereto and the Collateral Trustee;
(2)    no amendment or supplement to any Security Document that reduces, impairs or adversely affects the right of any holder of Secured Debt Obligations:

(A)    to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders”),

(B)    to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.1 or

(C)    to require that Liens securing Secured Debt Obligations be released only as set forth in the provisions described in Section 4.1 or 4.4,

will become effective without the execution and delivery by the applicable Grantor and the Collateral Trustee acting with the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Documents; and
(3)    no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee or any Secured Debt Representative, respectively, in its capacity as such will become effective without the consent of each Grantor and the Collateral Trustee or such Secured Debt Representative, respectively.

(b)    Notwithstanding Section 7.1(a) but subject to Sections 7.1(a)(1), 7.1(a)(2) and 7.1(a)(3), any amendment or waiver of, or any consent under, any provision of this Agreement or any other Security Document that secures Priority Lien Obligations will apply automatically to any comparable provision of any comparable Junior Lien Document without the

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consent of or notice to any holder of Junior Lien Obligations or agent thereof and without any action by any Grantor or any holder of Junior Lien Obligations or agent thereof.

(c)    The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers' Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of Delta to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of Delta addressing customary creation and perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral (which opinion may be subject to customary assumptions and qualifications).

(d)    Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in the applicable Secured Debt Document referenced above under Section 4.1 of this Agreement.

(e)    The holders of Junior Lien Obligations and the Junior Lien Representatives agree that each Security Document that secures Junior Lien Obligations (but not also securing Priority Lien Obligations) will include the following language:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement, dated as of October 18, 2012, among Delta Air Lines, Inc., the Grantors from time to time party thereto, Barclays Bank PLC, as Administrative Agent under the Credit Agreement (as defined therein), each other Secured Debt Representative from time to time party thereto and Wilmington Trust, National Association, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”). In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern.”
; provided, however, that if the jurisdiction in which any such Junior Lien Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the Junior Lien Representatives and the Priority Lien Representatives agree, prior to such Junior Lien Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Junior Lien Document is subject to the provisions of this Agreement.

SECTION 7.2        Voting.

In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. Hedging Obligations will not be considered for purposes of voting by holders of Priority Lien Debt under this Agreement unless

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there are no Series of Priority Lien Debt outstanding, and Hedging Obligations will not be considered for purposes of voting by holders of Junior Lien Debt under this Agreement unless there are no Series of Junior Lien Debt outstanding. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including the face amount of outstanding letters of credit whether or not then available or drawn), plus (2) the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will cast all of its votes under that Series of Secured Debt as a block in respect of any vote under this Agreement.
The Collateral Trustee has no obligation or duty to determine whether the vote of the requisite holders of the applicable Series of Secured Debt was obtained as required in this Section 7.2 or is required by or any purpose hereof. With respect to any Series of Secured Obligations, the Collateral Trustee may conclusively rely on any direction from the Secured Debt Representative for such Series regardless of whether any vote with respect to such series took place.
SECTION 7.3        Further Assurances; Insurance.

(a)    Each of the Grantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Debt Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the date of this Agreement), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

(b)    Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, each of the Grantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Debt Obligations.

(c)    Without limiting the foregoing, substantially concurrently with the acquisition by any Grantor of any asset that would constitute Collateral, each such Grantor will:

(1)record and deliver copies to the Collateral Trustee for the benefit of the holders of Secured Debt Obligations such UCC financing statements or take such other actions as shall be necessary or (in the reasonable opinion of the Collateral Trustee) desirable to create, grant, establish, perfect and protect the Collateral Trustee's security interest in such assets or property for the benefit of the current and future holders of the Secured Debt Obligations; and

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(2)promptly deliver to the Collateral Trustee and each Secured Debt Representative opinions of counsel, subject to customary assumptions and exclusions, if any, relating to the creation and perfection of security interests relating to the Collateral.

(d)    Delta and the other Grantors will promptly deliver to the Collateral Trustee copies of any notices received from its insurers with respect to insurance programs required by the Terrorism Risk Insurance Act of 2002 (as extended by the Terrorism Risk Insurance Extension Act of 2005) and, if so requested by the Collateral Trustee, procure and maintain in force the insurance that is offered in such programs to the same extent maintained by companies of the same or similar size in the same or similar businesses.

(e)    Upon the request of the Collateral Trustee, Delta and the other Grantors will permit the Collateral Trustee or any of its agents or representatives (x), at reasonable times and intervals (but in any event, so long as no Event of Default (as defined in any Secured Debt Document) has occurred and is continuing, no more than one time per year) upon reasonable prior notice, to examine and make copies of and abstracts from the books and records relating to the Collateral (subject to requirements under any confidentiality agreements, if applicable), all at Delta's expense and (y) to discuss matters relating to the Collateral with their respective representatives and advisors (provided that Delta shall be given the right to participate in such discussions with such representatives).

SECTION 7.4        Perfection of Junior Trust Estate.

Solely for purposes of perfecting the Liens of the Collateral Trustee in its capacity as agent of the holders of Junior Lien Obligations and the Junior Lien Representatives in any portion of the Junior Trust Estate in the possession or control of the Collateral Trustee (or its agents or bailees) as part of the Senior Trust Estate including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, certificated securities, securities accounts or money, the Collateral Trustee, the holders of Priority Lien Obligations and the Priority Lien Representatives hereby acknowledge that the Collateral Trustee also holds such property as gratuitous bailee for the benefit of the Collateral Trustee for the benefit of the holders of Junior Lien Obligations and the Junior Lien Representatives (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(d), 8-301(a)(2) and 9-313(c) of the UCC). Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the Collateral Trustee in its capacity as agent of the holders of the Priority Lien Obligations agrees to also hold control over such deposit accounts as gratuitous agent for the benefit of the Collateral Trustee for the benefit of the holders of Junior Lien Obligations and the Junior Lien Representatives.
SECTION 7.5        Successors and Assigns.

(a)    Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future holder of

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Secured Debt Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b)    Neither Delta nor any other Grantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of Delta and the other Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Debt Representative and each present and future holder of Secured Debt Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECTION 7.6        Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.7        Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Truste     Wilmington Trust, National Association
50 South Sixth Street
Suite 1290
Minneapolis, Minnesota 55402
Facsimile No.: 612-217-5651
Attention: Joshua G. James

With a copy to:

Salans LLP
Rockefeller Center
620 Fifth Avenue
New York, NY 10020
Facsimile No.: 212-307-3340
Attention: Sahra Dalfen, Esq.

If to Delta or any other
Grantor:    Delta Air Lines, Inc.
1030 Delta Boulevard
Atlanta, GA 30354

45

Fax: (404) 714-6439
Attention: Treasurer, Dept. 856

With a copy to:

Delta Air Lines, Inc.
1030 Delta Blvd.
Atlanta, GA 30354
Fax: (404) 715-2233
Attention: General Counsel, Dept. 971

If to the Administrative Agent:    Barclays Bank PLC
745 Seventh Avenue
New York, NY 10019
Attention: Bank Debt Management Group
Fax: (212) 526-5115

and, if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.
Unless otherwise specified herein, all notices, requests, demands or other communications given to any of the Grantors, the Collateral Trustee and any Secured Debt Representative shall be given in writing (including, but not limited to, facsimile transmission followed by telephonic confirmation or similar writing) and shall be effective (i) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified in this Section 7.7 and the appropriate facsimile confirmation is received, (ii) if given by certified registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery, (iii) if given by a nationally recognized overnight carrier, 24 hours after such communication is deposited with such carrier with postage prepaid for next day delivery, or (iv) if given by any other means, when delivered at the address specified in this Section 7.7; provided that any notice, request or demand to the Collateral Trustee shall not be effective until received by the Collateral Trustee in writing or by facsimile transmission at the office designated by it pursuant to this Section 7.7.
SECTION 7.8        Notice Following Discharge of Priority Lien Obligations. Promptly following the Discharge of Priority Lien Obligations with respect to one or more Series of Priority Lien Debt, each Priority Lien Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative.

SECTION 7.9        Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

SECTION 7.10    Compensation; Expenses. The Grantors jointly and severally agree to pay, promptly upon demand:

46

(1)    such compensation to the Collateral Trustee and its agents as Delta and the Collateral Trustee may agree in writing from time to time;
(2)    all reasonable costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;
(3)    all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or any Secured Debt Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by Delta or any other Grantor;
(4)    all reasonable costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee's Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;
(5)    all other reasonable costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and
(6)    after the occurrence of any Secured Debt Default, all costs and expenses incurred by the Collateral Trustee, its agents and any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Debt Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Debt Obligations in any Insolvency or Liquidation Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Secured Debt Representatives.
The agreements in this Section 7.10 will survive repayment of all other Secured Debt Obligations and the removal or resignation of the Collateral Trustee.
SECTION 7.11    Indemnity.

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(a)    The Grantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee and each of its Affiliates and each of its directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b)    All amounts due under this Section 7.11 will be payable upon demand.

(c)    To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.11(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Grantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d)    No Grantor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Grantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e)    The agreements in this Section 7.11 will survive repayment of all other Secured Debt Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.12    Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

SECTION 7.13    Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 7.14    Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Secured Debt Obligations and are secured by all Liens granted by the Security Documents.

SECTION 7.15    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

48

SECTION 7.16    Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents shall be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Grantor, for itself and in connection with its properties irrevocably:
(1)    accepts generally and unconditionally the exclusive jurisdiction and venue of such courts;
(2)    waives any defense of forum non conveniens to extent permitted by applicable law;
(3)    agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7;
(4)    agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and
(5)    agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.
SECTION 7.17    Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.17 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

49

SECTION 7.18    Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

SECTION 7.19    Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

SECTION 7.20    Grantors and Additional Grantors. Delta represents and warrants that each Person who is a Grantor on the date hereof has duly executed this Agreement. Delta will cause each Person that hereafter becomes a Grantor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Delta shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.20; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the inclusion of such Person as a Grantor if the other requirements of this Section 7.20 are complied with.

SECTION 7.21    Continuing Nature of this Agreement. This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Priority Lien Obligations or Priority Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Priority Lien Obligations is recovered from any holder of Priority Lien Obligations or any Priority Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Junior Lien Obligations or Junior Lien Representative with respect to the Junior Lien Obligations from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien, to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien.

SECTION 7.22    Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

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SECTION 7.23    Rights and Immunities of Secured Debt Representatives. The Administrative Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Credit Agreement and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the Credit Agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Grantors or the Collateral Trustee hereunder.

51

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.
DELTA AIR LINES, INC.
By: ___________________________
Name: Kenneth W. Morge
Title: Vice President & Treasurer

[Signature Page to Collateral Trust Agreement]

BARCLAYS BANK PLC,
as Administrative Agent

By: ___________________________
Name: Diane Rolfe
Title: Director

[Signature Page to Collateral Trust Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee
By: ___________________________
Name: Joshua G. James
Title: Assistant Vice President

[Signature Page to Collateral Trust Agreement]

[EXHIBIT A
to Collateral Trust Agreement]
[FORM OF]
ADDITIONAL SECURED DEBT DESIGNATION
Reference is made to the Collateral Trust Agreement dated as of October 18, 2012 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Delta Air Lines, Inc. (“Delta”), the Grantors from time to time party thereto, Barclays Bank PLC, as Administrative Agent under the Credit Agreement (as defined therein) and Wilmington Trust, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as either Priority Lien Debt or Junior Lien Debt entitled to the benefit of the Collateral Trust Agreement.
The undersigned, the duly appointed [specify title] of Delta hereby certifies on behalf of the Delta that:
(A)[insert name of Delta or other Grantor] intends to incur additional Secured Debt (“Additional Secured Debt”) which will be [select appropriate alternative] [Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt] or [Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien equally and ratably with all previously existing and future Junior Lien Debt];
(B)the name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of Section 7.7 of the Collateral Trust Agreement is:
_____________________________
_____________________________
Telephone: ___________________
Fax:     _______________________
(C)Each of Delta and each other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents;
(D)Attached as Exhibit 1 hereto is a Reaffirmation Agreement duly executed by Delta and each other Grantor and Guarantor, and
(E)Delta has caused a copy of this Additional Secured Debt Designation and the related Collateral Trust Joinder to be delivered to each existing Secured Debt Representative.

IN WITNESS WHEREOF, Delta has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of ___________________, 20____.

[insert name of borrower]
By:

Name:	________________________________

Title:	________________________________

Acknowledgement of Receipt

The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

[insert name of Collateral Trustee]

By:

Name:	________________________________

Title:	________________________________

EXHIBIT 1
TO ADDITIONAL SECURED DEBT DESIGNATION

[FORM OF]
REAFFIRMATION AGREEMENT

Reference is made to the Collateral Trust Agreement dated as of October 18, 2012 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Delta Air Lines, Inc. (“Delta”), the Grantors from time to time party thereto, Barclays Bank PLC, as Administrative Agent under the Credit Agreement (as defined therein) and Wilmington Trust, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Reaffirmation Agreement is being executed and delivered as of ____, 20__ in connection with an Additional Secured Debt Designation of even date herewith which Additional Secured Debt Designation has designated additional secured debt as either Priority Lien Debt or Junior Lien Debt (as described therein) entitled to the benefit of the Collateral Trust Agreement.
Each of the undersigned hereby consents to the designation of additional secured debt as [Priority/Junior] Lien Debt as set forth in the Additional Secured Debt Designation of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the [Priority/Junior] Lien Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each [Priority/Junior] Lien Document to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and such additional secured debt shall be entitled to all of the benefits of such [Priority/Junior] Lien Documents.
Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Reaffirmation Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[names of pledgors and guarantors]

By:
_______________________________
Name:
Title:

[EXHIBIT B
to Collateral Trust Agreement]

[FORM OF]
COLLATERAL TRUST JOINDER - ADDITIONAL DEBT
Reference is made to the Collateral Trust Agreement dated as of October 18, 2012 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Delta Air Lines, Inc. (“Delta”), the Grantors from time to time party thereto, Barclays Bank PLC, as Administrative Agent under the Credit Agreement (as defined therein) and Wilmington Trust, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional secured debt under the Collateral Trust Agreement.
1. Joinder. The undersigned, _____________________, a _______________, (the “New Representative”) as [trustee, administrative agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as [a Junior Lien Representative] [a Priority Lien Representative] under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.
2. Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt is Junior Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and Junior Lien Debt, each existing and future Priority Lien Representative, each other existing and future Junior Lien Representative and each existing and future holder of Permitted Prior Liens and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a)    all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by Delta or any other Grantor to the Collateral Trustee to secure any Obligations in respect of any Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;
(b)    the New Representative and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative are bound by the provisions of this Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and
(c)    the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement and the other Security Documents. [or]

[Option B: to be used if Additional Debt is Priority Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and Junior Lien Debt, each existing and future Junior Lien Representative, each other existing and future Priority Lien Representative and each existing and future holder of Permitted Prior Liens and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a)    all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by Delta or any other Grantor to the Collateral Trustee to secure any Obligations in respect of any Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably;
(b)    the New Representative and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as Priority Lien Representative are bound by the provisions of this Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from the enforcement of Priority Liens; and
(c)    the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement and the other Security Documents.
3. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of ___________________, 20____.
[insert name of the new representative]

By:

Name:	________________________________

Title:	________________________________

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:
_______________, as Collateral Trustee
By:

Name:	________________________________

Title:	________________________________

[EXHIBIT C
to Collateral Trust Agreement]

[FORM OF]
COLLATERAL TRUST JOINDER - ADDITIONAL GRANTOR
Reference is made to the Collateral Trust Agreement dated as of October 18, 2012 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Delta Air Lines, Inc. (“Delta”), the Grantors from time to time party thereto, Barclays Bank PLC, as Administrative Agent under the Credit Agreement (as defined therein) and Wilmington Trust, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.20 of the Collateral Trust Agreement.
1. Joinder. The undersigned, _____________________, a _______________, hereby agrees to become party as a Grantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.
2. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of ___________________, 20____.
[___________________________________]

By:

Name:	________________________________

Title:	________________________________
The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Grantor:

_______________, as Collateral Trustee

By:

Name:	________________________________

Title:	________________________________

EXHIBIT C
to Credit and Guaranty Agreement

FORM OF ROUTES AND SLOTS UTILIZATION CERTIFICATE

This Routes and Slots Utilization Certificate (this “Certificate”) is delivered to you pursuant to Section 5.01(m) of that certain Credit and Guaranty Agreement, dated as of October 18, 2012 (as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time in accordance with its terms, the “Credit Agreement”), among Delta Air Lines, Inc., as borrower (the “Borrower”), the direct and indirect domestic subsidiaries of the Borrower party thereto (the “Guarantors”), Barclays Bank PLC, as Administrative Agent thereunder (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as Collateral Trustee thereunder and the financial institutions party thereto as lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
1.I am the duly elected, qualified and acting [INSERT TITLE OF RESPONSIBLE OFFICER] of the Borrower.
2.I have reviewed and am familiar with the contents of this Certificate.
3.I hereby certify that, at all times since the delivery of the last certificate delivered pursuant to Section 5.01(m) of the Credit Agreement, [the Borrower] [INSERT NAME OF APPLICABLE GUARANTOR] [has] [have] utilized the Pacific Routes, Pacific Route FAA Slots and Pacific Route Foreign Slots in a manner consistent in all material respects with applicable regulations, rules, law, foreign law and contracts in order to preserve [its] [their] respective rights in and to use each of the Pacific Routes, Pacific Route FAA Slots and Pacific Route Foreign Slots.
IN WITNESS WHEREOF, I execute this Certificate this ____ day of , .

By:
Name:
Title:

EXHIBIT D
to Credit and Guaranty Agreement
FORM OF INSTRUMENT OF ASSUMPTION AND JOINDER
TO CREDIT AND GUARANTY AGREEMENT
ASSUMPTION AND JOINDER AGREEMENT dated as of [ ] (the “Assumption Agreement”) made by [__________] a [Insert State of Organization] [corporation, limited partnership or limited liability company] (the “Company”) for the benefit of the Secured Parties (as such term is defined in that certain Credit and Guaranty Agreement, dated as of October 18, 2012, the “Secured Parties”) (as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time in accordance with its terms, the “Credit Agreement”), among Delta Air Lines, Inc., as borrower (the “Borrower”), the direct and indirect domestic subsidiaries of the Borrower party thereto (the “Guarantors”), Barclays Bank PLC, as Administrative Agent thereunder (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as Collateral Trustee thereunder (in such capacity, “Collateral Trustee”) and the financial institutions party thereto as lenders (the “Lenders”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.
W I T N E S S E T H
The Company is a [Insert State of Organization] [corporation, limited partnership or limited liability company], and is a subsidiary of [Insert name of Borrower or Guarantor]. Pursuant to Section 5.14 of the Credit Agreement, the Company is required to execute this document as a newly [formed] [acquired] subsidiary of [Insert name of Borrower or Guarantor].
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees as follows:
SECTION 1.    Assumption and Joinder. The Company hereby expressly confirms that it hereby agrees to perform and observe, each and every one of the covenants and agreements and hereby assumes the obligations and liabilities of [(i)] a Guarantor under the Credit Agreement applicable to it as a Guarantor thereunder, [and (ii) a Grantor under [the Security Agreement/other Collateral Document, as applicable] (any such applicable documents, a “Company Security Document”) in each case applicable to it as a Grantor thereunder] By virtue of the foregoing, the Company hereby accepts and assumes any liability of [(x)] a Guarantor related to each representation or warranty, covenant or obligation made by a Guarantor in the Credit Agreement, and hereby expressly affirms in all material respects, as of the date hereof, each of such representations, warranties, covenants and obligations as they apply to the Company, [and (y) a Grantor related to each representation or warranty, covenant or obligation made by a Grantor in each Company Security Document, and hereby expressly affirms in all material respects, as of the date hereof, each of such representations, warranties, covenants and obligations as they apply to the Company] and hereby expressly affirms in all material respects, as of the date hereof, each of such representations, warranties, covenants and obligations as they apply to the Company.
___________________________
1    Include reference to applicable Collateral Documents to the extent that the Company intends to pledge collateral contemporaneous with the delivery of this Assumption Agreement.

(a)    Guarantee. (i) All references to the term “Guarantor” in the Credit Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company, in each case as of the date hereof.
(ii)    The Company, as Guarantor, hereby joins in and agrees to be bound by each and all of the provisions of the Credit Agreement, as of the date hereof, as a Guarantor thereunder, including without limitation, Section 9 thereof with the same force and effect as if originally referred to therein as a Guarantor.
(b)    Collateral Documents. (i) All references to the term “Grantor” in each Company Security Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company as of the date hereof.
(ii)    [The Company, as Grantor, hereby joins in and agrees to be bound by each and all of the provisions of each Company Security Document, as of the date hereof, with the same force and effect as if originally referred to therein as a Grantor.]
SECTION 2.    Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent, the Collateral Trustee, the Issuing Lender, and the Secured Parties as follows:
(a)    The Company has the requisite [corporate, partnership or limited liability company] power and authority to enter into this Assumption Agreement and to perform its obligations hereunder and under the Loan Documents to which it is a party. The execution, delivery and performance of this Assumption Agreement by the Company and the performance of its obligations hereunder and under the Loan Documents to which it is a party, have been duly authorized by all necessary [corporate, partnership or limited liability company] action, including the consent of shareholders, partners or members where required. This Assumption Agreement has been duly executed and delivered by the Company. This Assumption Agreement and the Loan Documents to which it is a party each constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)     The Company has delivered to the Administrative Agent any and all schedules and documents required as [(i)] a Guarantor under the Credit Agreement, [and (ii) a Grantor under each Company Security Document].
SECTION 3.     Binding Effect. This Assumption Agreement shall be binding upon the Company and shall inure to the benefit of the Secured Parties and their respective successors and assigns.
SECTION 4. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.
SECTION 5.     Counterparts. This Assumption Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original for all purposes, but all such counterparts taken together shall constitute but one and the same instrument. Any signature delivered by a party by facsimile or .pdf electronic transmission shall be deemed to be an original signature thereto.
[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.
[NAME OF COMPANY]
By:
Name:
Title:

Signature Page to Assumption Agreement

ACKNOWLEDGED AND AGREED:

BARCLAYS BANK PLC,
as Administrative Agent

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee

By:
Name:
Title:

Signature Page to Assumption Agreement

EXHIBIT E
to Credit and Guaranty Agreement
FORM OF ASSIGNMENT AND ACCEPTANCE
Dated: ____________ __, 200_
Reference is made to that certain Credit and Guaranty Agreement, dated as of October 18, 2012 (as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time in accordance with its terms, the “Credit Agreement”), among Delta Air Lines, Inc., as borrower (the “Borrower”), the direct and indirect domestic subsidiaries of the Borrower party thereto (the “Guarantors”), Barclays Bank PLC, as Administrative Agent thereunder (in such capacity, the “Administrative Agent”), Wilmington Trust, National Association, as Collateral Trustee thereunder and the financial institutions party thereto as lenders (the “Lenders”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance between the Assignor (as set forth on Schedule I hereto and made a part hereof, the “Assignor”) and the Assignee (as set forth on Schedule I hereto and made a part hereof, the “Assignee”) is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof).
1.The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the “Assigned Interest”) in and to all the Assignor's rights and obligations under the Credit Agreement with respect to (a) the Revolving Commitment (if applicable) of and the outstanding Loans, if any, owing to the Assignor on the Effective Date set forth on Schedule I (collectively, the “Commitments”), and (b) the Assignor's LC Exposure, if any, on the Effective Date.
2.The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other of the Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) requests that the Administrative Agent evidence the Assigned Interest by recording the information contained on Schedule I in the Register which reflects the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).
3.The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it is an Eligible Assignee; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Agents, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement; and (vii) has supplied the information requested on the administrative questionnaire heretofore supplied by the Administrative Agent in which the Assignee has designated one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its related parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee's compliance procedures and applicable laws, including Federal and state securities laws.
4.Following the execution of this Assignment and Acceptance by the Assignee, the Assignor, the Issuing Lender and the [Borrower]1, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 10.02 of the Credit Agreement, effective as of the Effective Date (which Effective Date shall, unless otherwise agreed to by the Administrative Agent (in writing), be within ten (10) Business Days after the execution of this Assignment and Acceptance).
5.Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.
6.From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement provided that Assignor hereby represents and warrants that the restrictions set forth in Section 10.02 of the Credit Agreement pertaining to the minimum amount of assignments have been satisfied.
7.This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signatures follow]

_______________________________
1 Insert to the extent that Borrower's consent is required pursuant to the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on Schedule I hereto.

CONSENTED TO AND ACCEPTED:
BARCLAYS BANK PLC,
as Administrative Agent
By:
Name:
Title:
[DELTA AIR LINES, INC.]2
as Borrower
By:
Name:
Title:]

____________________
2Only if Borrower consent is required.

CONSENTED TO AND ACCEPTED:

as Assignor
By:
Name:
Title:

CONSENTED TO AND ACCEPTED:

as Assignor
By:
Name:
Title:

Schedule I to Assignment and Acceptance with respect to that certain Credit and Guaranty Agreement, dated as of October 18, 2012, among Delta Air Lines, Inc., the Guarantors named therein, the Lenders named therein, Barclays Bank PLC, as Administrative Agent, and the other parties thereto.
Legal Name of Assignor:
Legal Name of Assignee:
[and is an Affiliate/Approved Fund of [Identify Lender]]
Effective Date (the “Effective Date”) of Assignment: _________________

Facility:	REVOLVING COMMITMENT	TERM B-1 LOANS	TERM B-2 LOANS
Principal amount of outstanding Loans assigned:	$	$	$
Percentage assigned (to at least 8 decimals) of aggregate outstanding principal amount of Loans of all Revolving Lenders or Term Lenders, as applicable, as of the Effective Date:	%	%	%
Revolving Commitment amount assigned:	$	N/A	N/A
Percentage assigned (to at least 8 decimals) of Total Revolving Commitment as of the Effective Date:	%	N/A	N/A
LC Exposure assigned:	$	N/A	N/A

EXHIBIT F
to Credit and Guaranty Agreement

FORM OF PREPAYMENT NOTICE

PREPAYMENT NOTICE

Date: _______, ____
To: Barclays Bank PLC,
as Administrative Agent
1301 Avenue of Americas, 9th Floor
New York, NY 10019
Attention: Sookie Siew
Facsimile: 12145455230@tls.ldsprod@barclays.com
Telephone: (212) 320-7205
Email: xraagencyservices@barclays.com

Ladies and Gentlemen:
Reference is made to that certain Credit and Guaranty Agreement, dated as of October 18, 2012 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Agreement”; the terms defined therein being used herein as therein defined), among Delta Air Lines, Inc., a Delaware corporation (the “Borrower”), the direct and indirect Domestic Subsidiaries of the Borrower from time to time party thereto, as guarantors (the “Guarantors”), the Lenders party thereto, Barclays Bank PLC, as Administrative Agent, and Wilmington Trust, National Association, as Collateral Trustee.
This Prepayment Notice is delivered to you pursuant to Section 2.13(a) of the Agreement. The Borrower hereby gives notice of a prepayment of Loans as follows:
1.    (select Class of Loans)
☐ Revolving Loans ☐Term B-1 Loans ☐Term B-2 Loans
☐Incremental Term Loans (that are not Term B-1 or Term B-2 Loans)
2.    (select Type(s) of Loans)
☐ABR Loans in the aggregate principal amount of $________.
☐Eurodollar Loans with an Interest Period ending ______, 201_ in the aggregate principal amount of $________.

3.	On __________, 201_ (a Business Day).

This Prepayment Notice and prepayment contemplated hereby comply with the Agreement, including Section 2.13(a) of the Agreement.

DELTA AIR LINES, INC.
By: ___________________
Name:
Title:

Schedule 1.01(a)

IMMATERIAL SUBSIDIARIES

Aero Assurance Ltd.
Delta Private Jets, Inc.
Delta Sky Club, Inc.
NW Red Baron LLC
Montana Enterprises, Inc.

Schedule 1.01(b)

Pacific Routes

	Certification or Exemption Authority	Route Number of Certificate Containing Authority	Issued by DOT/CAB Order	Current Expiration Date
U.S. - Japan and beyond with intermediates	Certificate	Route 129	Order 98-6-22 OST 98-3441	Indefinite (Subject to continuing effect under APA; renewal filed 12/20/2002)
U.S. - China (named U.S. gateways to named points in China, via Japan)	Certificate	Route 378	Order 99-2-8 OST 97-3177	Indefinite (Subject to continuing effect under APA; renewal filed 8/1/2003)
Detroit-Beijing added as Segment 2	Certificate	Route 378	Order 2001-12-8 Docket OST-95-969	Indefinite (Subject to continuing effect under APA; renewal filed 6/5/2006)
Detroit-Shanghai added as Segment 3	Certificate	Route 378	Order 2007-12-26 OST-2007-28567	Indefinite (Subject to continuing effect under APA; renewal filed 4/20/09)
Atlanta-Shanghai	Certificate	Route 875	Orders 2007-9-25 and 2007-12-26 OST-2007-28567	Indefinite (Subject to continuing effect under APA; renewal filed 5/1/09)
U.S. - China All-cargo with open intermediates and beyond	Certificate	Route 828	Order 2005-3-40 OST-04-19077	Indefinite (Subject to continuing effect under APA; renewal filed 4/20/09)
U.S. - China Combination or All-Cargo	Frequency Allocation		NOAT, 11/13/98, OST-1996-1934; Order 99-8-9, OST-1999-5539; Order 2001-1-6, OST-1999-6323	None

	Certification or Exemption Authority	Route Number of Certificate Containing Authority	Issued by DOT/CAB Order	Current Expiration Date
U.S. - China Combination	Frequency Allocation		Order 2004-7-23, OST-2004-18469	None
U.S. - China Combination (Detroit-Shanghai)	Frequency Allocation		Order 2007-12-26, OST-2007-28567	None
U.S. - China Combination (Tokyo-Guangzhou, Detroit-Beijing)	Frequency Allocation		NOAT, 11/24/2010, OST-2010-0285	None
U.S. - China Combination (Detroit-Beijing)	Frequency Allocation		NOAT, 08/22/2012, OST-2010-0285	None
Japan-Hong Kong 5th Freedom Combination	Frequency Allocation		Order 2009-1-8, OST-2008-0162	None

Schedule 3.06

SUBSIDIARIES OF DELTA AIR LINES, INC.

Name of Entity	Percentage of Voting Securities Owned by Immediate Parent
Aero Assurance Ltd.	100%
Comair Holdings, LLC	100%
Comair, Inc.	100%
Comair Services, Inc.	100%
Delta Private Jets, Inc.	100%
Segrave Aviation, Inc.	100%
DAL Global Services, LLC	100%
Delta Air Lines Dublin Limited	100%
Delta Air Lines, Inc. and Pan American World Airways - Unterstutzungskasse GMBH	100%
Delta Air Lines Private Limited	51%
Delta Sky Club, Inc.	100%
Epsilon Trading, LLC	100%
MLT Inc.	100%
Monroe Energy, LLC	100%
MIPC, LLC	100%
Montana Enterprises, Inc.	100%
Tomisato Shoji Kabushiki Kaisha	100%
New Sky, Ltd.	100%
Northwest Airlines, LLC	100%
NW Red Baron LLC	100%
Regional Elite Airline Services, LLC	100%

Schedule 3.10
PACIFIC ROUTE FAA SLOTS

None.

Schedule 3.14
ERISA

None.

Schedule 6.03

INDEBTEDNESS

Intercompany Loans

Loan to:	Loan from:	Balance Outstanding as of 10/16/2012	Maximum Internal Credit Limit
Comair, Inc.	Delta Air Lines, Inc.	$50,000,000	$50,000,000
Epsilon Trading, Inc.	Delta Air Lines, Inc.	0	300,000,000
Monroe Energy, LLC	Delta Air Lines, Inc.	0	200,000,000
Regional Elite Airlines Services, LLC	Delta Air Lines, Inc.	25,000,000	50,000,000

Delta Air Lines, Inc. (as of 10/16/2012)1

Secured Debt
Senior Secured Term Loan due 2017	$1,357,812,500
Senior Secured Revolving Credit Facility due 2016[2]	1,225,000,000
US Bank Revolving Credit Facility due 2015[2]	150,000,000
Pass-Through Trust Certificates and Enhanced Equipment Trust Certificates	4,383,619,936
Aircraft Financings	4,093,531,718
Other Secured Financings	698,897,393

Unsecured Debt
American Express Agreement	$701,851,852
Clayton County Bonds	150,000,000
Other Unsecured Debt	25,693,416

Capital Lease Obligations	$617,139,417

Off Balance Sheet (Airport Facility Bonds)	$93,915,000

1 Excludes operating leases and non-cash discounts and premiums
2 Shown on a fully funded basis; no borrowings were outstanding as of 10/16/2012

Letters of Credit

ENTITY	PROVIDER	EXPIRATION OR RENEWAL DATE	IDENTIFICATION NUMBER	TOTAL AGGREGATE COVERAGE (USD EQUIVALENT)
Delta Air Lines, Inc.	Barclays Bank	2/1/2013	MRG14788961	$43,612,559.00
Delta Air Lines, Inc.	Barclays Bank	12/31/2012	MRGI 4740853 \ ILCSB-39499	8,000,000.00
Delta Air Lines, Inc.	Banco de Chile	8/2/2013	00196-7 /472	42,510.52
Delta Air Lines, Inc.	BBVA	3/19/2013	182,000,554,257	2,004.63
Delta Air Lines, Inc.	BBVA	3/25/2013	1,820,337,600,024	394.75
Delta Air Lines, Inc.	BBVA	4/15/2013	182,000,625,313	2,829.33
Delta Air Lines, Inc.	BBVA	4/15/2013	182,000,625,312	1,970.64
Delta Air Lines, Inc.	BBVA	4/20/2013	182,000,216,207	1,395.53
Delta Air Lines, Inc.	BBVA	5/12/2013	1,820,337,600,010	1,465.78
Delta Air Lines, Inc.	BBVA	5/28/2013	182,000,569,535	1,510.28
Delta Air Lines, Inc.	BBVA	6/1/2013	182,000,630,428	175.73
Delta Air Lines, Inc.	BBVA	7/12/2013	1,820,337,600,025	347.16
Delta Air Lines, Inc.	BBVA	7/12/2013	1,820,337,600,026	1,343.36
Delta Air Lines, Inc.	BBVA	7/12/2013	1,820,337,600,027	2,686.71
Delta Air Lines, Inc.	BBVA	7/12/2013	1,820,337,600,028	1,687.75
Delta Air Lines, Inc.	BBVA	7/12/2013	1,820,337,600,029	2,686.71
Delta Air Lines, Inc.	BBVA	8/12/2013	182,000,584,866	755.14
Delta Air Lines, Inc.	BBVA	8/23/2013	1,820,337,600,030	2,127.90
Delta Air Lines, Inc.	BBVA	9/23/2013	1,820,337,600,031	3,277.82
Delta Air Lines, Inc.	BBVA	10/15/2012	182,000,595,185	2,849.00
Delta Air Lines, Inc.	BBVA	10/18/2012	1,820,337,600,036	7,803.43
Delta Air Lines, Inc.	BBVA	10/18/2012	1,820,337,600,037	6,965.24
Delta Air Lines, Inc.	BBVA	10/18/2012	1,820,337,600,038	6,965.24
Delta Air Lines, Inc.	BBVA	10/18/2012	1,820,337,600,039	6,965.24
Delta Air Lines, Inc.	BBVA	11/6/2012	182,000,453,061	1,687.10
Delta Air Lines, Inc.	BBVA	1/7/2013	182,000,211,927	76,101.56
Delta Air Lines, Inc.	BBVA	1/7/2013	182,000,211,921	1,079.39
Delta Air Lines, Inc.	BBVA	1/7/2013	182,000,211,922	528.66
Delta Air Lines, Inc.	BBVA	1/7/2013	182,000,211,924	525.05
Delta Air Lines, Inc.	BBVA	1/7/2013	182,000,211,925	1,081.65
Delta Air Lines, Inc.	BBVA	1/7/2013	182,000,211,961	76,101.56
Delta Air Lines, Inc.	BBVA	1/7/2013	182,000,211,928	88.32
Delta Air Lines, Inc.	BBVA	1/7/2013	182,000,211,960	3,815.18
Delta Air Lines, Inc.	BBVA	1/8/2013	1,820,337,600,013	1,364.27
Delta Air Lines, Inc.	BBVA	1/8/2013	1,820,337,600,014	743.03
Delta Air Lines, Inc.	BBVA	1/15/2013	1,820,337,600,023	449.61
Delta Air Lines, Inc.	BBVA	12/12/2013	182,000,736,532	1,392.54
Delta Air Lines, Inc.	BBVA	12/13/2012	182,000,736,533	1,567.37
Delta Air Lines, Inc.	BBVA	12/14/2012	182,000,736,534	853.51
Delta Air Lines, Inc.	BBVA	12/15/2012	182,000,736,535	1,794.33
Delta Air Lines, Inc.	BBVA	12/16/2012	182,000,736,536	598.11

Delta Air Lines, Inc.	BBVA	12/17/2012	182,000,736,537	522.39
Delta Air Lines, Inc.	BBVA	12/18/2012	182,000,736,538	284.50
Delta Air Lines, Inc.	Caribbean Intl. Bank (Turks)	12/11/2012	SBLC66602/2009	15,000.00
Delta Air Lines, Inc.	Caribbean Intl. Bank (Grenada)	6/25/2013	10/10/27230	1,111.11
Delta Air Lines, Inc.	Caribbean Intl. Bank (Grenada)	7/23/2013	12/10/27230	10,800.00
Delta Air Lines, Inc.	Citibank	12/13/2012	30,034,328	9,589,500.00
Delta Air Lines, Inc.	Citibank	8/22/2013	63,662,557	680,642.53
Delta Air Lines, Inc.	Citibank	9/2/2013	61,617,523	2,798.14
Delta Air Lines, Inc.	Citibank	9/15/2013	63,662,928	10,434.28
Delta Air Lines, Inc.	Citibank	9/15/2013	63,658,624	1,388.82
Delta Air Lines, Inc.	Citibank	9/30/2013	61,645,007	6,072.93
Delta Air Lines, Inc.	Citibank	9/30/2013	63,655,662	45,000.00
Delta Air Lines, Inc.	Citibank	10/20/2013	30,035,490	35,326.59
Delta Air Lines, Inc.	Citibank	10/31/2013	63,657,822	41,987.04
Delta Air Lines, Inc.	Citibank	11/2/2013	30,030,957	334,861.10
Delta Air Lines, Inc.	Citibank	11/11/2013	63,655,992	138,605.00
Delta Air Lines, Inc.	Citibank	11/20/2013	63,663,386	87,368.00
Delta Air Lines, Inc.	Citibank	11/26/2013	63,656,148	157,680.79
Delta Air Lines, Inc.	Citibank	12/10/2012	63,656,306	774,713.36
Delta Air Lines, Inc.	Citibank	12/15/2012	63,663,647	52,143.33
Delta Air Lines, Inc.	Citibank	12/15/2012	63,659,447	137,047.40
Delta Air Lines, Inc.	Citibank	12/15/2012	63,659,448	32,534.54
Delta Air Lines, Inc.	Citibank	12/18/2012	63,659,220	727,078.84
Delta Air Lines, Inc.	Citibank	12/19/2012	30,034,007	107,540.00
Delta Air Lines, Inc.	Citibank	12/23/2012	63,663,712	76,980.33
Delta Air Lines, Inc.	Citibank	12/31/2012	63,654,413	13,515.00
Delta Air Lines, Inc.	Citibank	1/1/2013	63,656,726	1,810.41
Delta Air Lines, Inc.	Citibank	1/1/2013	63,656,729	555.82
Delta Air Lines, Inc.	Citibank	1/5/2013	63,663,711	74,445.18
Delta Air Lines, Inc.	Citibank	1/14/2013	63,656,728	32,755.24
Delta Air Lines, Inc.	Citibank	1/14/2013	63,656,732	53,244.80
Delta Air Lines, Inc.	Citibank	1/14/2013	63,656,731	84,931.78
Delta Air Lines, Inc.	Citibank	1/14/2013	63,656,727	2,825.05
Delta Air Lines, Inc.	Citibank	1/14/2013	63,656,730	29,503.99
Delta Air Lines, Inc.	Citibank	1/17/2013	30,034,108	16,218.00
Delta Air Lines, Inc.	Citibank	1/18/2013	63,656,644	86,695.68
Delta Air Lines, Inc.	Citibank	1/21/2013	63,656,685	626,563.33
Delta Air Lines, Inc.	Citibank	2/4/2013	61,647,797	54,254.82
Delta Air Lines, Inc.	Citibank	2/14/2013	61,647,965	51,000.00
Delta Air Lines, Inc.	Citibank	2/23/2013	63,656,849	459,742.31
Delta Air Lines, Inc.	Citibank	3/9/2013	61,659,943	30,000.00
Delta Air Lines, Inc.	Citibank	3/9/2013	63,660,015	139,023.91
Delta Air Lines, Inc.	Citibank	3/30/2013	63,661,555	15,155.00
Delta Air Lines, Inc.	Citibank	3/31/2013	63,654,001	2,952.53
Delta Air Lines, Inc.	Citibank	3/31/2013	63,654,000	12,684.12
Delta Air Lines, Inc.	Citibank	3/31/2013	63,654,005	1,000.00
Delta Air Lines, Inc.	Citibank	3/31/2013	63,654,003	1,000.00
Delta Air Lines, Inc.	Citibank	3/31/2013	63,661,213	3,425.00

Delta Air Lines, Inc.	Citibank	3/31/2013	61,661,583	10,000.00
Delta Air Lines, Inc.	Citibank	4/2/2013	63,654,015	274,378.82
Delta Air Lines, Inc.	Citibank	4/17/2013	63,660,539	20,956.06
Delta Air Lines, Inc.	Citibank	4/27/2013	63,650,704	521,150.00
Delta Air Lines, Inc.	Citibank	4/28/2013	5,220,116,504	331,076.94
Delta Air Lines, Inc.	Citibank	5/15/2013	63,651,393	28,812.88
Delta Air Lines, Inc.	Citibank	5/21/2013	63,656,933	102,300.00
Delta Air Lines, Inc.	Citibank	5/30/2013	63,661,834	90,884.85
Delta Air Lines, Inc.	Citibank	5/31/2013	63,665,486	96,787.70
Delta Air Lines, Inc.	Citibank	6/1/2013	61,665,084	163,354.21
Delta Air Lines, Inc.	Citibank	6/8/2013	63,657,846	18,085.00
Delta Air Lines, Inc.	Citibank	6/14/2013	63,651,064	17,531.56
Delta Air Lines, Inc.	Citibank	6/27/2013	30,032,895	5,623.39
Delta Air Lines, Inc.	Citibank	7/24/2013	63,651,367	2,424,044.43
Delta Air Lines, Inc.	Citibank	7/30/2013	61,617,503	4,016.14
Delta Air Lines, Inc.	Citibank	7/30/2013	61,617,505	1,004.04
Delta Air Lines, Inc.	Citibank	7/31/2013	61,602,500	9.85
Delta Air Lines, Inc.	Citibank	8/18/2013	61,620,166	19,955.45
Delta Air Lines, Inc.	Citibank	10/1/2013	63,666,248	20,435.27
Delta Air Lines, Inc.	Credit Suisse	6/1/2013	TS-07006077	9,637,500.00
Delta Air Lines, Inc.	Credit Suisse	6/1/2013	TS-07006078	13,052,959.00
Delta Air Lines, Inc.	Credit Suisse	6/1/2013	TS-07006076	7,000,000.00
Delta Air Lines, Inc.	Credit Suisse	6/1/2013	TS-07006096	3,593,000.00
Delta Air Lines, Inc.	Guaranty Trust Bank (Nigeria)	9/23/2013	LM.09/08.1859	43,910.55
Delta Air Lines, Inc.	Guaranty Trust Bank (Nigeria)	12/23/2012	LM.09/09.2840	15,682.34
Delta Air Lines, Inc.	Islandsbanki	7/31/2013	G10515000845	176,662.84
Delta Air Lines, Inc.	JPMorgan Chase Bank	5/9/2013	TPTS-328841	40,000.00
Delta Air Lines, Inc.	JPMorgan Chase Bank	5/16/2013	TPTS-330446	796,705.00
Delta Air Lines, Inc.	JPMorgan Chase Bank	5/16/2013	TPTS-330447	4,434,981.32
Delta Air Lines, Inc.	JPMorgan Chase Bank	6/11/2013	TPTS-539909	200,000.00
Delta Air Lines, Inc. / MLT	JPMorgan Chase Bank	8/24/2013	TFTS-482223	50,000.00
Delta Air Lines, Inc. / MLT	JPMorgan Chase Bank	9/3/2013	TFTS-482398	80,000.00
Delta Air Lines, Inc.	JPMorgan Chase Bank	9/9/2013	P-241012	35,000.00
Delta Air Lines, Inc. / MLT	JPMorgan Chase Bank	9/21/2013	TFTS-482470	900,000.00
Delta Air Lines, Inc.	JPMorgan Chase Bank	9/26/2013	TPTS-382814	544,955.62
Delta Air Lines, Inc.	JPMorgan Chase Bank	9/26/2013	TFTS-482471	60,000.00
Delta Air Lines, Inc. / MLT	JPMorgan Chase Bank	10/5/2013	TFTS-482547	250,000.00
Delta Air Lines, Inc. / MLT	JPMorgan Chase Bank	10/5/2013	TFTS-482546	75,000.00
Delta Air Lines, Inc. / MLT	JPMorgan Chase Bank	10/14/2013	TFTS-482584	1,000,000.00
Delta Air Lines, Inc.	JPMorgan Chase Bank	10/20/2013	TFTS-484177	3,635,675.00
Delta Air Lines, Inc.	JPMorgan Chase Bank	10/23/2013	P-242383	84,000.00
Delta Air Lines, Inc.	JPMorgan Chase Bank	10/25/2013	TPTS-222031	61,834.02
Delta Air Lines, Inc. / MLT	JPMorgan Chase Bank	11/10/2012	TPTS-887319	5,000.00
Delta Air Lines, Inc. / MLT	JPMorgan Chase Bank	11/24/2012	TPTS-887321	50,000.00
Delta Air Lines, Inc.	JPMorgan Chase Bank	11/25/2012	TPTS-243770	250,000.00
Delta Air Lines, Inc.	JPMorgan Chase Bank	11/28/2012	P-219679	2,095,392.43
Delta Air Lines, Inc.	JPMorgan Chase Bank	11/30/2012	TPTS-260031	230,000.00
Delta Air Lines, Inc.	JPMorgan Chase Bank	11/30/2012	TPTS-523239	5,000.00

Delta Air Lines, Inc.	JPMorgan Chase Bank	12/4/2012	TPTS-523318	409,127.38
Delta Air Lines, Inc.	JPMorgan Chase Bank	12/10/2012	TPTS-703673	12,805.62
Delta Air Lines, Inc.	JPMorgan Chase Bank	12/27/2012	TPTS-523372	10,000.00
Delta Air Lines, Inc.	JPMorgan Chase Bank	2/14/2013	TPTS-523373	70,000.00
Delta Air Lines, Inc.	JPMorgan Chase Bank	2/28/2013	TPTS-204933	38,003.44
Delta Air Lines, Inc.	JPMorgan Chase Bank	3/12/2013	P-246404	8,940,000.00
Delta Air Lines, Inc. / MLT	JPMorgan Chase Bank	3/22/2013	TFTS-483941	25,000.00
Delta Air Lines, Inc.	JPMorgan Chase Bank	3/27/2013	TPTS-539196	170,274.62
Delta Air Lines, Inc.	JPMorgan Chase Bank	4/1/2013	TFTS-484028	17,500.00
Delta Air Lines, Inc.	JPMorgan Chase Bank	4/9/2013	TPTS-539197	252,158.26
Delta Air Lines, Inc.	JPMorgan Chase Bank	4/24/2013	TPTS-604355	125,489.00
Delta Air Lines, Inc.	JPMorgan Chase Bank	4/26/2013	TFTS-484029	262,483.00
Delta Air Lines, Inc.	JPMorgan Chase Bank	4/26/2013	TPTS-484176	150,667.00
Delta Air Lines, Inc.	JPMorgan Chase Bank	7/31/2013	TFTS-421111	45,000.00
Delta Air Lines, Inc.	KBC Bank	12/31/2012	3669-7507-88	145,016.54
Delta Air Lines, Inc.	US Bank N.A.	10/7/2013	SLCMMSP05381	38,764.47
Delta Air Lines, Inc.	US Bank N.A.	10/8/2013	SLCMMSP03345	23,903.67
Delta Air Lines, Inc. / MLT	US Bank N.A.	10/30/2013	SLCMMSP05406	75,000.00
Delta Air Lines, Inc.	US Bank N.A.	11/3/2013	SLCMMSP03392	134,550.00
Delta Air Lines, Inc.	US Bank N.A.	11/3/2013	SLCMMSP03393	44,830.31
Delta Air Lines, Inc.	US Bank N.A.	11/3/2013	SLCMMSP03417	136,322.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	11/4/2013	SLCMMSP03396	400,000.00
Delta Air Lines, Inc.	US Bank N.A.	11/5/2013	SLCMMSP04735	208,000.00
Delta Air Lines, Inc.	US Bank N.A.	11/5/2013	SLCMMSP03388	540,088.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	11/7/2013	SLCMMSP03890	10,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	11/12/2013	SLCMMSP05417	3,000.00
Delta Air Lines, Inc.	US Bank N.A.	11/15/2013	SLCMMSP02321	108,557.91
Delta Air Lines, Inc.	US Bank N.A.	11/29/2013	SLCMMSP06466	1,031,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	11/30/2013	SLCMMSP03914	30,000.00
Delta Air Lines, Inc.	US Bank N.A.	12/1/2012	SLCMMSP04366	32,482.58
Delta Air Lines, Inc. / MLT	US Bank N.A.	12/7/2012	SLCMMSP03925	100,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	12/18/2012	SLCMMSP04908	100,000.00
Delta Air Lines, Inc.	US Bank N.A.	12/22/2012	SLCMMSP03488	46,141.21
Delta Air Lines, Inc. / MLT	US Bank N.A.	1/9/2013	SLCMMSP02431	30,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	1/10/2013	SLCMMSP03978	25,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	1/11/2013	SLCMMSP03979	5,000.00
Delta Air Lines, Inc.	US Bank N.A.	1/23/2013	SLCMMSP04472	200,000.00
Delta Air Lines, Inc.	US Bank N.A.	1/24/2013	SLCMMSP04478	6,917.10
Delta Air Lines, Inc. / MLT	US Bank N.A.	1/26/2013	SLCMMSP05501	50,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	1/26/2013	SLCMMSP05502	20,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	1/28/2013	SLCMMSP05507	25,000.00
Delta Air Lines, Inc.	US Bank N.A.	1/30/2013	SLCMMSP04577	18,643.92
Delta Air Lines, Inc. / MLT	US Bank N.A.	2/8/2013	SLCMMSP06503	5,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	2/14/2013	SLCMMSP04028	25,000.00
Delta Air Lines, Inc.	US Bank N.A.	2/17/2013	SLCMMSP06509	127,790.00
Delta Air Lines, Inc.	US Bank N.A.	2/24/2013	SLCMMSP05899	30,928.00
Delta Air Lines, Inc.	US Bank N.A.	2/24/2013	SLCMMSP05900	147,461.34
Delta Air Lines, Inc.	US Bank N.A.	2/24/2013	SLCMMSP05901	10,133,942.80
Delta Air Lines, Inc.	US Bank N.A.	3/8/2013	SLCMMSP06521	4,500.00
Delta Air Lines, Inc.	US Bank N.A.	3/13/2013	SLCMMSP01934	100,000.00

Delta Air Lines, Inc.	US Bank N.A.	3/21/2013	SLCMMSP01945	1,381,017.00
Delta Air Lines, Inc.	US Bank N.A.	3/21/2013	SLCMMSP06527	363,418.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	3/30/2013	SLCMMSP05572	175,000.00
Delta Air Lines, Inc.	US Bank N.A.	4/1/2013	SLCMMSP05575	9,800.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	4/4/2013	SLCMMSP03612	175,000.00
Delta Air Lines, Inc.	US Bank N.A.	4/4/2013	SLCMMSP06548	18,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	4/5/2013	SLCMMSP01971	70,000.00
Delta Air Lines, Inc.	US Bank N.A.	4/6/2013	SLCMMSP06567	7,057.89
Delta Air Lines, Inc.	US Bank N.A.	4/7/2013	SLCMMSP06568	7,205.41
Delta Air Lines, Inc.	US Bank N.A.	4/8/2013	SLCMMSP06569	15,659.54
Delta Air Lines, Inc. / MLT	US Bank N.A.	4/9/2013	SLCMMSP05580	5,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	4/14/2013	SLCMMSP05588	5,000.00
Delta Air Lines, Inc.	US Bank N.A.	4/15/2013	SLCMMSP05088	155,000.00
Delta Air Lines, Inc.	US Bank N.A.	4/15/2013	SLCMMSP05089	42,500.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	4/15/2013	SLCMMSP05086	10,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	4/26/2013	SLCMMSP04591	10,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	4/29/2013	SLCMMSP01988	60,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	4/29/2013	SLCMMSP01990	50,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	4/29/2013	SLCMMSP01992	30,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	4/29/2013	SLCMMSP01997	5,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	4/29/2013	SLCMMSP01998	5,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	4/29/2013	SLCMMSP01999	2,500.00
Delta Air Lines, Inc.	US Bank N.A.	4/30/2013	SLCMMSP02564	377,500.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	5/1/2013	SLCMMSP02010	5,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	5/3/2013	SLCMMSP06566	15,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	5/7/2013	SLCMMSP05617	40,000.00
Delta Air Lines, Inc.	US Bank N.A.	5/10/2013	SLCMMSP06024	1,905.88
Delta Air Lines, Inc.	US Bank N.A.	5/10/2013	SLCMMSP06025	19,621.28
Delta Air Lines, Inc.	US Bank N.A.	5/10/2013	SLCMMSP06026	67,015.44
Delta Air Lines, Inc.	US Bank N.A.	5/10/2013	SLCMMSP06027	88,379.24
Delta Air Lines, Inc.	US Bank N.A.	5/13/2013	SLCMMSP05981	280,833.45
Delta Air Lines, Inc.	US Bank N.A.	5/13/2013	SLCMMSP06001	762,248.27
Delta Air Lines, Inc.	US Bank N.A.	5/13/2013	SLCMMSP05998	570,140.56
Delta Air Lines, Inc.	US Bank N.A.	5/13/2013	SLCMMSP05980	809,832.43
Delta Air Lines, Inc. / MLT	US Bank N.A.	5/14/2013	SLCMMSP04642	5,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	5/16/2013	SLCMMSP01989	50,000.00
Delta Air Lines, Inc.	US Bank N.A.	5/18/2013	SLCMMSP04136	50,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	5/20/2013	SLCMMSP05635	10,000.00
Delta Air Lines, Inc.	US Bank N.A.	5/23/2013	SLCMMSP06035	1,994.63
Delta Air Lines, Inc.	US Bank N.A.	5/23/2013	SLCMMSP06036	4,432.62
Delta Air Lines, Inc.	US Bank N.A.	5/23/2013	SLCMMSP06037	7,033.87
Delta Air Lines, Inc.	US Bank N.A.	5/23/2013	SLCMMSP06038	1,765.12
Delta Air Lines, Inc.	US Bank N.A.	5/23/2013	SLCMMSP06039	2,139.57
Delta Air Lines, Inc.	US Bank N.A.	5/23/2013	SLCMMSP06040	12,664.39
Delta Air Lines, Inc.	US Bank N.A.	5/23/2013	SLCMMSP06041	1,438.05
Delta Air Lines, Inc.	US Bank N.A.	5/23/2013	SLCMMSP06042	342.90
Delta Air Lines, Inc.	US Bank N.A.	5/23/2013	SLCMMSP06045	2,504.75
Delta Air Lines, Inc.	US Bank N.A.	5/23/2013	SLCMMSP06046	1,784.71
Delta Air Lines, Inc.	US Bank N.A.	5/23/2013	SLCMMSP06047	2,823.29
Delta Air Lines, Inc.	US Bank N.A.	5/23/2013	SLCMMSP06048	1,248.53

Delta Air Lines, Inc.	US Bank N.A.	5/31/2013	SLCMMSP03214	7,905.41
Delta Air Lines, Inc.	US Bank N.A.	6/30/2013	SLCMMSP06084	38,420.24
Delta Air Lines, Inc.	US Bank N.A.	6/30/2013	SLCMMSP06085	12,166.02
Delta Air Lines, Inc. / MLT	US Bank N.A.	7/2/2013	SLCMMSP06603	30,000.00
Delta Air Lines, Inc.	US Bank N.A.	7/2/2013	SLCMMSP06604	38,554.71
Delta Air Lines, Inc.	US Bank N.A.	7/2/2013	SLCMMSP06605	300,000.00
Delta Air Lines, Inc.	US Bank N.A.	7/13/2013	SLCMMSP06344	10,921,541.00
Delta Air Lines, Inc.	US Bank N.A.	7/14/2013	SLCMMSP06343	550,000.00
Delta Air Lines, Inc.	US Bank N.A.	7/18/2013	SLCMMSP02691	483,516.70
Delta Air Lines, Inc.	US Bank N.A.	7/19/2013	SLCMMSP06617	318,343.74
Delta Air Lines, Inc.	US Bank N.A.	7/21/2013	SLCMMSP06349	1,400,000.00
Delta Air Lines, Inc.	US Bank N.A.	8/5/2013	SLCMMSP05292	51,385.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	8/7/2013	SLCMMSP04219	10,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	9/12/2013	SLCMMSP06401	20,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	9/14/2013	SLCMMSP04263	70,000.00
Delta Air Lines, Inc. / MLT	US Bank N.A.	8/17/2013	SLCMMSP06645	10,000.00
Delta Air Lines, Inc.	US Bank N.A.	8/23/2013	SLCMMSP06657	569,189.16
Delta Air Lines, Inc.	US Bank N.A.	9/26/2013	SLCMMSP06667	147,461.34
Comair, Inc.	PNC Bank	8/31/2013	12500743-00-000	62,578.16
Comair, Inc.	PNC Bank	12/18/2012	12500740-00-000	375,000.00
Comair, Inc.	PNC Bank	12/31/2012	12500750-00-000	100,000.00
Comair, Inc.	PNC Bank	1/6/2013	12503035-00-000	300,000.00
Comair, Inc.	PNC Bank	5/4/2013	12500749-00-000	5,400.00
Comair, Inc.	PNC Bank	5/4/2013	12500754-00-000	10,000.00
Comair, Inc.	PNC Bank	5/4/2013	12500756-00-000	1,800.00
Comair, Inc.	PNC Bank	5/12/2013	12500758-00-000	4,873.00
Comair, Inc.	PNC Bank	5/23/2013	12500751-00-000	52,491.00
Comair, Inc.	PNC Bank	5/23/2013	12500747-00-000	2,100.00
Comair, Inc.	PNC Bank	7/3/2013	12500745-00-000	13,095.00
Comair, Inc.	PNC Bank	7/10/2013	12500742-00-000	42,000.00
Comair, Inc.	PNC Bank	7/12/2013	12500744-00-000	40,000.00

SURETY BONDS

Expiration or Renewal Date	Bond Number	Total Aggregate Coverage (USD Equivalent)	Provider
6/30/2013	16,036,841	$1,000.00	Liberty Mutual Insurance Company
9/29/2012	50,902,010	100,000.00	Liberty Mutual Insurance Company
9/29/2012	50,902,011	50,000.00	Liberty Mutual Insurance Company
12/10/2012	90,731,009	50,000.00	Liberty Mutual Insurance Company
12/31/2014	K08287983	5,000.00	Westchester Fire Insurance Company
12/31/2014	K08287995	5,000.00	Westchester Fire Insurance Company
6/7/2012	K08393114	1,000.00	Westchester Fire Insurance Company
6/7/2012	K08393126	3,200.00	Westchester Fire Insurance Company
8/31/2012	K08393266	25,000.00	Westchester Fire Insurance Company
10/22/2012	K08393394	21,589.00	Westchester Fire Insurance Company
12/28/2012	K08490284	10,000.00	Westchester Fire Insurance Company
12/7/2012	K08490296	3,000.00	Westchester Fire Insurance Company
7/1/2012	M217105	44,600.00	ACE INA Insurance
2/28/2013	16,002,640	1,000.00	Liberty Mutual Insurance Company
10/31/2012	16,006,872	2,000.00	Liberty Mutual Insurance Company
7/31/2012	16,018,390	20,000.00	Liberty Mutual Insurance Company
5/1/2013	16,018,398	2,601.00	Liberty Mutual Insurance Company
5/31/2013	16,018,409	6,000.00	Liberty Mutual Insurance Company
10/14/2012	16,018,465	2,000.00	Liberty Mutual Insurance Company
11/30/2012	16,028,664	6,000.00	Liberty Mutual Insurance Company
5/2/2013	16,031,508	57,000.00	Liberty Mutual Insurance Company
5/2/2013	16,031,509	1,000.00	Liberty Mutual Insurance Company
11/17/2012	16,031,548	6,800.00	Liberty Mutual Insurance Company
5/21/2013	90,421,004	100,000.00	Liberty Mutual Insurance Company
3/23/2013	110,308,007	100,000.00	Westchester Fire Insurance Company
7/29/2012	K08392997	10,000.00	Westchester Fire Insurance Company
8/18/2012	K08393023	3,000.00	Westchester Fire Insurance Company
6/16/2013	100,514,004	100,000.00	Westchester Fire Insurance Company
6/30/2012	139,010	4,073,173.00	Berkley Regional Insurance Company
12/31/2012	139,011	85,449.54	Berkley Regional Insurance Company
12/31/2012	139,012	108,584.90	Berkley Regional Insurance Company
12/31/2012	142,542	138,330.00	Berkley Regional Insurance Company
12/31/2012	142,557	3,000,000.00	Berkley Regional Insurance Company
12/31/2012	142,558	64,924.00	Berkley Regional Insurance Company
4/21/2013	148,259	950,354.38	Berkley Regional Insurance Company
9/23/2012	148,275	507,000.00	Berkley Regional Insurance Company
12/31/2012	148,281	197,000.00	Berkley Regional Insurance Company
11/20/2012	148,282	632,875.00	Berkley Regional Insurance Company
11/3/2012	148,283	920,621.00	Berkley Regional Insurance Company
11/3/2012	148,284	420,158.05	Berkley Regional Insurance Company
9/7/2012	148,285	1,000.00	Berkley Regional Insurance Company
11/20/2012	148,286	46,000.00	Berkley Regional Insurance Company
6/17/2013	148,291	1,000,000.00	Berkley Regional Insurance Company
5/5/2013	16,002,554	100,000.00	Liberty Mutual Insurance Company

1/23/2013	16,007,610	120,000.00	Liberty Mutual Insurance Company
12/31/2014	16,008,641	5,000.00	Liberty Mutual Insurance Company
12/31/2014	16,008,642	5,000.00	Liberty Mutual Insurance Company
10/15/2012	16,018,396	5,000.00	Liberty Mutual Insurance Company
11/20/2012	16,018,476	1,000.00	Liberty Mutual Insurance Company
11/20/2012	16,018,478	785.00	Liberty Mutual Insurance Company
11/20/2012	16,018,480	1,000.00	Liberty Mutual Insurance Company
11/20/2012	16,018,481	100,000.00	Liberty Mutual Insurance Company
6/30/2013	16,018,483	1,000.00	Liberty Mutual Insurance Company
11/20/2012	16,018,485	1,000.00	Liberty Mutual Insurance Company
11/20/2012	16,028,623	11,751.00	Liberty Mutual Insurance Company
11/20/2012	16,028,624	10,000.00	Liberty Mutual Insurance Company
11/20/2012	16,028,625	10,000.00	Liberty Mutual Insurance Company
11/20/2012	16,028,636	1,594.00	Liberty Mutual Insurance Company
11/20/2012	16,028,639	47,474.60	Liberty Mutual Insurance Company
11/20/2012	16,028,646	333,841.00	Liberty Mutual Insurance Company
12/1/2012	16,028,647	10,000.00	Liberty Mutual Insurance Company
11/20/2012	16,028,701	50,000.00	Liberty Mutual Insurance Company
11/20/2012	16,028,702	3,000.00	Liberty Mutual Insurance Company
11/20/2012	16,028,703	20,000.00	Liberty Mutual Insurance Company
6/30/2012	16,028,704	5,000.00	Liberty Mutual Insurance Company
10/30/2012	16,028,707	50,000.00	Liberty Mutual Insurance Company
11/20/2012	16,028,708	1,600.00	Liberty Mutual Insurance Company
11/9/2012	16,028,933	40,576.00	Liberty Mutual Insurance Company
12/31/2008	16,033,009	4,706.09	Liberty Mutual Insurance Company
12/31/2012	16,036,765	100,000.00	Liberty Mutual Insurance Company
5/2/2012	16,036,821	1,000.00	Liberty Mutual Insurance Company
5/2/2012	16,036,822	1,000.00	Liberty Mutual Insurance Company
5/24/2013	16,036,823	1,400.00	Liberty Mutual Insurance Company
6/3/2013	16,036,824	50,000.00	Liberty Mutual Insurance Company
4/4/2013	16,036,836	100,000.00	Liberty Mutual Insurance Company
3/15/2013	16,042,457	449,766.19	Liberty Mutual Insurance Company
7/1/2013	16,044,693	400,000.00	Liberty Mutual Insurance Company
12/31/2012	16,046,818	2,500.00	Liberty Mutual Insurance Company
12/31/2012	16,046,819	2,500.00	Liberty Mutual Insurance Company
12/31/2012	16,046,820	2,500.00	Liberty Mutual Insurance Company
12/31/2012	16,046,821	2,500.00	Liberty Mutual Insurance Company
12/31/2012	16,046,822	2,500.00	Liberty Mutual Insurance Company
12/31/2012	16,046,823	2,500.00	Liberty Mutual Insurance Company
12/31/2012	16,046,824	2,500.00	Liberty Mutual Insurance Company
12/31/2012	16,046,825	2,500.00	Liberty Mutual Insurance Company
12/31/2012	16,046,826	2,500.00	Liberty Mutual Insurance Company
2/3/2013	16,046,893	17,940.00	Liberty Mutual Insurance Company
12/31/2012	16,050,227	2,500.00	Liberty Mutual Insurance Company
12/31/2012	162,579	5,000.00	Berkley Regional Insurance Company
11/30/2012	162,584	1,000,000.00	Berkley Regional Insurance Company
4/14/2013	100,310,009	150,000.00	Westchester Fire Insurance Company
4/21/2013	100,407,013	200,000.00	Westchester Fire Insurance Company
4/28/2013	100,414,003	100,000.00	Westchester Fire Insurance Company
3/17/2013	110,209,004	100,000.00	Westchester Fire Insurance Company

5/31/2013	110,419,040	300,000.00	Westchester Fire Insurance Company
5/11/2013	120,402,009	22,900,000.00	Westchester Fire Insurance Company
2/10/2012	167/98	313,119.50	Tecniseguros Cia Ltd
12/1/2012	2,232,477	136,104.40	ACE Seguros SA
12/31/2012	K08287727	2,500.00	Westchester Fire Insurance Company
12/31/2012	K08287739	2,500.00	Westchester Fire Insurance Company
9/30/2012	K0828796A	885,000.00	Westchester Fire Insurance Company
12/31/2012	K08288008	1,131,473.45	Westchester Fire Insurance Company
9/2/2012	K0834484A	76,709.00	Westchester Fire Insurance Company
3/23/2013	K08345090	1,795,000.00	Westchester Fire Insurance Company
3/17/2013	K08345405	7,710,000.00	Westchester Fire Insurance Company
3/26/2013	K08345442	428,303.00	Westchester Fire Insurance Company
6/30/2013	K08392912	297,971.00	Westchester Fire Insurance Company
1/1/2013	K08392924	8,700.00	Westchester Fire Insurance Company
8/31/2012	K08393035	39,333.33	Westchester Fire Insurance Company
9/30/2012	K08393047	1,000.00	Westchester Fire Insurance Company
9/30/2012	K08393059	1,000.00	Westchester Fire Insurance Company
9/30/2012	K08393060	1,000.00	Westchester Fire Insurance Company
9/30/2012	K08393072	1,000.00	Westchester Fire Insurance Company
9/23/2012	K08393199	1,432,005.00	Westchester Fire Insurance Company
12/1/2012	K08393205	114,608.56	Westchester Fire Insurance Company
10/6/2012	K08393217	1,000.00	Westchester Fire Insurance Company
10/6/2012	K08393229	1,000.00	Westchester Fire Insurance Company
10/6/2012	K08393230	1,000.00	Westchester Fire Insurance Company
10/6/2012	K08393242	1,000.00	Westchester Fire Insurance Company
12/31/2012	K08490272	1,000.00	Westchester Fire Insurance Company
1/31/2013	K08490302	1,000.00	Westchester Fire Insurance Company
12/31/2012	K08490314	20,500.00	Westchester Fire Insurance Company
2/22/2013	K08495270	2,582,391.65	Westchester Fire Insurance Company
7/8/2012	K08509189	9,000.00	Westchester Fire Insurance Company
12/31/2013	K08529358	500,000.00	Westchester Fire Insurance Company
3/31/2013	K08529449	1,000.00	Westchester Fire Insurance Company
6/23/2013	K08529450	100,000.00	Westchester Fire Insurance Company
8/24/2012	K08529565	38,150.00	Westchester Fire Insurance Company
9/14/2012	K08600776	38,150.00	Westchester Fire Insurance Company
9/26/2012	K08600818	16,000.00	Westchester Fire Insurance Company
9/29/2012	K08600843	8,122.00	Westchester Fire Insurance Company
10/18/2012	K08600946	22,221.00	Westchester Fire Insurance Company
11/29/2012	K08601021	10,000.00	Westchester Fire Insurance Company
1/27/2013	K08649601	60,000.00	Westchester Fire Insurance Company
3/12/2013	K08649662	120,000.00	Westchester Fire Insurance Company
1/24/2013	M216953	25,000.00	ACE INA Insurance
1/13/2013	M216956	1,000,000.00	ACE INA Insurance
7/26/2012	M216924	75,000.00	ACE INA Insurance
10/10/2012	M216937	20,000.00	ACE INA Insurance
11/30/2012	16,033,004	3,805.60	Liberty Mutual Insurance Company
12/31/2012	16,033,008	4,644.78	Liberty Mutual Insurance Company
1/1/2009	16,033,010	2,555.00	Liberty Mutual Insurance Company
7/13/2009	16,033,011	24,249.40	Liberty Mutual Insurance Company
3/1/2009	16,033,014	3,786.60	Liberty Mutual Insurance Company

12/31/2008	16,033,015	485.00	Liberty Mutual Insurance Company
1/19/2007	16,033,019	2,717.46	Liberty Mutual Insurance Company
1/19/2007	16,033,020	2,709.12	Liberty Mutual Insurance Company
12/31/2008	16,033,022	3,330.00	Liberty Mutual Insurance Company
6/18/2010	16,036,607	4,381.00	Liberty Mutual Insurance Company
6/18/2008	16,036,610	3,825.94	Liberty Mutual Insurance Company
6/18/2009	16,036,614	1,508.37	Liberty Mutual Insurance Company
12/31/2009	16,036,659	1,277.00	Liberty Mutual Insurance Company
12/31/2009	16,036,665	1,602.52	Liberty Mutual Insurance Company
12/31/2009	16,036,681	21,919.62	Liberty Mutual Insurance Company
10/27/2010	16,037,841	32,964.00	Liberty Mutual Insurance Company
8/31/2012	16,037,843	2,778.35	Liberty Mutual Insurance Company
12/31/2011	16,037,856	3,502.30	Liberty Mutual Insurance Company
12/31/2011	16,037,857	4,145.69	Liberty Mutual Insurance Company
12/31/2011	16,037,858	5,218.74	Liberty Mutual Insurance Company
12/31/2011	16,037,859	4,771.37	Liberty Mutual Insurance Company
12/31/2011	16,037,860	468.78	Liberty Mutual Insurance Company
11/24/2012	142,534	60,000.00	Berkley Regional Insurance Company
6/30/2013	142,537	1,143,250.00	Berkley Regional Insurance Company
12/2/2012	142,540	20,000.00	Berkley Regional Insurance Company
2/19/2013	142,560	556,600.00	Berkley Regional Insurance Company
4/30/2013	142,564	36,000.00	Berkley Regional Insurance Company
5/31/2013	16,002,586	5,000.00	Liberty Mutual Insurance Company
7/13/2013	16,006,933	25,000.00	Liberty Mutual Insurance Company
10/1/2012	16,006,947	5,000.00	Liberty Mutual Insurance Company
11/20/2012	16,018,484	1,000.00	Liberty Mutual Insurance Company
11/20/2012	16,018,488	1,500.00	Liberty Mutual Insurance Company
4/4/2013	16,036,837	97,761.00	Liberty Mutual Insurance Company
4/4/2013	16,036,838	16,667.00	Liberty Mutual Insurance Company
12/29/2012	21,120,005	500,000.00	Liberty Mutual Insurance Company
7/1/2012	K08393175	2,000,000.00	Westchester Fire Insurance Company
9/23/2012	K08393187	2,000,000.00	Westchester Fire Insurance Company
11/10/2012	90,917,003	100,000.00	Westchester Fire Insurance Company
11/19/2012	90,917,004	100,000.00	Westchester Fire Insurance Company

Schedule 6.08

TRANSACTIONS WITH AFFILIATES

None.